UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

George W. Buckley
Executive Chairman of the Board

Inge G. Thulin
President and
Chief Executive Officer

March 21, 2012

Dear Stockholder:

        We are pleased to invite you to attend 3M's Annual Meeting of Stockholders, which will be held on Tuesday, May 8, 2012, at 10:00 a.m., Central Daylight Time at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. We will report on Company operations and discuss our future plans. There will also be time for your questions and comments.

        The fine attendance of our stockholders at Annual Meetings over the years has been very helpful in maintaining good communication. We sincerely hope you will be able to join us. Your attendance cards to the Annual Meeting are located on the back cover of this Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or, if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2012 ANNUAL MEETING AND PROXY STATEMENT

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3M COMPANY

3M Center, St. Paul, Minnesota 55144

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Tuesday, May 8, 2012
PLACE	RiverCentre 175 West Kellogg Boulevard St. Paul, Minnesota 55102
ITEMS OF BUSINESS	(1)	Elect the ten directors identified in this Proxy Statement, each for a term of one year.
	(2)	Ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2012.
	(3)	Advisory approval of executive compensation.
	(4)	Approve the 2012 Amended and Restated General Employees Stock Purchase Plan.
	(5)	Approve the amended 2008 Long-Term Incentive Plan.
	(6)	Consider three stockholder proposals, if properly presented at the meeting. See the Table of Contents for a description of the stockholder proposals.
	(7)	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
ANNUAL REPORT
Our 2011 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the E-Proxy Notice, or previously consented to the electronic delivery of proxy materials.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 9, 2012.
MEETING ADMISSION
An admission ticket or proof of ownership of 3M stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is included on the back cover of this proxy statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please refer to the section entitled "Annual Meeting Admission" on page 1 for further details.
VOTING
For instructions on voting, please refer to the instructions on the E-Proxy Notice you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

GREGG M. LARSON Deputy General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2012: The Notice of Annual Meeting, Proxy Statement, and the 2011 Annual Report are available at www.proxyvote.com. Enter the 12-digit control number located in the box next to the arrow on the E-Proxy Notice or proxy card to view these materials.

THIS PROXY STATEMENT AND PROXY CARD, OR THE E-PROXY NOTICE, ARE BEING DISTRIBUTED ON OR ABOUT MARCH 21, 2012.

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PROXY STATEMENT

        The Board of Directors (the "Board") of 3M Company, a Delaware corporation ("3M" or the "Company") is soliciting proxies for the Company's Annual Meeting of Stockholders. You are receiving a Proxy Statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy you can vote, whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this Proxy Statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect the directors identified in this Proxy Statement and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

        Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of 3M stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is on the back of this Proxy Statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. Tickets are also available on the Internet voting site — www.proxyvote.com. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

 Information about the Notice of Internet Availability of Proxy Materials

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  Why did I receive the Notice of Internet Availability of the proxy materials ("E-Proxy Notice") and not the printed proxy materials?

    This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

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  Why didn't I receive the E-Proxy Notice in the mail?

    We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice.

    In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the Web site where those materials are available and a link to the proxy voting Web site.

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  How do I view the proxy materials online?

    Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice. (See example below — the information in the box is an example only — your number will be different and is unique to you).

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  What if I still prefer to receive a paper copy of the proxy materials?

    You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow (see example above — the information in the box is an example only — your number will be different and is unique to you).

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    By INTERNET at www.proxyvote.com;

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    By TELEPHONE, toll-free at 800-579-1639; or

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    By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

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  Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

    You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the Web site where those materials are available and a link to the proxy voting Web site. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

        Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back your vote will not count.

        For more information about the E-Proxy, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 9, 2012, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 694,737,189 shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M's Transfer Agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the E-Proxy Notice, or if you requested, these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is the stockholder of record. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

        The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares as indicated below.

	Proposals:	The Board's Voting Recommendations:

1.	The election of the ten directors identified in this Proxy Statement.	"FOR" each nominee to the Board

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2012.	"FOR"

3.	Advisory approval of executive compensation.	"FOR"

4.	Approval of the 2012 Amended and Restated General Employees Stock Purchase Plan.	"FOR"

5.	Approval of the amended 2008 Long-Term Incentive Plan.	"FOR"

6.	Stockholder proposal on lobbying.	"AGAINST"

7.	Stockholder proposal to prohibit political spending from corporate treasury funds.	"AGAINST"

8.	Stockholder proposal on independent board chairman.	"AGAINST"

        Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — George W. Buckley, Gregg M. Larson, David W. Meline, and Inge G. Thulin — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

 Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement

        Quorum — The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Broker Vote — Under New York Stock Exchange (NYSE) Rule 452, brokers are permitted to vote their clients' shares in "routine" matters (such as ratification of auditors) so long as the beneficial owner of those shares had not provided voting instructions to the broker at least ten days before a stockholder meeting. Previously, the NYSE had considered uncontested director elections to be routine, but the SEC approved amendments to NYSE Rule 452, effective January 1, 2010, to change uncontested director elections from "routine" to "non-routine." In September 2010, the SEC approved additional amendments to NYSE Rule 452 to provide that executive compensation matters, including say-on-pay, say-on-frequency of say-on-pay, and say-on golden-parachutes, are non-routine matters. As a result of these rule changes, brokers are prohibited from voting in director elections and on these executive compensation matters without specific instructions from beneficial owners.

        If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your bank, broker, or other holder of record is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, even if the record holder does not receive voting instructions from you.

        Election of Directors — In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the Company's stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to the procedures described above shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        All Other Proposals — The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Proposals Nos. 2 through 8. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote "AGAINST". In addition, on Proposals 4 and 5, at least a majority of outstanding shares must vote on the proposal (by voting for or against or by abstaining), and a majority of those votes must be cast "FOR" the proposal, in order for it to be approved. The stockholder proposals are presented as requests to the Board to take action.

Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot, or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your E-Proxy Notice or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 10:59 p.m. (Central Daylight Time) on May 7, 2012. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m. (Central Daylight Time) on May 3, 2012.

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  VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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  VOTE BY TELEPHONE — 1-800-690-6903 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice in hand when you call and then follow the instructions.

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  VOTE BY MAIL — You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 7, 2012 (by May 3, 2012 for participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan), to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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  VOTE IN PERSON — If you are a stockholder of record, you may grant your proxy to 3M or vote in person at the Annual Meeting by requesting a ballot at the meeting.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

        In the election of directors, you may vote "FOR" or "AGAINST" one or more of the nominees or you may "ABSTAIN". For Proposals Nos. 2 through 8, you may vote "FOR", "AGAINST", or "ABSTAIN", except that if you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in "Stockholders Entitled to Vote" beginning on page 2.

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company's Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

        We will announce preliminary voting results for those items of business properly presented at the meeting and disclose the preliminary results for those items (or final results if available) in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting date. A news release with voting results will also be available on our Web site at www.3M.com/profile/pressbox/index.jhtml.

 Delivery of Documents to Stockholders Sharing an Address

        Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to the following Web site: www.proxyvote.com, or by e-mail at sendmaterial@proxyvote.com, or in writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if your household received multiple sets of proxy materials this year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentence.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 7:45 a.m. and 4:30 p.m. (Central Time), at our principal executive offices at 3M Center, Building 220-13E-34, St. Paul, Minnesota 55144-1000, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our Transfer Agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the Certificate of Incorporation, Bylaws, charters of the Board committees, and Code of Business Conduct and Ethics, provide the framework for the governance of the Company. The Board's Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines, the Certificate of Incorporation, Bylaws, charters of the Board committees, and Code of Business Conduct and Ethics are available on our Web site at www.3M.com, under Investor Relations — Corporate Governance.

Executive Sessions

        Independent directors regularly meet in executive sessions without the Chairman and CEO or other members of management present to review the criteria upon which the performance of the Chairman and CEO is based, to review the performance of the Chairman and CEO against those criteria, to ratify the compensation of the Chairman and CEO as approved by the Compensation Committee, and to discuss any other relevant matters.

Board's Leadership Structure

        On February 8, 2012, the Board announced that Inge G. Thulin would succeed George W. Buckley as President and Chief Executive Officer effective February 24, 2012. To help ensure a smooth transition, the Board asked Mr. Buckley to continue to serve as Executive Chairman of the Board through the Annual Meeting on May 8, 2012. The Board also announced their intention to elect Mr. Thulin as Chairman of the Board effective May 8, 2012, upon his election for a one-year term as a director by stockholders at the 2012 Annual Meeting.

        After the Annual Meeting, the Board's leadership structure will be characterized by:

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  a combined Chairman of the Board and CEO;

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  a strong, independent, and highly experienced Lead Director with well-defined responsibilities that support the Board's oversight responsibilities;

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  a robust Committee structure comprised entirely of independent directors with oversight of various types of risks; and

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  an engaged and independent Board.

        The Board believes that this leadership structure, once it is implemented again following the Annual Meeting, will provide independent board leadership and engagement while deriving the benefit of having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company's day-to-day operations and with in-depth knowledge and understanding of the Company, he will be best positioned, following the transition period, to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this combined structure will provide independent oversight while avoiding unnecessary confusion regarding the Board's oversight responsibilities and the day-to-day management of business operations.

        The Board of Directors believes it is fundamentally wrong to permanently and inflexibly separate or combine the positions of Chairman of the Board and Chief Executive Officer (CEO). To do so prevents the Board from acting in the stockholders' best interests when selecting future Board leadership, as it has done in connection with the leadership transition announced in February. The Board rejected permanently separating or combining the positions of Chairman and CEO in its Corporate Governance

Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders' best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

        The Board believes that the Company's corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company's management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, that (i) independent directors comprise a substantial majority of the Board; (ii) directors are elected annually with majority vote standard in uncontested director elections; (iii) only independent directors serve on the Audit, Compensation, Finance, and Nominating and Governance Committees; (iv) the committee chairs establish their respective agendas; (v) the Board and committees may retain their own advisors; (vi) the independent directors have complete access to management and employees; (vii) the independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and (viii) the Board and each committee regularly conduct a self-evaluation to determine whether it and its committees function effectively. The Board has also designated one of its members to serve as Lead Director, with responsibilities (described in the next section) that are similar to those typically performed by an independent chairman.

        The Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M's traditions and values, the CEO must have maximum authority to be effective. The CEO is primarily responsible for effectively leading significant change, improving operational efficiency, driving growth, managing the Company's day-to-day business, managing the various risks facing the Company, and reinforcing the expectation for all employees of continuing to build on 3M's century-old tradition of uncompromising honesty and integrity.

Lead Independent Director

        The 3M Board of Directors has designated one of its members to serve as a Lead Director, with responsibilities that are similar to those typically performed by an independent chairman ("Lead Director"). Dr. Vance Coffman was appointed Lead Director by the independent directors in 2006 and continues to serve as Lead Director. Dr. Coffman is a highly experienced director, currently serving on the boards of Amgen Inc. and Deere & Company, and former Chairman and CEO of Lockheed Martin Corporation. His responsibilities include, but are not limited to, the following:

  •
  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  Acts as a key liaison between the Chairman/CEO and the independent directors;

  •
  Approves the meeting agendas for the Board, and approves the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  Provides input into the materials to be delivered to the directors in advance of each Board meeting and provides feedback regarding the quality, quantity, and timeliness of those materials;

  •
  Has the authority to call meetings of the independent directors;

  •
  Communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO);

  •
  If requested by major stockholders, ensures that he is available, when appropriate, for consultation and direct communication; and

  •
  Performs such other duties as requested by the independent directors.

Communication with Directors

        The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, or all of them as a group, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000.

Director Independence

        The Board of Directors has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, the full text of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Guidelines also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between the Company and directors or any member of a director's immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for each of the directors, Linda G. Alvarado, Herbert L. Henkel, Edward M. Liddy, and Robert J. Ulrich, the annual amount of sales to 3M by the company where she or he serves (or served) as an executive officer, and purchases by that company from 3M, and determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the threshold set forth in our Director Independence Guidelines.

        As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Linda G. Alvarado, Vance D. Coffman, Michael L. Eskew, W. James Farrell, Herbert L. Henkel, Edward M. Liddy, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. The Board has also determined that no members of the Audit Committee received any compensation from the Company other than directors' fees. George W. Buckley, Executive Chairman of the Board, and Inge G. Thulin, President and Chief Executive Officer, are considered to not be independent because of their employment by the Company.

 Director Nomination Process

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee (the "Committee") identifies individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee seeks to identify individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and may recommend one or more of such individuals for appointment to the Board.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the proposed nominee to:

  Corporate Secretary
  3M Company
  3M Center
  Building 220-13E-34
  St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2013 Annual Meeting, the Corporate Secretary must receive the proposal by November 21, 2012. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Stockholder Nominations

        In addition, 3M's Bylaws permit stockholders to nominate directors at an Annual Meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's Bylaws. With respect to nominations to be acted upon at our 2013 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than January 8, 2013, and no later than February 7, 2013. The notice must contain the information required by the Bylaws, a copy of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Nominations received after February 7, 2013, will not be acted upon at the 2013 Annual Meeting.

Board Membership Criteria

        The Committee periodically reviews with the Board the requisite skills and characteristics of its members. 3M's Corporate Governance Guidelines contain Board Membership Criteria that apply to nominees for a position on 3M's Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee's and the Board's assessment of Board candidates includes, but is not limited to, consideration of:

  (i)
  Roles and contributions valuable to the business community;

  (ii)
  Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

  (iii)
  Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government, and the like; and

  (iv)
  Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in fields such as business, manufacturing, technology, finance and accounting, marketing, international business, government, or other areas of expertise, and assess the nominee's impact on Board dynamics and effectiveness.

Diversity

        The Board of Directors values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity which exists in its composition provides significant benefit to the Board and the Company. Although there is no specific policy on diversity, the Committee considers the Board Membership Criteria in selecting nominees for directors, including "diversity of background." Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience.

Identification, Evaluation, and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee. The Committee retained SpencerStuart in 2011 to help identify future board candidates.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the Board Membership Criteria described above then in effect and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

 Board's Role in Risk Oversight

        The Board has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing the Company. The charter provides that the Audit Committee shall "discuss policies and procedures with respect to risk assessment and risk management, the Company's major risk exposures and the steps management has taken to monitor and mitigate such exposures."

        The Vice President and General Auditor, Corporate Auditing ("Auditor"), whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct access to the Audit Committee, is responsible for leading the formal risk assessment and management process within the Company. The Auditor, through consultation with the Company's senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Auditor periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Auditor's risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the Chair of the Audit Committee or the Auditor. The executive responsible for managing a particular risk may also report to the full Board on how the risk is being managed and mitigated.

        While the Board's primary oversight of risk is with the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees the risks associated with the Company's compensation practices, including an annual review of the Company's risk assessment of its compensation policies and practices for its employees. The Finance Committee oversees risks associated with the Company's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, and the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. The Nominating and Governance Committee oversees the risks associated with the Company's overall governance and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members. The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company's management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of the Company, is best able to bring key business issues and risks to the Board's attention.

3M Business Conduct Policies

        More than a century of operating with honesty and integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M's business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a companywide focus on uncompromising honesty and integrity in every aspect of our operations. Our business conduct policies cover many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the business conduct policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M's Web site at http://www.3m.com/busconducttrain/.

        The Board of Directors has adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company's business and the activities of the Board are conducted with integrity, adherence to the highest ethical standards, and in compliance with the law.

        The Company's Business Conduct Policies for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Corporate Governance.

Related Person Transaction Policy and Procedures

        The Board of Directors has adopted a written Related Person Transaction Policy which is administered by the Nominating and Governance Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person (as that term is defined in the Policy) has a direct or indirect material interest. Under the Policy, Company management will determine whether a transaction meets the requirements of an Interested Transaction (as that term is defined in the Policy) requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee shall consider:

  1.
  the nature of the Related Person's interest in the transaction;

  2.
  the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  3.
  the significance of the transaction to the Related Person;

  4.
  the significance of the transaction to the Company;

  5.
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  6.
  any other matters the Committee deems appropriate.

        Any Committee member who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Policy on Adoption of a Rights Plan

        In 2002 and 2003, a 3M stockholder submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders' rights plan (also known as a "poison pill"). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would be necessary to give the Board the negotiating power and leverage to obtain the best result for 3M stockholders in the context of a takeover effort.

        Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board has adopted and reaffirmed a statement of policy on this topic. The Board's policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M's stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.

        The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, are included in 3M's published Corporate Governance Guidelines and its Proxy Statement.

BOARD AND COMMITTEE MEMBERSHIP

        The Board currently has eleven directors and the following four Committees: Audit, Compensation, Finance, and Nominating and Governance. The membership during 2011 and the function of each Committee are described below.

        During 2011, the Board of Directors had ten directors and held six regularly scheduled meetings and two telephonic meetings. Overall attendance at Board and committee meetings was 99 percent. Eight directors attended 100 percent and two directors each attended approximately 95 percent of the meetings of the Board and Board committees on which they served in 2011.

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Stockholders.

        The Board and each Committee conducted an evaluation of their performance in 2011.

Name of Non-Employee Director	Audit	Compensation	Finance	Nominating and Governance

Linda G. Alvarado	X		X

Vance D. Coffman		X *		X

Michael L. Eskew	X		X *

W. James Farrell	X		X

Herbert L. Henkel	X *			X

Edward M. Liddy		X		X

Robert S. Morrison		X		X *

Aulana L. Peters		X	X

Robert J. Ulrich		X		X

X = Committee Member; * = Chair

Audit Committee

        In 2011, the Audit Committee met eight times. The Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent registered public accounting firm (the "Independent Accounting Firm"), the performance of the Company's internal auditing department, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews the Company's annual audited and quarterly consolidated financial statements;

  •
  Reviews the Company's financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

  •
  Reviews and discusses with management and the Independent Accounting Firm the Company's internal controls report and the Independent Accounting Firm's audit of internal controls over financial reporting;

  •
  By delegation to the chair, reviews earnings press releases prior to issuance;

  •
  Appoints, oversees, and approves compensation of the Independent Accounting Firm;

  •
  Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permissible non-audit services provided by the Independent Accounting Firm;

  •
  Reviews findings and recommendations of the Independent Accounting Firm and management's response to the recommendations of the Independent Accounting Firm;

  •
  Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

  •
  Periodically obtain reports from the Company's Chief Compliance Officer, who has direct reporting obligations to the Committee, on compliance, and at least annually, on the implementation and effectiveness of the Company's compliance and ethics program.

        The Board of Directors has determined that all of the Audit Committee members are "independent," "financially literate," and have "accounting or related financial management expertise" under the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members — Herbert L. Henkel (chair), Linda G. Alvarado, Michael L. Eskew, and W. James Farrell — are "audit committee financial experts" as that term is defined by applicable SEC regulations. The charter of the Audit Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Compensation Committee

        In 2011, the Compensation Committee met eight times. The Committee reviews the Company's compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the SEC's disclosure rules for executive compensation, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews disclosures in the Company's Proxy Statement regarding advisory votes on executive compensation and the frequency of such votes;

  •
  Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;

  •
  Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

  •
  Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;

  •
  Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;

  •
  Reviews and makes recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company;

  •
  Annually reviews a risk assessment of the Company's compensation policies and practices for its employees; and

  •
  Periodically reviews human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities.

        The Board of Directors has determined that all Compensation Committee members are "independent" under the New York Stock Exchange listing standards. The Board has also determined that each Compensation Committee member qualifies as a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 and that each member (except Robert S. Morrison due to his service in 2005 as interim CEO), qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code. As a result, Mr. Morrison may participate in the discussion, but cannot vote on the Committee's decisions involving performance-based compensation. The charter of the Compensation Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Finance Committee

        In 2011, the Finance Committee met five times. The Committee assists the Board with its oversight of the Company's financial structure, including its overall capital structure, sources and uses of funds, the Company's financial condition and capital strategy, and financial risk management. In addition, the Committee:

  •
  Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company's stock, such as stock splits in the form of a stock dividend;

  •
  Reviews and recommends for approval by the Board the repurchase of the Company's stock;

  •
  Reviews and recommends for approval by the Board the Company's short- and long-term borrowings;

  •
  Reviews and recommends for approval by the Board the registration and issuance of the Company's debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

  •
  Periodically reviews the Company's ratings from credit rating agencies;

  •
  Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;

  •
  Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;

  •
  Reviews and evaluates any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices, and interest rates;

  •
  Periodically reviews the Company's insurance coverage; and

  •
  Periodically reviews the funding of the Company's pension and other benefit plans.

        The Board of Directors has determined that all Finance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Finance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Nominating and Governance Committee

        In 2011, the Nominating and Governance Committee met five times. The Committee establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its Committees, and periodically reviews CEO and management succession plans. In addition, the Committee:

  •
  Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board, including stockholder nominees for director (submitted in accordance with the Company's Bylaws). The Committee considers all candidates in light of the Board membership criteria adopted by the Board of Directors;

  •
  Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, Board membership criteria, frequency of meetings, and recommends to the Board changes in compensation for nonemployee directors;

  •
  Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

  •
  Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

  •
  Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;

  •
  Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its Committees and oversees the process;

  •
  Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions;

  •
  Periodically reviews the corporate contribution program and the activities of the 3M Foundation; and

  •
  Periodically reviews the Company's positions and engagement on important public policy issues affecting its business, including the political contributions of 3M and its Political Action Committee.

        The Board of Directors has determined that all Nominating and Governance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee directors. In developing its recommendations, the Committee is guided by the following goals: compensation should fairly pay directors for work required in a company of 3M's size and scope, a significant portion of the total compensation should be paid in common stock to align directors' interests with the long-term interests of stockholders, and the structure of the compensation should be simple and transparent. Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of nonemployee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Nonemployee directors' compensation includes the following compensation elements:

        Annual Compensation — In May 2011, the Nominating and Governance Committee considered a board compensation study prepared by Frederic W. Cook & Co., Inc. As a result of that study, the Committee recommended and the Board approved an increase of $20,000 in the annual compensation for nonemployee directors from $225,000 to $245,000 effective January 1, 2011. The increase was allocated equally between the annual cash retainer (from $105,000 to $115,000) and the annual stock retainer (from $120,000 to $130,000). Approximately 47 percent of the annual compensation (or $115,000) is payable in cash in four quarterly installments and approximately 53 percent of the annual compensation (or $130,000) is payable in common stock after the Annual Meeting. In addition, the Committee recommended and the Board approved a $5,000 increase (from $15,000 to $20,000) in the additional annual fees payable to the chairs of the Audit and Compensation Committees, and approved an additional annual fee of $25,000 payable to the Lead Director. The chairs of the Finance and Nominating and Governance Committees each receive an additional annual fee of $15,000. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Each nonemployee director may voluntarily defer all or part of their annual cash fees or stock award until they cease to be members of the Board.

          Deferred Stock — For directors who have made an election to defer their annual stock award or annual cash fees into a common stock equivalents account ("Deferred Stock"), the Company shall credit their account with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter using the closing price of 3M common stock on the New York Stock Exchange on the last business day immediately preceding such date. 3M common stock equivalents having a value equal to dividends paid on 3M common stock shall be credited to such an account on each dividend payment date. The share equivalents shall be determined by using the closing price of 3M common stock on the New York Stock Exchange on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends in other than cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board in a lump sum or up to ten annual installments pursuant to their deferral elections.

        All Other Compensation — The column below showing "All Other Compensation" includes matching gifts. The nonemployee directors are eligible to participate in the Company's matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $10,000 a year in contributions by the director to eligible institutions of higher education.

        The total 2011 compensation of our nonemployee directors is shown in the following table:

Nonemployee Directors	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Linda G. Alvarado	115,000	130,000	—	245,000

Vance D. Coffman*	160,000	130,000	10,000	300,000

Michael L. Eskew*	130,000	130,000	—	260,000

W. James Farrell	115,000	130,000	—	245,000

Herbert L. Henkel*	135,000	130,000	—	265,000

Edward M. Liddy	115,000	130,000	—	245,000

Robert S. Morrison*	130,000	130,000	10,000	270,000

Aulana L. Peters	115,000	130,000	7,500	252,500

Robert J. Ulrich	115,000	130,000	—	245,000

*
Committee Chair

(1)
This column reports the amount of all fees earned or paid in cash for services as a director.

(2)
This column represents the grant date fair value of the stock awards made in 2011, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The Company does not grant stock options to nonemployee directors except that Robert S. Morrison has 92,632 fully-vested stock options outstanding, which were previously granted to him as interim Chairman of the Board and Chief Executive Officer of the Company from June 30 to December 6, 2005. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3)
This column includes participation in the Company's matching gift program with Vance D. Coffman and Robert S. Morrison participating at the $10,000 level, and Aulana L. Peters participating at the $7,500 level.

        Stock Ownership Guidelines.    The Board requires that each director retain the stock portion (currently valued at $130,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled "Information on Stock Ownership of Directors and Executive Officers."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF THE TEN DIRECTORS IDENTIFIED IN THIS PROXY STATEMENT

        At the 2012 Annual Meeting, ten directors are to be elected to hold office until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified. All nominees are presently 3M directors who were elected by stockholders at the 2011 Annual Meeting, except for Inge G. Thulin who was elected to the Board in February 2012. After a thorough succession planning process, the Board announced on February 8, 2012, that Inge G. Thulin would succeed George W. Buckley as President and Chief Executive Officer effective February 24, 2012. To help ensure a smooth transition, the Board asked Mr. Buckley to continue to serve as Executive Chairman of the Board through the Annual Meeting on May 8, 2012. The Board also announced their intention to elect Mr. Thulin as Chairman of the Board effective May 8, 2012, upon his election for a one-year term as a director by stockholders at the 2012 Annual Meeting. Mr. Buckley is not standing for reelection at the 2012 Annual Meeting and will retire from the Board when his current term expires at the upcoming Annual Meeting and will retire from the Company on June 1, 2012. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

        The Nominating and Governance Committee reviewed the Board Membership Criteria (described in the section of the Proxy Statement entitled "Director Nomination Process") and the specific experience, qualifications, attributes, and skills of each nominee, including membership(s) on the board of directors of other public companies. The following pages contain biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, all of our Directors serve or have served on boards and board committees (including as committee chairs) of other public companies, which the Board believes provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Nominees for Director:

Linda G. Alvarado, 60, President and Chief Executive Officer, Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development company. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting and design/build development firm conducting business across the United States and internationally.
Director since: 2000
 Other current directorships: Pitney Bowes, Inc.
 Other directorships in the past five years: Lennox International Inc., QWEST Communications International, Inc., and The Pepsi Bottling Group, Inc.
Ms. Alvarado's leadership role and experiences in establishing and building successful businesses, including founding and serving as President and Chief Executive Officer of Alvarado Construction, Inc., President of Palo Alto, Inc., which owns and operates numerous YUM! Brands restaurants in several states, and co-owner of the Colorado Rockies Major League Baseball Club, her skills in operations, financial and audit matters, and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

Vance D. Coffman, 67, Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005.
Director since: 2002
 Other current directorships: Amgen Inc. and Deere & Company
 Other directorships in the past five years: Bristol-Myers Squibb Company
Dr. Coffman's Bachelor of Science degree in Aerospace Engineering from Iowa State University and his Masters and Doctoral degrees in Aeronautics and Astronautics from Stanford University and his various leadership roles and experiences at Lockheed Martin, including serving as Chairman of the Board and Chief Executive Officer, his role in the integration of Lockheed and Martin Marietta Corporations, his understanding of the challenges of managing a complex global organization, the breadth of his experiences and skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Michael L. Eskew, 62, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer of UPS in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS.
 Director since: 2003
 Other current directorships: United Parcel Service, International Business Machines Corp., and Eli Lilly and Company
Mr. Eskew's degree in industrial engineering from Purdue University, his leadership roles and experiences at United Parcel Service, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global logistics, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

W. James Farrell, 69, Retired Chairman and Chief Executive Officer, Illinois Tool Works Inc., a multi-national manufacturer of highly engineered fasteners, components, assemblies and systems. Mr. Farrell served in various executive capacities since joining ITW before becoming Chairman and Chief Executive Officer in 1996. He retired as Chief Executive Officer in 2005 and as Chairman in 2006.
Director since: 2006
 Other current directorships: Abbott Laboratories, The Allstate Corporation, and United Continental Holdings, Inc.
Mr. Farrell's Bachelor of Science degree in electrical engineering from the University of Detroit, his leadership roles and experiences at Illinois Tool Works, including serving as Chairman of the Board and Chief Executive Officer for over ten years, his knowledge of and extensive experiences in global diversified manufacturing, his operational expertise and skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Herbert L. Henkel, 63, Retired Chairman of the Board, Ingersoll-Rand plc, a manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand's Chief Executive Officer, a position he held since October 1999, on February 4, 2010, and retired as Chairman of the Board on June 3, 2010. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including its President and Chief Operating Officer from 1998-1999.
Director since: 2007
 Other current directorships: C. R. Bard, Inc. and Visteon Corporation
 Other directorships in the past five years: AT&T Corp.
Mr. Henkel's Bachelor's and Master's degrees in Engineering from Polytechnic University of New York and Masters of Business Administration from the Lubin School at Pace University, his leadership roles and experiences at Textron, Inc. and Ingersoll-Rand, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in engineering, manufacturing, management, sales and marketing in a variety of industries, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Edward M. Liddy, 66, Partner, Clayton, Dubilier & Rice, LLC, a private equity investment firm, from April to September 2008 and rejoined the firm in January 2010. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company, from September 2008 until August 2009. Mr. Liddy served as Chairman of the Board of The Allstate Corporation, a personal lines insurer, from January 1999 to April 2008 and as its Chief Executive Officer from January 1999 to December 2006.
Director since: 2000
 Other current directorships: Abbott Laboratories and The Boeing Company
 Other directorships in the past five years: The Goldman Sachs Group, Inc.
Mr. Liddy's undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University, his leadership roles and experiences at Sears, Roebuck and Co. as Chief Financial Officer from 1992-1994 and at Allstate as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in insurance, his expertise and knowledge of financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Robert S. Morrison, 69, Retired Vice Chairman of PepsiCo, Inc., a processor of packaged foods and beverages. Mr. Morrison served as Vice Chairman of PepsiCo, Inc. from 2001 to February 2003. From 1997 until the 2001 merger with PepsiCo, Mr. Morrison was Chairman, President and Chief Executive Officer of The Quaker Oats Company. Mr. Morrison served in various leadership roles at Kraft Foods, Inc. from 1983 to 1997, including its Chief Executive Officer from 1994-1997. From June 30 to December 6, 2005, Mr. Morrison served as interim Chairman of the Board and Chief Executive Officer of 3M Company.
Director since: 2002
 Other current directorships: Aon Corporation and Illinois Tool Works Inc.
 Other directorships in the past five years: The Tribune Company
Mr. Morrison's Bachelor of Science degree from the College of the Holy Cross and his Masters of Business Administration from the Wharton School, University of Pennsylvania, his leadership roles and experiences at Kraft Foods, The Quaker Oats Company, and PepsiCo, his knowledge of and extensive experiences in managing global consumer products companies, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Aulana L. Peters, 70, Retired Partner, Gibson, Dunn & Crutcher LLP. Mrs. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Mrs. Peters served as a member of the Public Oversight Board ("POB") of the American Institute of Certified Public Accountants. Mrs. Peters has also served as a member of the Steering Committee for Financial Accounting Standards Board's Financial Reporting Project and a member of the POB's Blue Ribbon Panel on Audit Effectiveness. She was also a member of the International Public Interest Oversight Board which oversees the standard setting process of the International Federation of Accountants for auditing, assurance, independence, and ethics standards. Currently, Mrs. Peters serves on the U.S. Comptroller General's Accountability Advisory Panel.
Director since: 1990
 Other current directorships: Deere & Company and Northrop Grumman Corporation
 Other directorships in the past five years: Merrill Lynch & Co., Inc.
Mrs. Peters' law degree from the University of Southern California, her experiences as a partner at Gibson, Dunn & Crutcher and as a Commissioner of the Securities and Exchange Commission, her extensive experience and skills in accounting and audit matters and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

Inge G. Thulin, 58, President and Chief Executive Officer of 3M Company since February 24, 2012. Mr. Thulin has served as the Company's Executive Vice President and Chief Operating Officer since May 2011, with responsibility for 3M's six business segments and International Operations. Prior to that, he was Executive Vice President of International Operations from 2004 to 2011. Under his leadership, international sales grew to nearly $20 billion and today represent two-thirds of 3M's sales. Mr. Thulin also has held numerous leadership positions in Asia Pacific, Europe and Middle East, and across multiple businesses.
Director since: February 2012
 Other current directorship: The Toro Company
Mr. Thulin's degrees in Marketing and Economics from Gothenburg University, his 32 year career at 3M with leadership roles across multiple geographies and businesses, his in-depth understanding of 3M's global businesses, his expertise and knowledge of managing a large global corporation across multiple industries and markets, his skills in business and financial matters, and his experiences as a director at the public company listed above, qualify him to serve as a director of 3M.

Robert J. Ulrich, 68, Retired Chairman of the Board and Chief Executive Officer of Target Corporation, an operator of large-format general merchandise and food discount stores. Mr. Ulrich began his retailing career as a merchandising trainee in Target's department store division (Dayton Hudson) in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994. Mr. Ulrich retired as Target's Chief Executive Officer on May 1, 2008, and retired as Chairman of the Board on January 31, 2009.
Director since: 2008
 Other directorships in the past five years: YUM! Brands, Inc.
Mr. Ulrich's bachelor of arts degree from the University of Minnesota, his leadership roles and experiences at Dayton Hudson and Target Corporation, his knowledge of and extensive experiences in retailing and in building Target Stores into the second-largest retailer in the United States, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" the election of these nominees as directors. Proxies solicited by the Board of Directors will be voted "FOR" these nominees unless a stockholder indicates otherwise in voting the proxy.

Director Not Standing for Reelection

        George W. Buckley, 65, Executive Chairman of the Board of 3M. Director since 2005.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2012. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection.

        During 2011, PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm and also provided certain tax and other audit-related services. For a description of those services and the fees paid, see section entitled "Fees of the Independent Registered Public Accounting Firm."

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Recommendation of the Audit Committee

        The Audit Committee of the Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2012. Proxies solicited by the Board of Directors will be voted "FOR" ratification unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to approve, on an advisory basis, the compensation of its executives as described in this Proxy Statement. This is the second year that the Company is asking stockholders to vote on this type of proposal, known as a "say-on-pay" proposal. At the Annual Meeting of Stockholders held on May 10, 2011 (the "2011 Annual Meeting"), approximately 93 percent of the shares that were voted on this issue voted in favor of the Company's say-on-pay proposal. At the 2011 Annual Meeting, stockholders were also asked to vote on a proposal seeking their views as to whether future say-on-pay votes should be held every year, every two years, or every three years. A majority of the shares that were voted on this issue voted in favor of holding such votes on an annual basis. Accordingly, the Board decided, as previously disclosed, that advisory votes to approve the compensation of its named executive officers will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which say-on-pay votes should be held.

        Thus, the Company is submitting to stockholders the following resolution for vote by our stockholders:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

        As described in the Compensation Discussion and Analysis, 2011 was a good year for the Company in terms of its financial performance in a challenging environment. Incentive compensation amounts of the Named Executive Officers both increased (mainly due to pay adjustments involving individuals promoted to new positions) and decreased (due to the aggressive performance targets established for the Company and its business units at the beginning of the year).

        While the Board of Directors and the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 4

APPROVAL OF THE 2012 AMENDED AND RESTATED
GENERAL EMPLOYEES STOCK PURCHASE PLAN

        The 1997 General Employees Stock Purchase Plan (the "GESPP") was adopted by the Board of Directors on February 10, 1997, and approved by 3M's stockholders at the Annual Meeting of Stockholders on May 13, 1997. As part of this approval, 3M's stockholders authorized the issuance and sale of 15,000,000 (now 30,000,000 after the 2-for-1 stock split in 2003) shares of 3M common stock pursuant to options granted under the GESPP. In February 2012, the Compensation Committee recommended and the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment and restatement of the GESPP that would:

  •
  Increase the number of shares of 3M common stock authorized for issuance and sale under the GESPP by an additional 30,000,000 shares;

  •
  Create two components under the GESPP, one intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 423 of the Internal Revenue Code (to achieve favorable tax treatment for purchases by U.S. employees as described below), and the other intended for purchases by employees not subject to U.S. income taxation;

  •
  Authorize the Compensation Committee to designate which of these two components any particular subsidiary or affiliate of the Company (and its eligible employees) participate in;

  •
  Authorize the Compensation Committee to designate separate offerings under the GESPP and to adopt supplements or sub-plans for employees in various countries in order to facilitate compliance with the tax or other laws of the U.S. and other countries; and

  •
  Authorize the Company and its subsidiaries and affiliates to make appropriate deductions from or withhold shares from the accounts of participants in the GESPP as required to comply with all tax withholding requirements.

As of February 22, 2012, 2,782,785 shares of 3M common stock remained available for issuance and sale pursuant to the GESPP.

Material Features of the General Employees Stock Purchase Plan

        The following is only a summary of the material terms of the GESPP, as amended and restated, and is qualified in its entirety by reference to the full plan document for the GESPP, which is attached as Appendix A to this Proxy Statement.

REGULAR EMPLOYEES MAY PARTICIPATE AFTER TWO MONTHS OF SERVICE

        Regular employees of the Company and designated subsidiaries or affiliates become eligible to participate in the GESPP on the first day of the month following the month in which such employee completes two months of service. Temporary employees and independent contractors are not eligible to participate. Approximately 65,000 employees are currently eligible to participate in the GESPP.

 PARTICIPATION IS VOLUNTARY

        Eligible employees may decide to participate or cease participation in the GESPP at any time, and they may enter or re-enter the GESPP on a monthly basis.

GRANTING OF OPTIONS

        The GESPP operates by granting each participant an option to purchase shares of 3M common stock on the first trading day on the New York Stock Exchange of each month. Subject to the following limitations, each option is granted for the number of full and fractional shares of 3M common stock which may be purchased with the participant's accumulated payroll deductions. No participant may be granted an option under the GESPP for more than 500 shares of 3M common stock during any month. No participant may be granted an option under the GESPP if the participant already owns shares of 3M stock possessing five percent or more of the total combined voting power of all classes of 3M stock.

OPTION EXERCISE PRICE

        Each option granted under the GESPP carries an exercise price per share which is the lower of (i) 85 percent of the fair market value of a share of 3M common stock on the date the option is granted (the "Discounted Price"), or (ii) the fair market value of a share of 3M common stock on the date the option is exercised. Fair market value is determined by taking the average of the highest and lowest prices at which shares of 3M common stock traded on the New York Stock Exchange that day.

PARTICIPATION THROUGH PAYROLL DEDUCTIONS

        As a condition of enrolling in the GESPP, each participant must authorize his or her employer to deduct a specified whole percentage of gross earnings from each paycheck. These deductions are then credited to an account on the participant's behalf and automatically used to purchase shares under the GESPP. No interest is earned or paid by 3M on funds credited to a participant's account. The GESPP does not permit any other method of making contributions to pay for shares purchased under the plan. The minimum percentage of a participant's gross earnings which may be deducted from each paycheck is three percent and the maximum is ten percent. Participants may change their payroll deduction percentage at any time.

EXERCISE OF OPTIONS

        Each option granted under the GESPP is exercised automatically on the last business day of each month if the participant has enough funds in his or her account to purchase at least one full share of 3M common stock. An option will not be exercised, however, to the extent that exercise would result in the participant's purchase pursuant to the GESPP during a single calendar year of shares of 3M common stock having a fair market value exceeding $25,000. Fair market value for this purpose is determined at the time of the granting of each option.

TERMINATION OF PARTICIPATION

        Participants may end their participation in the GESPP at any time. Participation ends automatically upon a participant's death or termination of employment for any reason. Amounts already credited to the participant's account before the termination is processed will be applied to purchase shares upon the exercise of the current month's option.

NO TRANSFER OF OPTIONS OR FUNDS

        Participants may not transfer to anyone else options granted under the GESPP or funds credited to their accounts. Any attempt to assign or levy upon a participant's options or funds credited to his or her account will be void.

 RESTRICTIONS ON SALE OR TRANSFER

        Shares purchased under the GESPP on or after January 1, 2005, are subject to a one-year holding period. This means that shares purchased under the GESPP on or after January 1, 2005, may not be sold, transferred, withdrawn, or moved within the first twelve months following the purchase date. This holding period does not apply to shares purchased under the GESPP before 2005. Limited exceptions to this holding period apply in the event of death or termination of employment of a participant.

        Participants who are subject to U.S. income taxes are subject to an additional restriction during the one-year period immediately following the one-year holding period. Shares purchased under the GESPP after 2004 may be sold by these participants during the first twelve months following the one-year holding period, but only through the broker designated by 3M. These shares may not be transferred, withdrawn, or moved by participants who are subject to U.S. income taxes prior to the second anniversary of the purchase date. The only exception to this additional restriction applies in the event of the death of the participant.

ADMINISTRATION

        The GESPP is administered under the direction of the Compensation Committee of 3M's Board of Directors. The Committee's decisions concerning the operation and interpretation of the GESPP are final and binding.

ADJUSTMENTS

        The number of shares authorized for issuance under the GESPP, the number of shares subject to any option granted thereunder, the option price for options granted thereunder and any other limits applicable to the number of shares or options arising under the GESPP will be appropriately adjusted in the event of any changes in 3M common stock by reason of a stock split, stock dividend, merger, consolidation, or similar event.

DURATION OF PLAN

        The GESPP was originally scheduled to expire on June 30, 2002, but this date has been extended to June 30, 2015, by the 3M Board of Directors. The GESPP may be extended for additional one-year periods by resolution of the 3M Board of Directors.

MODIFICATION AND EARLY TERMINATION

        The 3M Board of Directors may amend or terminate the GESPP at any time, except that prior approval by 3M stockholders would be required to: (i) authorize the issuance or sale of more than 60,000,000 shares of 3M common stock pursuant to the GESPP, (ii) permit the issuance of stock before payment therefor in full, (iii) increase the maximum rate of payroll deductions above ten percent of a participant's gross earnings, or (iv) reduce the price per share at which shares of 3M common stock may be purchased under the GESPP.

TAX AND LEGAL COMPLIANCE

        The GESPP includes two components: one intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 423 of the Internal Revenue Code to achieve favorable tax treatment for purchases by U.S. employees (the "423 Component"), and the other intended for purchases by employees not subject to U.S. income taxation (the "Non-423 Component"). With the exception of provisions and rules designed to ensure that the options granted to and shares purchased by participants who are subject to U.S. income taxes qualify for the favorable tax treatment described below, the Non-423 Component of the GESPP operates and is administered in the same manner as the 423 Component.

        The GESPP also authorizes the Compensation Committee of the 3M Board of Directors to make separate offerings under the plan and to adopt supplements or sub-plans applicable to particular 3M subsidiaries or affiliates and their employees in order to facilitate compliance with applicable laws.

U.S. INCOME TAX CONSEQUENCES

        The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of the operation of the GESPP. It does not address any other taxes that may be imposed by the United States or any state or political subdivision thereof, nor does it address taxes imposed by countries other than the United States.

        The 423 Component of the GESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the United States Internal Revenue Code of 1986, as amended. Under this law, participants do not recognize taxable income when they are granted options or purchase shares under the GESPP. Participants recognize taxable income when they sell shares acquired under the GESPP. If a participant has held the shares being sold for at least one year from the date of purchase and two years from the date of granting of the stock option under the GESPP, he or she will realize ordinary income in the amount of the lesser of: (1) the excess, if any, of the sale price over the amount paid for the shares upon exercise of the option; or (2) the excess of the fair market value of the shares at the time the option was granted over the Discounted Price. The participant's basis in the shares will be increased by the amount of any gain taxed as ordinary income. Any difference between the increased basis and the selling price is long-term capital gain. If shares are sold at a price that is less than the Discounted Price, the difference would be a long-term capital loss for the participant. In this situation, 3M is not allowed a tax deduction upon the participant's disposition of the shares.

        If both holding periods (one year and two years) have not been met when the participant sells shares acquired under the GESPP, he or she must report as ordinary income the excess, if any, of the fair market value of the shares when they were purchased over the Discounted Price. The participant's basis in the shares is increased by the amount of this ordinary income. The difference between the increased basis and the selling price is capital gain or loss (long-term if the shares have been held more than one year after the date of exercise). In this situation, 3M is allowed a tax deduction equal to the amount of ordinary income realized by the participant in connection with the sale.

        Under current law the maximum federal income tax rate upon long-term capital gains is 15 percent.

New Plan Benefits

        The benefits or amounts to be received in the future under the 2012 Amended and Restated General Employees Stock Purchase Plan are not currently determinable. As explained above, participation in the GESPP is voluntary and the number of shares purchased under the GESPP each month depends on the fair market value of 3M common stock during that month. As of February 29, 2012, the fair market value of a share of 3M common stock (based on the closing price of the stock on the New York Stock Exchange) was $87.60.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the 2012 Amended and Restated General Employees Stock Purchase Plan, including an increase in the number of shares of common stock authorized for issuance and sale under such Plan. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a contrary vote is specified.

PROPOSAL NO. 5

APPROVAL OF THE AMENDED 2008 LONG-TERM INCENTIVE PLAN

        The 3M 2008 Long-Term Incentive Plan (the "2008 Plan") currently provides for the issuance or delivery of up to 64,000,000 shares of 3M common stock pursuant to awards granted under the plan. In February 2012, the Compensation Committee recommended and the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the 2008 Plan that would make the following changes:

  •
  Increase the number of shares of 3M common stock authorized for issuance or delivery pursuant to awards granted under the 2008 Plan by an additional 36,000,000 shares; and

  •
  Revise the rate at which full value awards (primarily performance shares, restricted stock, and restricted stock units) are counted for purposes of the 2008 Plan's authorized share limit.

        The following table provides the number of shares subject to outstanding equity awards and the number of shares available for future grants under all Company equity compensation plans as of February 22, 2012:

Number of Stock Options Outstanding	67,976,542
Weighted Average Exercise Price	$78.51
Weighted Average Term (in years)	4.00
Number of Full-Value Stock Awards Outstanding	5,052,144
Number of Shares Remaining Available for Future Grant:	13,256,957
Common Shares Outstanding (as of March 9, 2012, the record date for the May 8, 2012 Stockholder Meeting)	694,737,189

        There are no other shares remaining available for grant under any other Company plans or programs (other than under the 2012 Amended and Restated General Employees Stock Purchase Plan described in Proposal No. 4 above).

Summary of the Long-Term Incentive Plan

        The following is only a summary of the material terms of the 2008 Plan, as amended, and is qualified in its entirety by reference to the full plan document for the Plan, which is attached as Appendix B to this proxy statement.

  1.
  What are the purposes of the Long-Term Incentive Plan? — The purposes of the 2008 Plan are to help 3M attract, retain, and motivate outstanding employees to increase shareholder value by contributing to the long-term growth and success of its business; to more closely align the financial interests of these employees with those of 3M's other stockholders by linking a significant portion of their compensation to the performance of the Company and its stock price; to encourage employees to acquire an equity stake in the Company; to help 3M attract and retain well-qualified individuals to serve as nonemployee members of its Board of Directors; and to promote the alignment of interests of these nonemployee directors with those of 3M's other shareholders by providing all or a portion of their compensation for serving as directors in the form of 3M common stock.

  2.
  Who is eligible to participate in the Long-Term Incentive Plan? — Participation in the 2008 Plan is limited to those employees of the Company and affiliated entities who are selected by the Compensation Committee of the Board of Directors. Nonemployee members of 3M's Board of Directors (9 as of February 29, 2012) are also eligible to participate in and receive stock awards under the 2008 Plan. It is anticipated that approximately 5,400 management employees and executives, including the Named Executive Officers, will be eligible to receive annual equity awards and approximately 110 executives, including the Named Executive Officers, will be eligible to receive annual Performance Share awards under the 2008 Plan.

  3.
  How many shares are available for awards? — The amendment that stockholders are being asked to approve would increase the total number of shares of 3M common stock that may be issued or delivered pursuant to awards granted under the 2008 Plan from 64,000,000 to 100,000,000. As of December 31, 2011, 22,004,273 shares remained available for new awards under the 2008 Plan. However, after the 2012 annual awards of stock options, restricted stock units, and stock appreciation rights made to eligible employees in February, the number of remaining available shares has declined to 13,256,957 shares. If the amendment is approved by stockholders, the remaining shares available for future awards would increase to approximately 49,256,957. These available shares would represent approximately seven percent of 3M's outstanding shares as of February 29, 2012. The necessary shares will be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs.

  4.
  How does the Long-Term Incentive Plan count full value awards against the shares available for issuance or delivery, and when may shares previously committed for awards be made available again for the issuance of new awards? — For purposes of the 2008 Plan, full value awards are defined as awards denominated in shares of 3M common stock other than stock options and stock appreciation rights. Full value awards with grant dates prior to May 11, 2010, were counted against the total number of shares available for issuance or delivery as 3.38 shares for every one share covered by the award. Full value awards with grant dates on or after May 11, 2010, and prior to May 8, 2012, were counted against the total number of shares available for issuance or delivery as 2.87 shares for every one share covered by the award. Under the amendment that stockholders are being asked to approve, full value awards with grant dates of May 8, 2012, or later will be counted against the total number of shares available for issuance or delivery as 3.50 shares for every one share covered by such award. In general, when an award made under the 2008 Plan (or one of the predecessor plans to the 2008 Plan) expires or is cancelled, forfeited, or otherwise terminated without the issuance of shares of 3M common stock, or when an award made under the 2008 Plan (or one of the predecessor plans) and denominated in shares of 3M common stock is paid in cash or consideration other than common stock, the shares previously counted against the limit on shares available for issuance or delivery under the 2008 Plan (or against the limit on shares available for issuance or delivery under such predecessor plan) are added back to the shares available for future awards under the 2008 Plan.

  5.
  Who administers the Long-Term Incentive Plan? — The Compensation Committee administers the 2008 Plan. The Committee has full power and authority to select the participants, interpret the plan document, continue, accelerate or suspend the exercisability or vesting of an award, and adopt such rules and procedures as it deems necessary for the proper administration of the 2008 Plan. This power and authority includes making any amendments of or modifications to the 2008 Plan which in the Committee's opinion are necessary or desirable to make such Plan comply with or accommodate the tax, securities, and other laws or regulations of any country in which the Company or its affiliated entities operate. The Committee may delegate any of its administrative responsibilities in connection with the 2008 Plan to one or more officers of the Company, except as provided by law.

  6.
  What types of awards may be granted under the Long-Term Incentive Plan?

    Incentive Stock Options — Incentive stock options are options to purchase shares of 3M common stock that qualify for favorable income tax treatment under U.S. income tax laws. Each incentive stock option granted under the 2008 Plan will have an exercise price equal to

    100 percent of the fair market value of a share of 3M common stock on the grant date. Each incentive stock option granted under the 2008 Plan will have a term of 10 years, and will become exercisable at the time or times determined by the Compensation Committee.

    Nonqualified Stock Options — Nonqualified stock options are options to purchase shares of 3M common stock that do not qualify for favorable tax treatment under U.S. income tax laws. Each nonqualified stock option granted under the 2008 Plan will have a purchase price equal to no less than 100 percent of the fair market value of a share of 3M common stock on the grant date. Nonqualified stock options granted under the 2008 Plan will become exercisable and will expire at the time or times determined by the Compensation Committee. However, no nonqualified stock option will expire later than 10 years after the grant date (except that the Compensation Committee may extend the exercise period for nonqualified stock options granted to participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such participants under the laws of such country).

    Progressive Stock Options — Progressive stock options are additional nonqualified stock options that the Compensation Committee may grant to certain participants who exercise other 3M nonqualified stock options granted under the 1997 or 2002 Management Stock Ownership Programs of the Company, and who make payment of all or part of the purchase price and withholding taxes, if any, in shares of the Company's common stock. The number of shares subject to each progressive stock option would be equal to the number of shares of 3M common stock utilized by the participant to pay the purchase price and withholding taxes, if any, for the other nonqualified stock option. Each progressive stock option granted under the 2008 Plan will have a purchase price equal to 100 percent of the fair market value of a share of 3M common stock on the date of exercise of the other nonqualified stock option, which will be the grant date of such progressive stock option. Each progressive stock option granted under the 2008 Plan will become exercisable six months after the grant date, and will expire at the same time the other nonqualified stock option exercised by the participant would have expired. Progressive stock options will not be granted with respect to the exercise of nonqualified stock options granted under the 2008 Plan or the 2005 Management Stock Ownership Program. When the Committee decided in 2005 to eliminate the opportunity to obtain new progressive stock options upon the exercise of 3M nonqualified stock options, it did so on a prospective basis only. As a result, eligible participants who exercise nonqualified stock options granted prior to the effective date of such decision (May 10, 2005) may still qualify to receive new progressive stock options.

    Stock Appreciation Rights — A stock appreciation right is the right of a participant to receive a payment in cash or shares of 3M common stock based on the increase in value of shares of 3M common stock between the grant date and the date the right is exercised by the participant. A stock appreciation right will be exercisable during a period determined by the Compensation Committee, but in no event will this period be longer than 10 years from the grant date. Each stock appreciation right will become exercisable at the time or times determined by the Compensation Committee.

    Restricted Stock — Restricted stock is actual shares of 3M common stock granted to a participant subject to conditions established by the Compensation Committee. Until these conditions are satisfied by the participant or waived by the Committee, (1) the participant may not transfer or dispose of the restricted stock, and (2) the participant has the rights and privileges of a stockholder, including the right to vote the shares and receive dividends. One of these conditions will be a requirement that the participant remain employed by the Company or an affiliated entity until the restricted stock becomes vested. Unless otherwise determined by the Committee, if the participant's employment with the Company or an affiliated entity ends

    (for any reason other than total disability or death) before the restricted stock has vested (or before any of the other conditions have been satisfied), the shares are forfeited. Once the conditions have been satisfied or waived and the restricted stock has vested, the participant will become entitled to receive the shares of 3M common stock free from any restrictions on transfer or sale, except as otherwise provided by law.

    Restricted Stock Units — Restricted stock units confer upon a participant the right to receive in the future a specified number of shares of 3M common stock or an amount in cash based on the fair market value of a specified number of shares of 3M common stock, subject to conditions established by the Compensation Committee. Unlike restricted stock, no actual shares of 3M common stock are created or set aside for a participant upon the grant of restricted stock units and the participant generally does not have the rights and privileges of a stockholder unless and until the actual shares underlying the restricted stock units are delivered to the participant after the conditions have been satisfied. However, dividend equivalents on the restricted stock units may be either currently paid to the participant in cash or shares or credited to the participant's account and either maintained in cash to be paid upon the expiration of the restricted period of the units or reinvested in additional restricted stock units, as determined by the Compensation Committee. One of the conditions applicable to each restricted stock unit will be a requirement that the participant remain employed by the Company or an affiliated entity until the restricted stock unit becomes vested. If the participant's employment with the Company or an affiliated entity ends (for any reason other than retirement, total disability, or death) before the restricted stock unit has vested (or before any of the other conditions have been satisfied), the unit is forfeited. Once the conditions have been satisfied or waived and the restricted stock units have vested, the participant will be entitled to receive the specified number of shares of 3M common stock or cash in an amount equal to the value of the specified number of shares of 3M common stock and free from any restrictions on their transfer or sale. However, the Company may withhold shares or cash to satisfy the income tax withholding requirements upon the vesting of the restricted stock units.

    Performance Shares — Performance shares confer upon a participant the right to receive a number of shares of 3M common stock based on the performance of the Company during a performance period of three years (or such other period determined by the Committee, in its discretion), as measured by certain performance criteria selected by the Compensation Committee.

    Performance Units — Performance units confer upon a participant the right to receive an amount of cash or a number of shares of 3M common stock based on the performance of the Company during a performance period of three years (or such other period determined by the Committee, in its discretion), as measured by certain performance criteria selected by the Compensation Committee.

    Other Stock Awards — The 2008 Plan authorizes the Compensation Committee to make additional awards of 3M common stock besides those described above, subject to such terms and conditions as it may determine in its sole discretion.

  7.
  Does the Long-Term Incentive Plan limit the awards that may be granted to individual participants? — Yes. No participant may be granted stock options and stock appreciation rights under the 2008 Plan with respect to more than 1,000,000 shares of 3M common stock in any calendar year. No participant may receive cash, vested shares of 3M common stock or other property as a result of awards granted under the 2008 Plan, other than stock options and stock appreciation rights, having a value exceeding $30,000,000 in any calendar year.

  8.
  Are there any restrictions on transferring awards granted under the Long-Term Incentive Plan? — With a limited exception described below, the 2008 Plan prohibits the transfer, assignment, or pledge of any award granted under the Plan. However, in the event of the death of a participant who holds unexercised options or stock appreciation rights, the 2008 Plan permits such options or rights to be exercised within two years following the date of death (but not beyond the original expiration date) by the participant's estate or by a person who acquired the right to exercise such options or rights by reason of the death of the participant.

    The 2008 Plan authorizes the Compensation Committee, in its sole discretion, to permit certain participants to transfer ownership of all or any portion of the nonqualified stock options granted to them under the 2008 Plan to their immediate family members (defined to include former spouses), a trust for the exclusive benefit of such immediate family members, or a partnership in which immediate family members are the only partners. Individuals who elect to transfer ownership of such nonqualified stock options may not receive any consideration for making such transfer, and they remain responsible for the payment of all withholding taxes due upon exercise of the transferred options. Following transfer, any such options remain subject to the same terms and conditions as were applicable immediately prior to transfer.

  9.
  Does the Long-Term Incentive Plan permit the repricing of outstanding stock options and stock appreciation rights? — The 2008 Plan prohibits, without prior stockholder approval: (x) the repricing of outstanding stock options and stock appreciation rights granted under the 2008 Plan to reduce their exercise or grant prices, and (y) the cancellation of outstanding stock options and stock appreciation rights granted under the 2008 Plan in exchange for cash, other stock awards, or replacement stock options and stock appreciation rights with exercise or grant prices that are less than the exercise or grant prices of the cancelled stock options or stock appreciation rights. Since inception, the 2008 Plan has both: (a) provided that stock options and stock appreciation rights may not be granted with exercise prices or grant prices less than 100 percent of the fair market value of a share of 3M common stock on the grant date, and (b) prohibited any amendment of the 2008 Plan that would permit the granting of stock options or stock appreciation rights with prices lower than 100 percent of fair market value on the grant date without prior stockholder approval.

  10.
  What are the Federal income tax consequences of awards under the Long-Term Incentive Plan? — The following discussion is intended to provide only a general outline of the Federal income tax consequences of participation in the 2008 Plan and the receipt of awards thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States or any state or political subdivision thereof, or the tax consequences applicable to participants who are not subject to U.S. taxes.

    Incentive Stock Options — Although the Compensation Committee does not intend to grant incentive stock options (ISOs) at the present time, the 2008 Plan does authorize the granting of ISOs that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. A participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of an ISO. A participant who exercises an ISO does not recognize ordinary income at the time of exercise, and the Company is not entitled to a tax deduction. Upon the sale of shares obtained by exercising an ISO after the shares have been held more than one year (or, if later, more than two years after the date the ISO was granted), the excess of the sale price over the purchase price is taxed as long-term capital gain. If the shares are sold within one year of the date of exercise (or, if later, within two years after the date the ISO was granted), the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the purchase price is taxed as ordinary income, and the Company gets a tax deduction for this amount. The remaining gain, if any, is taxed as a capital gain, which will be a short-term capital gain if the shares have not been held for more than one year. Unless the shares obtained by exercising an ISO are sold within the same calendar year as they are purchased, the exercise of the option will increase the participant's income for purposes of the alternative minimum tax. The amount of income will equal the amount by which the fair market value of the shares purchased as of the date of exercise exceeds the exercise price paid for such shares. If a participant is required to pay alternative minimum tax as a result of exercising an ISO, the amount paid can be carried over and credited against the participant's regular income tax liability in subsequent years.

    Nonqualified Stock Options — A participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of a nonqualified stock option. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The excess of the proceeds from any subsequent sale of the shares purchased over the fair market value on the date of exercise is taxed as long-term capital gain if the shares are held more than one year and as short-term capital gain if held one year or less.

    Restricted Stock and Restricted Stock Units — A participant normally will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of shares of restricted stock or restricted stock units. When the shares or units vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares, and the Company will be entitled at that time to a deduction in the same amount, except to the extent Section 162(m) of the Internal Revenue Code limits the amount of the deduction. For restricted stock only, a participant may elect (within 30 days of the date of grant) to recognize taxable ordinary income in the year the shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to the restrictions, over the amount, if any, paid for the shares. In that event, the Company will be entitled to a deduction in such year in the same amount, except to the extent Section 162(m) of the Internal Revenue Code limits the amount of the deduction. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short- or long-term capital gain but will not result in any further deduction for the Company.

    Stock Appreciation Rights — A participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of a stock appreciation right. A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the right is exercised in an amount equal to the cash or the fair market value of the shares of 3M common stock received at that time, and the Company is entitled at that time to a deduction in the same amount. If shares are received, the excess of the proceeds from any subsequent sale of the shares of 3M common stock received over their fair market value on the date of exercise is treated as long-term capital gain if the shares are held more than one year and as short-term capital gain if held one year or less.

    Performance Units and Performance Shares — A participant will recognize taxable ordinary income in the year payment is received in an amount equal to the cash or the fair market value of the shares of 3M common stock received following completion of the respective performance period for the performance units or performance shares, respectively, and (assuming that the payment is considered qualified performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent such Section would otherwise limit the Company's deduction therefor) the Company will be entitled at that time to a deduction in the same amount.

  11.
  How long will the Long-Term Incentive Plan remain in effect, and may it be changed? — The 2008 Plan became effective on May 13, 2008, and it will expire on the tenth anniversary of the effective date. 3M's Board of Directors may amend or terminate the 2008 Plan at any time, except that no amendment may be made without the prior approval of 3M stockholders which would (a) increase the number of shares of 3M common stock available for issuance or delivery under the Plan, (b) permit the granting of awards with purchase prices lower than those specified in Q&A 6 above, or (c) be a material amendment for which stockholder approval is required by applicable law, regulation, or stock exchange rule.

  12.
  When would adjustments be made in the number of shares available for awards under the Plan and the terms and conditions of outstanding awards? — If the Company's outstanding shares of common stock are changed by reason of any stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or other similar event, the Compensation Committee would make appropriate adjustments in the maximum number or kind of securities that may be issued under the 2008 Plan and in the terms of certain outstanding awards, including the number of shares subject to awards and the exercise prices or other stock price provisions of awards. The Committee may also make appropriate adjustments in the terms of awards assumed or issued as replacements for outstanding awards in connection with acquisitions and other corporate transactions.

  13.
  What happens if there is a Change in Control? — The 2008 Plan provides for the acceleration of vesting and other rights in and to awards under the 2008 Plan in the event of a "change in control." The 2008 Plan provides that a "change in control" is deemed to occur only if a "change in the ownership" or a "change in effective control" and/or a "change in the ownership of a substantial portion of the assets" of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under Section 409A of the Internal Revenue Code).

    The impact of a "change in control" upon the vesting or acceleration of other rights in and to an employee's awards granted under the 2008 Plan varies depending on whether (a) the awards were granted prior to February 9, 2010, and (b) the individuals or entities acquiring control of the Company assume or otherwise provide for the continuation of such awards, as indicated in the following table:

Awards with a grant date on or after February 9, 2010
	Awards with a grant date prior to February 9, 2010	Individuals or entities acquiring control of the Company do assume or otherwise provide for the continuation of such awards	Individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such awards

Options and Stock Appreciation Rights	Immediately vested and remain exercisable for a minimum of six months following the "change in control" (but not beyond the original expiration date)	Immediately vested and remain exercisable for a minimum of six months (but not beyond the original expiration date) only in the event the employee's employment is terminated without cause or the employee resigns for good reason within eighteen months following the "change in control"	Immediately vested and remain exercisable for a minimum of six months following the "change in control" (but not beyond the original expiration date)
Restricted Stock, Restricted Stock Units and Other Stock Awards	Immediately vested upon the "change in control"	Immediately vested only in the event the employee's employment is terminated without cause or the employee resigns for good reason within eighteen months following the "change in control"	Immediately vested upon the "change in control"
Performance Units and Performance Shares	All performance periods end and the Company immediately pays out the value of all outstanding units and shares based on one of several valuation methods
		Performance periods end and the Company immediately pays out the value of all outstanding units and shares based on one of several valuation methods only with respect to an employee whose employment is terminated without cause or who resigns for good reason within eighteen months following the "change in control"	n/a

    The 2008 Plan does not provide for the payment of tax gross-ups to participants who incur excise taxes upon the acceleration or settlement of their awards in connection with a "change in control" of the Company.

  14.
  What amounts will individuals receive under the Long-Term Incentive Plan? — The number or size of the awards, if any, which an individual may receive under the 2008 Plan is at the discretion of the Compensation Committee or the Board of Directors and therefore cannot be determined in advance. Please see Q&A 7 for a description of the Plan's limitations on the size of awards that may be granted to individual participants.

  15.
  Is the Long-Term Incentive Plan intended to comply with the requirements of Section 162(m) of the Internal Revenue Code? — The 2008 Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, so that the Company is able to deduct for Federal income tax purposes payments of performance-based long-term incentive compensation made to its Chief Executive Officer and each other Named Executive Officer (whose compensation is reported in the Summary Compensation Table of this Proxy Statement for the respective years by reason of being among the three most highly compensated officers for that year other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees")). In general, Section 162(m) imposes a $1 million limit on the amount of compensation paid to each of a corporation's Covered Employees that may be deducted for Federal income tax purposes. This limit does not apply to compensation that is considered "performance-based" for purposes of Section 162(m). One of the conditions for compensation to be considered "performance-based" under Section 162(m) requires that the material terms under which such compensation will be paid, including the performance criteria, be disclosed to and approved by a majority vote of the Company's stockholders.

  16.
  What types of "performance-based" compensation, within the meaning of Section 162(m) of the Internal Revenue Code, would be paid under the Long-Term Incentive Plan? — The Company expects to pay two types of performance-based compensation under the 2008 Plan to the Covered Employees. Stock options and stock appreciation rights are intended to qualify as "performance-based" compensation for purposes of Section 162(m) because the amount of compensation ultimately received by an individual depends entirely on the amount by which 3M common stock increases in value after the grant date of each option or right. Performance shares and performance units are intended to qualify as "performance-based" compensation for purposes of Section 162(m) because the amount of compensation ultimately received by an individual depends entirely on 3M's attainment of objective performance goals selected by the Compensation Committee at the beginning of each performance period under the Plan, and are based on an objective formula for calculating the amounts payable as a result of such performance.

  17.
  Which employees would be eligible to receive "performance-based" compensation under the Long-Term Incentive Plan? — While Section 162(m) of the Internal Revenue Code applies only to the compensation paid to 3M's Covered Employees, the Committee currently intends to provide both types of "performance-based" compensation described above to all of the Company's executives (approximately 110 as of December 31, 2011).

  18.
  What are the performance criteria from which the Committee may select the objective performance goals for awards of performance units and performance shares? — The performance criteria available to the Compensation Committee under the 2008 Plan for awards of performance units and performance shares include return on capital employed, return on assets or net assets, net sales, sales growth, sales or sales growth from new products, market share, cash flow or cash flow conversion, earnings per share or improvement in earnings per share, return on equity, stock price, gross margin, gross income, operating margin, total shareholder return, stockholders' equity, retained earnings, economic value added, economic profit or improvement in economic profit, earnings before interest and taxes, EBITDA, operating income or improvement in operating income, ratio of debt to equity or to EBITDA, improvements in certain asset or financial measures, reductions in certain asset or cost areas, reductions in debt, net income or variations of income criteria in varying time periods, adjusted net income, employee diversity, employee engagement or satisfaction, customer satisfaction, and comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria. These criteria may apply either to the Company as a whole or to any of its business segments, and may be measured on the basis of either the amount of a particular item during the performance period or on increases or decreases in the amount of such item during the performance period.

New Plan Benefits

        The benefits or amounts to be received or allocated in the future under the amended 2008 Plan are not currently determinable. As explained above, decisions about the individuals who will receive awards under the amended 2008 Plan and the number or size of these awards, if any, are within the discretion of the Compensation Committee or the Board of Directors and therefore cannot be determined in advance. As of February 29, 2012, the fair market value of a share of 3M common stock (based on the closing price of the stock on the New York Stock Exchange) was $87.60.

        As of February 29, 2012, the following numbers of stock options had been granted under the 2008 Plan since its inception to the individuals and groups set forth below:

Stock Options Previously Granted under the 2008 Long-Term Incentive Plan

Name and Principal Position	Number of Stock Options
George W. Buckley, Director, Executive Chairman of the Board	951,734
David W. Meline, Senior Vice President and Chief Financial Officer	120,945
Patrick D. Campbell, Chief Financial Officer (former)	283,473
Inge G. Thulin, Director, President and Chief Executive Officer	457,017
Joaquin Delgado, Executive Vice President	148,742
Frederick J. Palensky, Executive Vice President	239,481
All current Executive Officers as a group	2,775,709
All employees (including all current Officers who are not Executive Officers), as a group	29,998,390

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the amended 2008 3M Long-Term Incentive Plan, including an increase in the number of shares of common stock authorized for issuance or delivery under the Plan. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a contrary vote is specified.

Equity Compensation Plans Information

        Information as of December 31, 2011, concerning compensation plans under which the Company's equity securities are authorized for issuance is as follows:

Equity Compensation Plans Information(1)

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A))

Equity compensation plans approved by security holders
Stock options	64,148,415	$77.28	—
Restricted stock units	4,857,122	—	—
Performance shares	878,872	—	—
Non-employee director deferred stock units	204,798	—	—

Total	70,089,207		22,004,273

Employee stock purchase plan	—	—	2,900,751

Subtotal	70,089,207		24,905,024

Equity compensation plans not approved by security holders	—	—	—

Total	70,089,207		24,905,024

(1)
In column B, the weighted-average exercise price is only applicable to stock options. In column C, the number of securities remaining available for future issuance for stock options, restricted stock units, and stock awards for non-employee directors is shown in total and not individually with respect to these items.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL ON LOBBYING

        3M has received a stockholder proposal from Walden Asset Management, One Beacon Street, Boston, Massachusetts 02108, owner of 170,000 shares of 3M common stock (the "Proponent"), along with several additional co-filers. The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its Proxy Statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's representative.

  Stockholder Proposal:

        WHEREAS, in the USA, corporations are considered persons having the right to express opinions to legislators and regulators on public policy issues ranging from environment to health care. However, corporations can exert significantly greater influence than single persons or groups regarding access to legislators and regulators and may promote interests unknown and contrary to the fiscal and ethical concerns of their shareholders.

        While many companies in the health care industry have told shareholders they are in basic support of the health reform law (Affordable Care Act), albeit with a desire for necessary changes, many of these corporations are members of groups such as the United States Chamber of Commerce (USCC), the American Legislative Exchange Council (ALEC) and other organizations which are actively working for the total elimination of the ACA.

        It is important that our company's lobbying positions, as well as processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy. Questionable lobbying activity may pose risks to our company's reputation when controversial positions are embraced. Hence, we believe full disclosure of 3M's policies, procedures and oversight mechanisms is warranted.

        Resolved, shareholders of 3M request the Board authorize the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing the lobbying of legislators and regulators, including that done on our company's behalf by trade organizations. The disclosure should include both direct and indirect lobbying and grassroots lobbying communications.

  2.
  A listing of payments (both direct and indirect, including payments to trade organizations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

  3.
  Membership in and payments to any tax-exempt organization that writes and endorses model legislation.

  4.
  Description of the decision making process and oversight by the management and Board for

    a.
    direct and indirect lobbying contribution or expenditure; and

    b.
    payment for grassroots lobbying expenditure.

        For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

        Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

        The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company's website.

  Supporting Statement:

        3M spent approximately $3.89 million in 2009 and 2010 on direct federal lobbying activities, according to the U.S. Senate Office of Public Records. These figures may not include its grassroots lobbying to directly influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures to influence legislation or regulation and many companies do not disclose contributions to tax-exempt organizations that write and endorse model legislation.

        As shareholders, we believe transparent disclosure is in shareholders' best interests.

Board's Statement Opposing the Proposal

        The Board believes that the proposal represents an unnecessary duplication of the Company's existing processes and disclosures. After careful consideration, and for the reasons set forth below, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting "AGAINST" this proposal.

  1.
  The Company already substantially complies with the demands of the proposal. The Company has adopted a specific Business Conduct Policy on "Lobbying" (published at www.3M.com/businessconduct) and requires that all of the Company's lobbying activities comply fully with applicable state and federal laws. Issue advocacy or "lobbying" is highly regulated in the United States through a variety of registration and reporting laws. At the federal level, each calendar quarter 3M files with the Office of the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate a report listing all of the issues on which 3M conducted "lobbying activities." These quarterly lobbying disclosure reports, which are available by searching 3M as "registrant" in the House of Representatives' online database, available at www.lobbyingdisclosure.house.gov, also contain a good faith estimate of 3M's total lobbying expenses, including all costs of state-level and "grassroots" lobbying.

    The Company believes that transparency with respect to the considerations, processes, and oversight of our engagement with lawmakers is important to our stockholders. Since 2007, the Company has voluntarily published a detailed explanation of the Company's political activities and issue advocacy which is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Political Activities and Issue Advocacy." There, the Company sets out in detail its positions on important public policy issues, such as tax policy, regulatory and legal reform, sustainability/environmental policy, energy policy, health care policy, homeland security, international trade, and transportation infrastructure. We also describe the processes we use and the factors we consider when making political contributions and engaging in issue advocacy. We describe in detail processes we use for legal, financial, executive, and board oversight of our political activities and contributions. And we provide links to the reports filed with the Federal Election Commission by 3M's Political Action Committee (which is solely funded by the voluntary contributions of our employees) and Lobbying Disclosure reports, as well as a detailed listing of our contributions to state candidates and political parties, and contributions in excess of $10,000 to "527" political organizations. The Company believes that the disclosures (which have been updated and further enhanced since 2007) we already make on our Web site offer transparency respecting the Company's lobbying activities.

    The proposal also seeks to have the Company disclose the policy and procedures for lobbying activities "done on our company's behalf by trade organizations." The Company's participation in trade associations offers significant benefits by providing access to business, technical, and industry standard-setting expertise, and by advancing the Company's commercial interests. Some of these associations may engage in lobbying on behalf of their members. While we may advise trade associations in which we participate of the Company's views on particular subjects, they are independent organizations that represent the interests of all their members that often have divergent views and interests. It would be incorrect, therefore, to suggest that the Company is able to control a trade association's lobbying activities. As part of the total lobbying expenses, 3M's quarterly lobbying disclosure report also includes the portion of any trade association dues that 3M is advised are used for lobbying activities.

  2.
  The Company believes that it is both appropriate and important to communicate with lawmakers and regulators about the Company's business interests. Elected representatives and regulators at all levels of government make laws and regulations that can and do affect the Company's business. In order to advocate the Company's and stockholders' interests, we believe we must actively participate in the political process by supporting candidates whose views are aligned with the Company's business interests, and advocating our legitimate business concerns with our elected representatives and regulators. Our public policy priorities and our lobbying efforts are focused on advancing our Company's and stockholders' business interests.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 7

STOCKHOLDER PROPOSAL TO PROHIBIT POLITICAL SPENDING
FROM CORPORATE TREASURY FUNDS

        3M has received a stockholder proposal from Trillium Asset Management Corp., 711 Atlantic Avenue, Boston, Massachusetts 02111, on behalf of Gregory and Janet Abels, joint owners of 475 shares of 3M common stock (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its Proxy Statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's representative.

  Stockholder Proposal:

        WHEREAS: Political spending and corporate money in politics is a highly contentious issue, made more prominent in light of the 2010 Citizens United Supreme Court case that affirmed companies' rights to make unlimited political expenditures to independent groups. In the 2012 election year, we expect even more media and public attention to corporate spending to influence elections. Experts predict that an unprecedented amount of money will be spent in the 2012 election season.

        Recent polls highlight the public's disapproval. In a June 2010 Harris poll, 85% of voters said that corporations "have too much influence over the political system today ...." In February 2010, an ABC News/Washington Post poll found that 80% opposed Citizens United, noting, "the bipartisan nature of these views is striking in these largely partisan times."

        Corporate political contributions can backfire on a corporation's reputation and bottom line In a Harris Poll released in October 2010, a sizable portion (46)% of respondents indicated that if there were option, they would shop elsewhere if they learned that a business they patronized had contributed to a candidate or a cause that they oppose. In 2010, Target Corporation was subjected to consumer boycotts, and protests for their support of a controversial candidate whom 3M also supported.

        According to the Center for Political Accountability, 3M has spent approximately $1.5 million in corporate funds to political activities since 2002. However, this figure does not include payments to trade associations or other tax-exempt organizations that may channel corporate money to political ends.

        Many trade associations that receive corporate contributions spend vast sums in electoral politics; these payments are not required to be disclosed. For example, the U.S. Chamber of Commerce pledged to spend between $50 and $75 million in the 2010 election season, and announced that it would work to unseat any member of Congress who voted for healthcare reform. According to Public Citizen, only 32% of groups broadcasting electioneering communications in the 2010 primary season revealed the identities of donors in their Federal Election Commission filings, down from nearly 100 percent in the 2004 and 2006 cycles.

        Increasingly, companies such as IBM, Colgate Palmolive, Wells Fargo and others are adopting policies prohibiting spending of political funds directly or indirectly to influence elections.

        Given the risks and potential negative impact on shareholder value, the proponents believe 3M should adopt a policy to refrain from using treasury funds in the political process.

  RESOLVED:

        The shareholders request that the board of directors adopt a policy prohibiting the use of corporate funds for any political election or campaign.

  SUPPORTING STATEMENT:

        We believe this policy should include any direct or indirect contribution that is intended to influence the outcome of an election or referendum. It should also prohibit the use of trade associations or non-profit corporations from channeling our company's contributions or membership dues to influence the outcome of any election or referendum.

Board's Statement Opposing the Proposal

        The Board believes that the proposal imprudently seeks to limit the Company's legitimate interest to participate in the electoral process. After careful consideration, and for the reasons set forth below, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting "AGAINST" this proposal.

  1.
  The Board believes that it is in the stockholders' and Company's best interests for the Company to be an effective participant in the legislative and regulatory process. Elected representatives at all levels of government make laws and regulations that can and do affect the Company's business. To effectively advocate the Company's and stockholders' interests, we believe we must actively participate in the political process, including by supporting candidates whose views are aligned with the Company's business interests. In sharp contrast, this Proponent seeks to silence the Company's voice while allowing others, without restraint, to shape the public debate and influence the election of those who will represent us in government.

    Our public policy priorities and our political contributions are focused on our Company's and stockholders' business interests. The Company's management, we believe, is in the best position to assess candidates' positions on issues of importance to the Company. We also take account of considerations that might put us at competitive disadvantage or might impair the Company's reputation. Our principal focus, however, is on advancing our business interests. We recognize that candidates who receive contributions from the Company or its employee-funded Political Action Committee will not necessarily agree with our positions on all issues. We support candidates who, on balance, support issues and positions that management determines are in the best interests of the Company, our stockholders, and our employees.

    The proposal also seeks to prohibit "the use of trade associations or non-profit corporations to influence the outcome of an election or referendum." The Company participates in a number of industry and trade associations. These associations offer the Company significant benefits by providing access to business, technical, and industry standard-setting expertise and by advancing the Company's commercial interests. Some of these associations may engage in political activities or lobbying, but by law industry associations may not be engaged primarily in political activities. In some cases, we may advise industry associations in which we participate of the Company's views on particular subjects or candidates. However, these associations are independent organizations that represent the interests of all their members that often have divergent views and interests. It would be incorrect, therefore, to suggest that the Company is able to control an industry association's decisions regarding its engagement in the political process.

  2.
  The Company's political contributions strictly comply with the law and Company policy. As we participate in the electoral process, the Company is committed to following all applicable laws and our own standards of uncompromising honesty and integrity. The Company has for many years maintained (and publishes on www.3M.com/businessconduct) a specific Business Conduct Policy guiding 3M employees and those acting on our behalf with regard to political activities. Consistent with federal law, the Company does not make contributions to candidates for federal office or to national political party committees. Some states and localities allow companies to make contributions, and in those states we may support particular candidates or issues if management determines doing so advances the Company's and stockholders' business interests. Since 2002, 3M has consistently contributed under $100,000 per year in the aggregate to state and local candidates.

    The Company's Political Action Committee (PAC) is a nonpartisan committee established by the Company in accordance with federal law. The PAC is governed by a committee comprised of Company employees and funded solely by the voluntary personal contributions of management and supervisory employees and stockholders. The PAC makes direct contributions to the campaigns of candidates seeking federal offices, as well as selected state and local campaigns where such contributions are allowed. The PAC's activities are overseen by senior executives in compliance with applicable laws and regulations. PAC contributions are made on a nonpartisan basis in support of candidates who support business issues of importance to the Company and its stockholders. For 2011, PAC contributions to candidate committees totaled $166,000.

  3.
  The Company discloses on its Web site all contributions to state and local candidates and political parties, contributions made by our employee-funded PAC, and contributions in excess of $10,000 to "527" political organizations. The Company believes that transparency with respect to the considerations, processes, and oversight of our engagement with lawmakers is important to our stockholders, and continuously makes efforts to provide our stockholders with useful information about our political activities. Since 2007 (updated several times since then), the Company has voluntarily published a detailed explanation of the Company's political activities which is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Political Activities and Issue Advocacy." There, the Company sets out in detail its positions on important public policy issues, the factors we consider when making political contributions, and the processes we use for legal, financial, executive, and board oversight of our political activities and contributions. We also provide links to the reports the 3M PAC files monthly with the Federal Election Commission and the Company's quarterly Lobbying Disclosure reports as well as a detailed listing of our contributions to state candidates and political parties, and contributions in excess of $10,000 to "527" political organizations. The Company believes that these disclosures we already make on our Web site, which exceed the disclosures required by law, offer transparency respecting the Company's political activities.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

PROPOSAL NO. 8
STOCKHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN

        3M has received a stockholder proposal from James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, owner of 50 shares of 3M common stock (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its proxy statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's qualified representative.

  Stockholder Proposal:

        RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

        To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

        When a CEO serves as our board chairman, this arrangement may hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets.

        The merit of this Independent Board Chairman proposal should also be considered in the context of the opportunity for additional improvement in our company's 2011 reported corporate governance in order to more fully realize our company's potential:

        The Corporate Library, an independent investment research firm downgraded our company to "D" with "High Governance Risk" and "Very High Concern" in executive pay — $27 million for our CEO George Buckley.

        Mr. Buckley realized over $15 million from the vesting of stock awards in 2010. To be effective, equity given for long-term incentive pay should include performance-vesting features. Our CEO was entitled to a potential payment of $46 million in the event of a change in control. Executive pay policies such as these were not aligned with shareholder interests. Mr. Buckley also was on three boards — overextension concern.

        Vance Coffman was designated a "Flagged (Problem) Director" by The Corporate Library due his chairmanship of Bristol-Myers' audit committee when Bristol-Myers settled an SEC suit alleging substantial accounting fraud. James Farrell was designated a "Flagged (Problem) Director" due to his UAL Corporation directorship leading up to bankruptcy. Directors Coffman and Farrell nonetheless had 3 seats on our most important board committees. Aulana Peters received our highest negative votes, had 21-years tenure (independence concern) and was nonetheless on our executive pay committee.

        An independent Chairman policy can enhance investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman - Yes on 8.

Board's Statement Opposing the Proposal

        After careful consideration, and for the reasons set forth below, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting "AGAINST" this proposal.

  1.
  The Board believes it is fundamentally wrong to permanently and inflexibly separate or combine the positions of Chairman of the Board and CEO. To do so prevents the Board from acting in the stockholders' best interests when selecting future Board leadership or when circumstances change. The Board rejected permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders' best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

  2.
  The Board has already adopted measures, including establishing the role of an independent lead director, to assure its ability to provide independent oversight of management. The Board believes that the Company's corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company's management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, (i) independent directors comprise a substantial majority of the Board; (ii) directors are elected annually with majority vote standard in uncontested director elections; (iii) only independent directors serve on the Audit, Compensation, Finance, and Nominating and Governance Committees; (iv) the committee chairs establish their respective agendas; (v) the Board and committees may retain their own advisors; (vi) the independent directors have complete access to management and employees; (vii) the independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and (viii) the Board and each committee regularly conduct a self-evaluation to determine whether it and its committees function effectively.

    The Board has also designated one of its members to serve as Lead Director, with the following responsibilities that are similar to those typically performed by an independent chairman: (i) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) acts as a key liaison between the Chairman/CEO and the independent directors; (iii) approves the meeting agendas for the Board and approves the meeting schedules to assure that there is sufficient time for discussion of all agenda items; (iv) provides input into the materials to be delivered to the directors in advance of each Board meeting and provides feedback regarding the quality, quantity, and timeliness of those materials; (v) has the authority to call meetings of the independent directors; (vi) communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO); (vii) if requested by major stockholders, ensures that he is available, when appropriate, for consultation and direct communication; and (viii) performs such other duties as requested by the independent directors.

  3.
  The simple act of separating the roles of Chairman and CEO will not, by itself, yield "good governance." Those who support the separation of the roles of board chair and CEO often refer to companies involved in corporate failures, asserting that boards of companies with a separate chairman and CEO can better protect stockholder interests by providing independent oversight of the officers and eliminating conflicts of interest. Notably, many of the highest-profile failures in the United States and Europe (e.g., Worldcom, Vivendi, Adecco, Royal Ahold, ABB, Manesmann, Deutsche Telecom, and American International Group, Inc.) involved companies that had separated the chairman and CEO positions, which did not prevent failures from occurring. The failures of corporate governance at those companies show that separating the chairman and CEO positions did not increase the oversight of management or improve overall governance. Indeed, in those instances, separating the roles of chairman and CEO was irrelevant.

        Given the Company's corporate governance measures that ensure strong, independent directors continue to effectively oversee the Company's management and the role of the Lead Director with responsibilities that are similar to those typically performed by an independent chairman, the Board continues to believe it is in the best long-term interests of the Company and its stockholders to maintain flexibility in the Company's leadership structure and to reject permanently separating or combining the positions of Chairman and CEO.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

INFORMATION ON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table includes all 3M stock-based holdings, as of February 29, 2012, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

Name and Principal Position	Stock(1)	Restricted Stock Units(2)	Deferred Stock(3)	Total(4)
Linda G. Alvarado, Director	12,206	—	9,334	21,540
Vance D. Coffman, Director	5,692	—	23,965	29,657
Michael L. Eskew, Director	—	—	19,982	19,982
W. James Farrell, Director	—	—	9,364	9,364
Herbert L. Henkel, Director	—	—	15,497	15,497
Edward M. Liddy, Director	—	—	33,915	33,915
Robert S. Morrison, Director	97,169	—	21,535	118,704
Aulana L. Peters, Director	5,370	—	44,652	50,022
Robert J. Ulrich, Director	5,784	—	6,000	11,784
George W. Buckley, Director, Executive Chairman of the Board	934,189	32,061	27,771	994,021(5)
David W. Meline, Senior Vice President and Chief Financial Officer	59,546	8,115	—	67,661
Patrick D. Campbell, Chief Financial Officer (former)	536,372	13,769	—	550,141
Inge G. Thulin, Director, President and Chief Executive Officer	440,763	28,799	—	469,562
Joaquin Delgado, Executive Vice President	131,200	28,249	—	159,449
Frederick J. Palensky, Executive Vice President	375,614	14,810	—	390,424
All Directors and Executive Officers as a Group (28 persons)(6)	4,875,583	266,415	215,247	5,357,245

FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

        (1)   This column lists beneficial ownership of 3M common stock as calculated under SEC rules. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person, except that Mr. Buckley has pledged 39,000 shares to secure a financing arrangement. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 29, 2012, as follows: Mr. Buckley (743,392), Mr. Meline (51,326), Mr. Campbell (490,986), Mr. Thulin (411,106), Mr. Delgado (115,367), Dr. Palensky (329,007), and Mr. Morrison (92,632). Mr. Morrison's options were granted during his service as interim CEO from June 30 to December 6, 2005. This column includes the following shares over which the identified

Director has shared voting and investment power through family trusts or joint accounts: Mr. Morrison (3,934) and Mrs. Peters (5,370).

        (2)   This column reflects restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases). The Executive Officers do not have voting power with respect to the shares listed in this column.

        (3)   This column reflects shares earned by the Directors as a result of their service on the Board of Directors, the payout of which has been deferred until following the termination of their membership on the Board of Directors. This column also includes the following shares of the Company's common stock which the Executive Officers are entitled to receive following their retirement from the Company as a result of their election to defer the payout of their 2008 performance share awards under the 3M Performance Unit Plan: Mr. Buckley (27,771), and All Directors and Executive Officers as a Group (31,003). Neither the Directors nor the Executive Officers have voting power with respect to the shares listed in this column.

        (4)   This column shows the individual's total 3M stock-based holdings, including the securities shown in the "Stock" column (as described in note 1), in the "Restricted Stock Units" column (as described in note 2), and in the "Deferred Stock" column (as described in note 3).

        (5)   Of this total number of shares, beneficial ownership of 5,123 shares earned by Mr. Buckley as a result of his 2008 performance share award under the 3M Performance Unit Plan has been assigned to his former spouse pursuant to their marital dissolution agreement.

        (6)   All Directors and Executive Officers, as a group, owned beneficially less than one percent of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF MORE THAN 5 PERCENT STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of more than 5 percent of the outstanding 3M stock.

Name/Address	Common Stock Beneficially Owned	Percent of Class
State Street Corporation(1) State Street Financial Center One Lincoln Street Boston, MA 02111	52,316,840	7.5
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	36,897,523	5.26

        (1)   State Street Corporation ("State Street") reported in a Schedule 13G filed with the SEC on February 9, 2012, that it held as of December 31, 2011, shared voting and shared dispositive power with respect to 52,316,840 shares of 3M common stock. State Street serves as trustee for certain 3M savings plans, including the Company's Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan.

        (2)   Based on information on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 9, 2012.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person owning more than 10 percent of 3M common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2011, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2011 was a good year for the Company in a challenging environment. The Company increased its full-year sales by 11 percent, overcoming the adverse impacts from a slowing worldwide economy. Sales from new products helped fuel this growth, and the Company finished 2011 with a New Product Vitality Index (percentage of the Company's total sales derived from products introduced within the last five years) of 32 percent. The Company delivered annual earnings per share of $5.96, an increase of 6 percent over 2010. The Company's Return on Invested Capital also remained strong at 20 percent. 3M generated significant free cash flow that allowed the Company to return $4.3 billion to its stockholders in 2011 through a combination of dividends and share repurchases. 3M's common stock provided a total shareholder return of -2.8 percent during 2011. When viewed over one-, three-, and five-year time periods, 3M's stock performance places it near the median of a strong group of peer companies that are included in 3M's executive compensation peer group, as reflected in the following table:

        Aligned with the Company's 2011 performance, the amount of the annual incentive compensation earned by each of the Named Executive Officers for 2011 (with the exception of Mr. Meline, whose annual incentive compensation increased as a result of the adjustments to his Total Cash Compensation made in recognition of his promotion to the position of Chief Financial Officer) declined from the corresponding amount earned for 2010, when the Company's performance significantly exceeded the performance targets it established for that year. The value of long-term incentive compensation awards increased slightly in 2011 for Mr. Buckley, Mr. Campbell, and Mr. Delgado, due primarily to similar increases in the grant values provided to executives with similar responsibilities at companies in the Benchmarking Groups. The value of long-term incentive compensation for Mr. Thulin and Mr. Meline increased by larger amounts in 2011, due principally to their promotions to Chief Operating Officer, and Chief Financial Officer, respectively.

        Despite the decline in Mr. Buckley's and Mr. Thulin's annual incentive compensation earned during 2011 (50 percent and 19 percent, respectively), the total compensation of Mr. Buckley and Mr. Thulin for 2011 (as reported in the 2011 Summary Compensation Table in this Proxy Statement) increased over the amount of their total compensation for 2010. There were two principal reasons for these increases:

  •
  First, the reported increase in the value of their pension benefits. For Mr. Buckley, the majority of this increase was attributable to the impact of the above-target annual incentive compensation he earned for 2010 as a result of his leading the Company to very strong growth and overall financial performance in that year. Since the payment of this incentive compensation earned for 2010 did not occur until 2011, this above-target compensation increased the additional supplemental pension benefits Mr. Buckley earned during 2011 pursuant to his 2005 employment agreement (under which the amount of these supplemental pension benefits is based on the amount of his compensation actually paid by the Company). At the same time, a significant portion of the increase in the value of both Mr. Buckley's and Mr. Thulin's benefits was a direct result of a decline in the interest rates (from 5.23 percent in 2010 to 4.15 percent in 2011) used to measure the value of such pension benefits and not any increase in the amounts of the benefits themselves. See the following table for an illustration of the impact of this increase in the value of pension benefits upon their total compensation:

  •
  Second, the adjustment to Mr. Thulin's Total Cash Compensation approved by the Compensation Committee at the time of his promotion to the position of Chief Operating Officer of the Company. This adjustment was made for the purpose of recognizing his increased responsibilities as Chief Operating Officer. This adjustment accounted for nearly all of the increase in his base salary earned during 2011, and for the majority of the increase in the value of his pension benefits (which is reflected as not performance based compensation in the table above since the benefits earned under the pension plans in which Mr. Thulin participates are based on the participant's target Total Cash Compensation and not on the amount of such compensation actually paid by the Company).

        Several important changes in 3M's executive leaders occurred during 2011 and the first two months of 2012. These changes were accompanied by various adjustments in the compensation of the individuals affected by these changes, many of which are reflected in the compensation tables included in this Proxy Statement. Effective April 1, 2011, David W. Meline was appointed as the Company's Senior Vice President and Chief Financial Officer. Mr. Meline succeeded Patrick D. Campbell in this position, in connection with Mr. Campbell's retirement. Effective May 1, 2011, Inge G. Thulin was appointed as the Company's Chief Operating Officer, and effective February 24, 2012, Mr. Thulin was appointed as the Company's next President and Chief Executive Officer. Mr. Thulin succeeds George W. Buckley, who will retire on June 1, 2012. Mr. Buckley served as the Company's Chief Executive Officer for more than six years, during which time he provided stellar leadership and strategic direction, particularly through the global economic crisis of 2008-2009.

        Mr. Buckley's employment agreement with the Company expired on February 23, 2012. Following its expiration, no Named Executive Officer or other executive of the Company, including Mr. Thulin, has any employment or severance agreement with the Company. Similarly, the Company no longer has any supplemental retirement benefit arrangement with any Named Executive Officer or other executive of the Company, including Mr. Thulin.

Factors Creating Alignment between Pay and Performance and Balancing Risk

        3M's executive compensation program includes the following features designed to maintain an appropriate alignment between corporate performance and incentives to perform and delivering competitive total compensation, while also protecting the Company against inappropriate risk-taking and conflicts among the interests of the Company, its stockholders and its executives:

  •
  A large portion of each executive's Total Direct Compensation (cash plus long-term incentives) that is performance-based, varying from 87 percent for CEO George Buckley to a range of 77-82 percent for the other Named Executive Officers;

  •
  An incentive compensation program that utilizes multiple performance-based metrics, focused primarily on growth in revenue and earnings, as well as the efficient use of capital;

  •
  Stock ownership guidelines that are designed to align the financial interests of executives with those of the Company's stockholders;

  •
  A Compensation Committee of experienced and independent individuals, who are assisted by an independent compensation consultant that provides no other services to the Company or 3M management besides advisory support to the Nominating and Governance Committee on the compensation of the Company's nonemployee directors;

  •
  A comprehensive clawback policy that enables the Company to recover overpayments of incentive compensation if the Company is required to make a material restatement of its financial statements;

  •
  "Double trigger" accelerated vesting for equity awards under the Long-Term Incentive Plan in the event of a change in control of the Company, meaning that vesting is accelerated only if an individual's employment is terminated within 18 months following the change in control; and

  •
  No tax gross-up provisions in any compensation plans or employment agreements, with the exception of the now-expired agreement entered into with Mr. Buckley when he joined 3M in 2005, and no tax gross-ups on any executive perquisites.

Significant Compensation Actions During the Past Year

        During 2011 and the first two months of 2012, the Company and the Committee made the following decisions and took the following actions with respect to the Company's executive compensation program:

  •
  Increased the stock ownership guideline applicable to the Chief Executive Officer position from five to six times annual base salary at the time of appointment;

  •
  As part of the Committee's annual review of 3M's executive compensation peer group, removed one company from this group to ensure that each of the peer companies in the group remain reasonably similar to 3M in terms of market capitalization and annual revenues;

  •
  Adjusted the formulas for two of the performance criteria (Return on Invested Capital and the New Product Vitality Index) selected for the performance shares awarded to 3M's executives during 2011 to require higher levels of performance at each level of attainment to earn the same percentage payouts available with respect to the performance shares awarded in 2010; and

  •
  Increased the minimum target percentage for the portion of the Total Cash Compensation of the Named Executive Officers delivered as performance-based annual incentive compensation to 100 percent of their annual base salaries as applied to Mr. Meline and Mr. Thulin.

Principles of 3M's Executive Compensation Program

        3M believes that the compensation of its executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the interests of long-term 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation program:

  •
  Total Direct Compensation should be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward individual contributions that improve the Company's ability to deliver outstanding financial and nonfinancial performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value;

  •
  The portion of Total Direct Compensation that is performance-based (or varies with performance) and is therefore at risk should increase with the level of an individual's responsibility;

  •
  The program should balance incentives for delivering outstanding performance and the potential for encouraging excessive risk-taking;

  •
  The goals for earning performance-based incentives should be consistent with the Company's business objectives and increasing stockholder value over the long term; and

  •
  Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is held in 3M stock.

        The Compensation Committee regularly reviews the design of and risks associated with the Company's executive compensation program and, with the assistance of its independent compensation consultant, makes decisions concerning changes in the executive compensation program when appropriate. The Committee also makes individual pay decisions regarding the compensation of the Company's 20 senior executives, including all of the Named Executive Officers.

Terms

        This Compensation Discussion and Analysis uses the following terms when discussing executive compensation of the Company:

  •
  "Adjusted Net Income" means the net income of 3M as reported in its Consolidated Statement of Income, as adjusted to exclude special items.

  •
  "Benchmarking Groups" means both the survey comparator group and 3M's executive compensation peer group of 17 companies, as described in the "Benchmarking" section of this CD&A.

  •
  "Committee" means the Compensation Committee of the Board of Directors of 3M Company.

  •
  "Economic Profit" means the after-tax income of the Company or a business unit (operating income, plus interest income, minus income taxes), adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business), less a charge (10 percent in 2011) for the capital used to generate such after-tax operating income. Company Economic Profit is calculated using total Company capital, while the Economic Profit of a business unit is calculated using only accounts receivable and inventories of such business unit as capital.

  •
  "Local Currency Sales", a metric used in the Company's annual incentive plans, means the sales of the Company or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business).

  •
  "Named Executive Officers" means the executives whose compensation is reported in the Summary Compensation Table of this Proxy Statement. For 2011, these "Named Executive Officers" are George W. Buckley, Chairman of the Board, President and Chief Executive Officer; David W. Meline, the current Senior Vice President and Chief Financial Officer; Patrick D. Campbell, retired (effective May 1, 2011) Senior Vice President and Chief Financial Officer; Inge G. Thulin, Executive Vice President and Chief Operating Officer; Joaquin Delgado, Executive Vice President, Electro and Communications Business; and Frederick J. Palensky, Executive Vice President, Research and Development and Chief Technology Officer.

  •
  "New Product Vitality Index" means the percentage of the Company's total sales derived from products introduced within the last five years.

  •
  "Organic Sales Growth", a metric used in determining the value of performance shares awarded under the 2008 Long-Term Incentive Plan, means the percentage amount by which the Company's worldwide organic sales growth (sales growth adjusted for acquisitions or divestitures for the 12 months following the date each acquisition or divestiture is completed, price and currency effects) exceeds worldwide real sales growth as reflected in the worldwide Industrial Production Index, as published by Global Insight.

  •
  "Return on Invested Capital" means the after-tax income of the Company (operating income, plus interest income, minus income taxes), adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed, divided by the average quarterly operating capital of the Company (total assets, minus total liabilities other than debt).

  •
  "Total Cash Compensation" means the total of an individual's base salary and annual incentive compensation.

  •
  "Total Direct Compensation" means the total of an individual's Total Cash Compensation plus the grant value of their annual long-term incentive compensation awards (which is based on their grant date fair value as measured under accounting standards).

Benchmarking

        In order to provide competitive Total Direct Compensation, 3M annually surveys the executive compensation practices of a large group of comparator companies (approximately 160, although the number and identity of the companies may vary from year to year). Survey data is statistically regressed to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The survey data is obtained from three consulting firms (Aon Hewitt, Frederic W. Cook & Co., Inc., and Towers Watson). The survey comparator group consists of companies in the Dow Jones Industrial Average (excluding financial services companies), and other companies with annual revenue exceeding $10 billion that participate in the three consultants' executive compensation surveys. By using survey data covering a large number of comparator companies, 3M is able to conduct a rigorous benchmarking process with more complete and reliable data for each executive position benchmarked. The Committee does not review the identity of the companies in this survey comparator group.

        In addition, Aon Hewitt and Frederic W. Cook & Co., Inc. provide pay data and information on the executive compensation practices at the companies in 3M's executive compensation peer group. This pay data is used by the Committee to assess the reasonableness of the benchmarking results for each executive position benchmarked, helping to ensure that the Company's compensation objectives are being met. 3M's executive compensation peer group consists of the following 17 companies, as recommended by the Committee's independent compensation consultant and approved by the Committee:

Avery Dennison Corporation	Honeywell International Inc.
Caterpillar Inc.	Illinois Tool Works Inc.
Danaher Corp.	Johnson & Johnson
Deere & Company	Kimberly-Clark Corporation
E.I. du Pont de Nemours and Company	Medtronic, Inc.
Eaton Corporation	The Procter & Gamble Company
Ecolab Inc.	Tyco International Ltd.
Emerson Electric Co.	United Technologies Corporation
General Electric Company

        The companies in this executive compensation peer group were selected because (1) their performance is monitored regularly by the same market analysts who monitor the performance of 3M, and/or (2) they meet criteria based on similarity of their business and pay models, market capitalization (based on an eight-quarter rolling average), and annual revenues. During 2011 the Committee removed Textron Inc. from the peer group because it no longer met the size criteria required for inclusion.

How the Committee uses this Benchmarking Information

        When establishing and adjusting the Total Cash Compensation and long-term incentive compensation of the Named Executive Officers and other senior executives, the Committee considers the pay data from the Benchmarking Groups. The Committee also uses information on the executive compensation practices at companies in the executive compensation peer group when considering design changes to the Company's executive compensation program.

        With this information the Committee generally aims to provide the Company's executives whose performance meets the Company's expectations with Total Cash Compensation that is at or very close to the median of the corresponding compensation paid to executives in the Benchmarking Groups, and with long-term incentive compensation delivered through annual grants having values that are close to the average of the 50th and 75th percentiles of the corresponding grant values provided to executives in the Benchmarking Groups. For those executives whose performance consistently exceeds the

Company's expectations, their Total Cash Compensation can reach 120 to 125 percent of the median of the corresponding compensation paid to executives in the Benchmarking Groups. Executives whose performance exceeds the Company's expectations can receive annual long-term incentive compensation grants having values near the 75th percentile of the corresponding grant values provided to executives in the Benchmarking Groups.

        Overall, the Company believes that use of this information from the Benchmarking Groups enables the Committee to create better alignment between executive pay and performance.

Role of the Compensation Committee and its Advisors

        3M provides compensation to its executives to recognize their contributions to the success of its business and reward them for delivering performance that meets the growth, profitability, and other objectives of the Company. All elements of this compensation are determined by the Committee, which is composed solely of independent nonemployee directors. In addition, the Committee's decisions concerning the compensation of 3M's Chief Executive Officer are subject to ratification by all of the independent members of the Board of Directors.

        During 2011, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. In addition to participating in the meetings of the Committee, Mr. Paulin provides the Committee with advice in the review of the Company's executive salary structure, annual and long-term incentive compensation plans, compensation-related risks, and other executive pay policies. He also provides expert knowledge of marketplace trends and best practices relating to executive compensation practices and competitive pay levels. Mr. Paulin and his firm provide no other services to the Company or 3M management, with the exception of advisory support to the Nominating and Governance Committee on the compensation of 3M's nonemployee directors so that valuation methodologies and peer groups are consistent with those used for executives and other employees.

        3M's executive officers assist the Committee with the process of determining the compensation of the Company's executives. In particular, Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, performs an annual performance evaluation of each of 3M's senior executives whose compensation is determined by the Committee. The results of these annual performance evaluations form the basis for Mr. Buckley's recommendations to the Committee as to the annual merit base salary and target annual incentive compensation increases for such senior executives as well as the size of their annual long-term incentive compensation awards. The Committee discusses these recommendations with Mr. Buckley at its meetings prior to making its decisions on the amount of any increase to an executive's annual base salary or target annual incentive compensation or any long-term incentive compensation awards.

Elements of the Compensation Program

        The compensation program for 3M's executives consists of the following elements:

  •
  base salary;

  •
  short-term cash incentive in the form of an annual performance-based award opportunity; and

  •
  long-term equity incentives in the form of performance shares, stock options, restricted stock, or restricted stock units.

        3M's executives also participate in various benefit plans made available to most of 3M's U.S. employees, are eligible to participate in several deferred compensation plans (which enable them to save for retirement or other financial planning purposes), and receive certain other benefits, each of which is described in further detail in the All Other Compensation Table. The entire program applied to approximately 110 executives during 2011, including all of the Named Executive Officers.

        The following table shows how the 2011 Total Direct Compensation of each Named Executive Officer was apportioned among these elements, and how these elements relate to the strategic business goals of the Company. This table also reflects the relative balance among the elements as well as the alignment of these executives' compensation with the goal of creating long-term value for the Company and its stockholders.

Elements of Total Direct Compensation				Strategic Goal Alignment

Compensation Element	Performance- Based Compensation	Form of Compensation	Percent of CEO's & NEOs' Total Direct Compensation	Growth	Efficient Use of Capital	Total Shareholder Return

Base Salary		Cash	13% CEO 19-24% NEOs

Annual Incentive	✓	Cash (200% cap) Equity (amount exceeding 200% cap)	21% CEO 14-19% NEOs	•	•	•

Stock Options	✓	Equity	33% CEO 27-36% NEOs			•

Performance Shares	✓	Equity	33% CEO 28-35% NEOs	•	•	•

  Base Salary

        3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed annually, and does not vary with the performance of the Company. Base salaries are designed to compensate the executives for their normal day-to-day responsibilities, and it is the only component of their compensation that is considered to be fixed rather than variable in nature.

  Annual Incentive

        3M provides its executives with annual incentive compensation through plans that are designed to align a significant portion of their Total Cash Compensation with the financial performance of the Company and its business units. Each executive is assigned a target amount of annual incentive compensation as part of his or her Total Cash Compensation, but the amount of annual incentive compensation actually paid depends on the performance of 3M and its relevant business units. For Mr. Buckley, annual incentive compensation represented 62 percent of his target Total Cash Compensation for 2011. For 3M's other Named Executive Officers, annual incentive compensation represented from 42 percent to 50 percent of their target Total Cash Compensation for 2011.

        3M's broad-based annual incentive plan delivers short-term incentive compensation based on three performance metrics:

  •
  Local Currency Sales vs. plan for the current year;

  •
  Economic Profit (of 3M or a business unit, as applicable) vs. plan for the current year; and

  •
  3M Economic Profit vs. the prior year.

        While the annual incentive compensation earned by most 3M executives is determined under this broad-based incentive plan, the annual incentive compensation earned by 3M's Named Executive Officers, as well as the other senior executives whose compensation is decided by the Committee, is determined under the Executive Annual Incentive Plan approved by 3M's stockholders at the 2007 Annual Meeting. A total of 25 3M senior executives participated in this Executive Annual Incentive Plan during 2011. This Executive Annual Incentive Plan, which is intended to provide compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company's Adjusted Net Income.

        The Executive Annual Incentive Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive for a year, which is one-quarter of one percent of the Company's Adjusted Net Income for such year for each Named Executive Officer. However, the Committee utilizes the discretion provided by the Plan to pay each covered executive less than this maximum amount based on such factors as it deems relevant.

        The primary factors considered by the Committee in determining the amount of the Named Executive Officers' annual incentive compensation are each executive's individual performance and the performance of the Company and its business units, as measured by the three performance metrics referred to above and that are used to determine payouts under the broad-based annual incentive plan. While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan if these executives were covered by such plan, it is not bound by these results and may pay different amounts.

        Individual performance is considered as a factor based upon the annual performance evaluation that Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, does for each covered executive (other than himself) and the annual performance evaluation that the independent members of the Board of Directors do for Mr. Buckley. These performance evaluations are done according to 3M's overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing the individual's performance against these goals and objectives at the end of the year. The annual performance evaluation assesses each executive's overall performance against these goals and objectives, but does not assess performance against each goal or objective in a formulaic manner.

  Long-term Incentives

        3M provides long-term incentive compensation to its executives through the Long-Term Incentive Plan approved by 3M's stockholders at the 2008 Annual Meeting. This is a typical omnibus-type plan that authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance cash, performance shares, and other stock awards to management employees of the Company.

  Benefits and Perquisites

        3M's executives generally participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans available to most of the Company's U.S. employees.

        Executives also receive a limited number of additional benefits and perquisites described in more detail in the All Other Compensation Table of this Proxy Statement. These additional benefits and perquisites are provided for the convenience (financial planning assistance, for example), financial security (retirement contributions and premiums for additional life insurance coverage, for example), or personal security (travel on corporate aircraft and monitoring service fees, for example) of the executives. No tax gross-ups are provided on any of these additional benefits and perquisites.

        Mr. Buckley (and also Mr. Campbell, prior to his retirement) also earned supplemental retirement benefits pursuant to his employment agreement with the Company, which was negotiated in 2005 when he agreed to leave his previous employer and join 3M. These supplemental benefits were designed to replace the pension benefits he could not earn under the plans of his previous employer because his accrued benefits under those plans do not grow with his increased compensation at 3M, and it was necessary to provide these supplemental retirement benefits in order to attract him to 3M. Following the

2012 expiration of Mr. Buckley's 2005 employment agreement, none of the Named Executive Officers or other executives of the Company receive similar supplemental retirement benefits.

How 3M Determined the 2011 Compensation of the Named Executive Officers

        All amounts were determined by the Committee, assisted by its independent compensation consultant, with the input of Mr. Buckley (other than with respect to his own compensation). This input included Mr. Buckley's recommendations based on the results of his most recent annual performance evaluations of the other Named Executive Officers. The Committee also utilized the compensation information from the companies in the Benchmarking Groups. In addition, the Committee reviewed a tally sheet comparing the amounts of compensation actually received by the Company's Named Executive Officers to the amounts reported in its annual Proxy Statement as well as the compensation that would be owed to such individuals in the event of the termination of their employment. This tally sheet helps the Committee better understand the Company's potential obligations to the Named Executive Officers following the termination of their employment, as well as assessing the risk of any individual leaving the Company prematurely for the purpose of considering whether it is providing sufficient retention incentives.

        Differences in the amounts of compensation provided to 3M's Named Executive Officers reflect a variety of factors, including job responsibilities, the market pay for executives performing similar responsibilities (as measured by the pay information obtained from companies in the Benchmarking Groups), experience, internal equity, and individual performance. Initially, the Committee aims to provide the Named Executive Officers with Total Cash Compensation that is at or very close to the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups.

        However, the Committee adjusts the stock option portion of the long-term incentive compensation provided to the Named Executive Officers to reflect each individual's actual individual performance during the previous year.

  2011 Base Salary and Target Total Cash Compensation

        Changes in the base salaries and target Total Cash Compensation of the Named Executive Officers are considered annually by the Committee. Any adjustments are made after considering the most recent compensation data for executives with similar responsibilities at companies in the Benchmarking Groups, each individual's position in the salary range for his or her position, and the individual's performance during the preceding annual period.

        In February 2011, the Committee approved the following increases in the base salaries and target Total Cash Compensation of the Named Executive Officers other than Mr. Buckley:

Name	Previous Base Salary	New Base Salary effective 4/1/11	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 4/1/11	% Increase

David W. Meline	$507,140	$589,000	16.1%	$ 900,000	$1,089,000	21.0%

Patrick D. Campbell	$762,600	$762,600	0.0%	$1,328,000	$1,362,528	2.6%

Inge G. Thulin	$600,000	$621,000	3.5%	$1,034,500	$1,068,121	3.2%

Joaquin Delgado	$434,300	$477,921	10.0%	$ 745,600	$ 822,024	10.3%

Frederick J. Palensky	$514,000	$524,233	2.0%	$ 884,000	$ 901,680	2.0%

As a result of these increases, the target Total Cash Compensation of these Named Executive Officers ranged from 85 to 116 percent of the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups. The Committee made no changes to Mr. Buckley's base salary or target Total Cash Compensation, since his target Total Cash Compensation exceeds the median value of the corresponding compensation provided to the CEOs at the companies in the Benchmarking Groups due to the initial terms of his now-expired employment agreement and his strong past performance.

        Mr. Meline's increase was based in part on his contributions to the Company's outstanding financial results during 2010 as well as his leadership roles in various compliance and process improvement activities. The major portion of Mr. Meline's increase resulted from his promotion to the position of Chief Financial Officer effective April 1, 2011, and the adjustment necessary to align his cash compensation with the cash compensation payable to chief financial officers at companies in the Benchmarking Groups. Mr. Campbell's increase reflected his contributions during 2010 when the Company's revenue growth and Economic Profit growth exceeded internal plans, and in which it delivered record free cash flow. Mr. Thulin's increase reflected a record year for sales by 3M's International Operations in 2010, surpassing the record previously established in 2008 before the global financial crisis. Mr. Delgado's increase reflected the outstanding financial performance of the Electro and Communications Business during 2010, including an improvement to nearly 40 percent in the New Product Vitality Index of that business unit. Dr. Palensky's increase reflected his success during 2010 in aggressively energizing the global 3M technical community around new product introductions and the New Product Vitality Index.

        Upon Mr. Thulin's appointment to the position of Chief Operating Officer in May 2011, the Committee approved an adjustment in his base salary and target Total Cash Compensation, to reflect his increased responsibilities. With this adjustment, Mr. Thulin's base salary increased from $621,000 to $825,000 and his target Total Cash Compensation increased from $1,068,121 to $1,650,000. His target Total Cash Compensation was designed to approximate the median value of the corresponding compensation provided to chief operating officers at companies in the Benchmarking Groups.

        After reviewing Mr. Meline's initial performance as Chief Financial Officer, the Committee approved an additional adjustment in his base salary and target Total Cash Compensation effective in October 2011, which was designed to narrow the gap between his compensation and that provided to chief financial officers at companies in the Benchmarking Groups. With this adjustment, Mr. Meline's base salary increased from $589,000 to $623,500 and his target Total Cash Compensation increased from $1,089,000 to $1,153,251. Following this adjustment, his target Total Cash Compensation was 90 percent of the median value of the corresponding compensation paid to chief financial officers at companies in the Benchmarking Groups.

  2011 Annual Incentive

        During 2011 the Committee chose to deliver short-term incentive compensation to its Named Executive Officers in the form of an annual cash incentive under the Executive Annual Incentive Plan. Each Named Executive Officer had a target annual incentive for the year, which is equal to the difference between his or her target Total Cash Compensation and annual base salary. As explained above in the "Annual Incentive" discussion under "Elements of the Compensation Program," the Committee considered the amount of an individual's target annual incentive together with his or her individual performance during 2011. The Committee also considered the 2011 performance of 3M and its business units as measured under the Company's broad-based annual incentive plan when it determined the amount of each Named Executive Officer's annual incentive compensation for 2011.

        Since the Company satisfied the Executive Annual Incentive Plan's performance objective by earning Adjusted Net Income of $4.283 billion for 2011, the Plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($10,707,500). In order to more closely align the payout to each individual with the 2011 performance of the Company and the relevant business unit as well as the individual's performance, the Committee reduced the amounts payable to the Named Executive Officers (including Mr. Buckley) from the plan authorized maximum amount to the following amounts (Mr. Buckley's reduced amount of 2011 annual incentive compensation was ratified by the independent members of the 3M Board of Directors):

Name	Target Annual Incentive($)	Actual 2011 Incentive($)

George W. Buckley	2,795,000	2,809,534

David W. Meline	481,065	483,566

Patrick D. Campbell	187,631	188,607

Inge G. Thulin	698,356	690,084

Joaquin Delgado	336,028	311,498

Frederick J. Palensky	375,614	415,324

        As explained above, one of the primary factors considered by the Committee in determining payouts under the Executive Annual Incentive Plan is the amount that would have been payable under the Company's broad-based annual incentive plan if the Named Executive Officers had been covered by such plan. These amounts were based on the following performance results for the Company and, as applicable, the respective business units of the Named Executive Officers during 2011 (dollar amounts in millions) with respect to each performance metric of the broad-based annual incentive plan:

	Local Currency Sales			Economic Profit				Weighted Average Payout % Based on Payout Curve
							Total Company Economic Profit vs. Prior Year
Business Unit	Plan	Actual	Actual vs. Plan	Plan	Actual	Actual vs. Plan

Total Company	$27,966	$28,463	102%	$2,405	$2,304	96%	96%	101%

Electro and Communications Business	$ 3,235	$ 3,204	99%	$ 477	$ 443	93%	96%	93%

Total International	$18,789	$18,492	98%	$2,867	$2,712	95%	96%	92%

        The Committee then decided whether to adjust the amounts of these payouts to reflect the 2011 performance of each Named Executive Officer. The Committee decided to make no adjustment in the payouts to Mr. Meline and Mr. Thulin, due to the relatively short amount of time they had been in their new positions as Chief Financial Officer and Chief Operating Officer, respectively. The Committee also decided to make no adjustment in the payout to Mr. Campbell due to the brief amount of time he served during 2011 prior to his retirement. The amount of Dr. Palensky's payout was increased to recognize his success in delivering a fourth consecutive year of sales from first year new products exceeding $1 billion and an overall New Product Vitality Index of 32 percent for 2011. The Committee made no adjustment in the payouts to Mr. Buckley and Mr. Delgado due to their performance during 2011 which met the Company's expectations.

  Long-term Incentives — 2011 Annual Grants

        After considering the most recent long-term incentive compensation data from companies in the Benchmarking Groups and after taking into account its evaluation of their individual performance during 2010, the Committee approved (and in the case of Mr. Buckley, the independent members of the Board of Directors ratified) the following grant values of the Named Executive Officers' annual long-term incentive compensation awards for 2011. For ease of comparison, the following table also shows the grant values of the Named Executive Officers' 2010 annual long-term incentive compensation awards and the percentage change between the two amounts.

Name	Grant Value of 2010 Annual Awards	Grant Value of 2011 Annual Awards	% Change

George W. Buckley	$8,000,000	$8,500,000	6.25%

David W. Meline	$ 924,720	$1,174,096	26.97%

Patrick D. Campbell*	$2,192,000	$2,329,000	6.25%

Inge G. Thulin	$1,578,000	$2,330,293	47.67%

Joaquin Delgado	$1,528,945	$1,571,000	2.75%

Frederick J. Palensky	$1,329,886	$1,327,000	-0.22%

*
A portion of Mr. Campbell's 2011 Annual Awards was forfeited when he retired from the Company in May 2011, pursuant to rules adopted by the Compensation Committee which apply upon the retirement of any of the Company's executives. As a result of his retirement, 50 percent of the 2011 performance shares awarded to Mr. Campbell (having a grant value of $595,949) was forfeited.

        Mr. Meline and Mr. Thulin received significantly larger percentage increases in the grant values of their 2011 awards due to their promotions to new positions and the adjustment of their grant values to bring their grant levels in line with the grant values provided to their peers at companies in the Benchmarking Groups. The increase in the grant value of the awards provided to Mr. Buckley was due primarily to a similar increase in the grant values provided to chief executive officers at companies in the Benchmarking Groups.

        Consistent with market practices at companies in the Benchmarking Groups, during 2011 the Committee chose to deliver one-half of the target grant value of the annual long-term incentive compensation awards provided to 3M's Named Executive Officers in the form of stock options (before adjustment for individual performance) and the remaining one-half in the form of performance shares. The performance criteria selected by the Committee for the performance shares awarded during 2011 were designed to focus management attention on three key factors that create long-term stockholder value: Organic Sales Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index.

        The number of shares of 3M common stock that could be delivered for each performance share awarded in 2011 is linked to the Company's performance as measured by the criteria of Organic Sales Growth, Return on Invested Capital, and the New Product Vitality Index. Approximately 40 percent of this number will be determined by Organic Sales Growth, another 40 percent will be determined by Return on Invested Capital, and the remaining 20 percent will be determined by the New Product Vitality Index. With these weightings, 60 percent of each individual's long-term incentive opportunity attributable to these awards is tied to the Company's long-term sales growth objective, a key contributor to long-term stockholder value. Attainment of these three independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows (2011 — 50 percent; 2012 — 30 percent; and 2013 — 20 percent). However, the formulas by which the Company's performance is measured do not change over the three-year performance period.

        The number of shares of 3M common stock that could actually be delivered at the end of the three-year performance period ending on December 31, 2013, may be anywhere from 0 percent to 200 percent of each performance share granted, depending on the performance of the Company during such performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period.

        The Committee approved the following formulas for determining the number of shares of 3M common stock actually delivered for each performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three performance objectives. The formulas for two of the three performance criteria, Return on Invested Capital and the New Product Vitality Index, were adjusted to require higher levels of performance than those established for the performance shares awarded in 2010, consistent with the Company's objectives to deliver improved financial returns and innovation performance over time. The formula for the Organic Growth metric was not changed from the formula applied with respect to the performance shares awarded in 2010, due to the ongoing complexity and uncertainty in the global economy as the year began.

Organic Sales Growth Exceeding IPI	% of number of Performance Shares	Return on Invested Capital	% of number of Performance Shares	New Product Vitality Index	% of number of Performance Shares	Total % of number of Performance Shares

below -1.0%	0%	below 19.0%	0%	below 28.0%	0%	0%

-1.0%	8%	19.0%	8%	28.0%	4%	20%

0.5%	40%	21.0%	40%	33.0%	20%	100%

2.0% or higher	80%	23.0% or higher	80%	38.0% or higher	40%	200%

        The above formulas are not a prediction of how 3M will perform during the years 2011 through 2013. The sole purpose of these formulas, which were approved by the Committee in February 2011, is to establish a method for determining the payment of long-term incentive compensation under the Long-Term Incentive Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M's future performance.

  Long-term Incentives — Other Grants

        See the 2011 Grants of Plan-Based Awards Table in this Proxy Statement for information regarding the other long-term incentive grants made to the Named Executive Officers during 2011, including retention grants of restricted stock units to Mr. Delgado and Dr. Palensky and a grant of restricted stock units to Mr. Campbell intended to recognize his assistance and support to Mr. Meline as he succeeded Mr. Campbell in the position of Chief Financial Officer.

        The 2011 Grants of Plan-Based Awards Table also reflects a grant of 2010 Performance Shares made to Mr. Meline under the 2008 Long-Term Incentive Plan. These 2010 Performance Shares were granted to Mr. Meline upon his appointment as Chief Financial Officer, which was effective April 1, 2011. Consistent with the Company's treatment of other newly-appointed senior executives, these performance shares were intended to provide him with a portion of the long-term incentive compensation granted to comparable executives in 2010, prorated to reflect the amount of time in his new position. The performance criteria selected by the Committee for the 2010 Performance Shares were the same as the performance criteria for the 2011 Performance Shares: Organic Sales Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index. The number of shares of 3M common stock that could be delivered for each 2010 Performance Share is linked to the Company's performance as measured by the criteria of Organic Sales Growth, Return on

Invested Capital, and the New Product Vitality Index. Approximately 40 percent of this number will be determined by Organic Sales Growth, another 40 percent will be determined by Return on Invested Capital, and the remaining 20 percent will be determined by the New Product Vitality Index. Attainment of these three independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows (2010 — 50 percent; 2011 — 30 percent; and 2012 — 20 percent). However, the formulas by which the Company's performance is measured do not change over the three-year performance period. The number of shares of 3M common stock that could actually be delivered at the end of the three-year performance period ending on December 31, 2012, may be anywhere from 0 percent to 200 percent of each 2010 Performance Share granted, depending on the performance of the Company during such performance period. However, Mr. Meline may forfeit all or a portion of such shares if he does not remain employed by the Company throughout the three-year performance period.

        In February 2010 the Committee approved the following formulas for determining the number of shares of 3M common stock actually delivered for each 2010 Performance Share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three performance objectives as follows:

Organic Sales Growth Exceeding IPI	% of number of Performance Shares	Return on Invested Capital	% of number of Performance Shares	New Product Vitality Index	% of number of Performance Shares	Total % of number of Performance Shares

below -1.0%	0%	below 15.0%	0%	below 22.0%	0%	0%

-1.0%	8%	15.0%	8%	22.0%	4%	20%

0.5%	40%	20.0%	40%	29.0%	20%	100%

2.0% or higher	80%	22.5% or higher	80%	36.0% or higher	40%	200%

        The above formulas are not a prediction of how 3M will perform during the years 2010 through 2012. The sole purpose of these formulas, which were approved by the Committee in February 2010, is to establish a method for determining the payment of long-term incentive compensation under the Long-Term Incentive Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M's future performance.

Stock Ownership Guidelines

        The Company's stock ownership guidelines apply to all Section 16 officers of the Company and are designed to increase an executive's equity stake in 3M and more closely align his or her interests with those of 3M's stockholders. The guidelines provide that the Chief Executive Officer should attain beneficial ownership of 3M stock equal to six times his or her annual base salary at the time of appointment, the Executive and Senior Vice Presidents should attain beneficial ownership of 3M stock equal to three times their annual base salaries at the time of appointment, and Vice Presidents should attain beneficial ownership of 3M stock equal to two times their annual base salaries at the time of appointment.

        While the stock ownership guidelines provide that executives should attain this beneficial ownership of 3M stock within five years of their appointment to these positions, all of our Named Executive Officers have already attained or exceeded these ownership levels. However, if an officer is not on track (measured by multiplying 20 percent of the target ownership by the number of years since their appointment) to meet the required level of ownership, the guidelines provide that he or she will be required to hold and not sell a sufficient number of the after-tax 3M shares received upon the next payout of performance shares to be on track to satisfy the required ownership level. Effective upon Mr. Thulin's appointment as Chief Executive Officer in February 2012, his required ownership level increased to six times his new base salary and he will have five years to reach this level of ownership, pursuant to these guidelines.

        For purposes of these guidelines, shares owned directly by an officer or by members of the officer's immediate family, shares owned indirectly through an officer's account in the Company's 401(k) plan or another deferred compensation plan, unvested shares of restricted stock owned by an officer, and shares represented by unvested restricted stock units granted to an officer are considered to be beneficially owned by the officer and are counted in determining attainment of the required ownership level.

        To prevent speculation or hedging of interests in our equity by our executive officers, the Company prohibits short sales of 3M stock or the purchase or sale by these executive officers of financial instruments, including options, puts, calls, equity swaps, collars, or other derivative instruments that are directly linked to 3M stock.

Policy on Reimbursement of Incentive Payments ("Clawback")

        The Company's Board of Directors has adopted a policy requiring the reimbursement of excess incentive compensation payments made to an executive in the event that 3M is required to make a material restatement of its financial statements. This policy applies to all senior executives of the Company including all of the Named Executive Officers. This policy does not require any misconduct on the part of the covered executive whose excess incentive compensation payment is being reimbursed. As long as the Company is required to make a material restatement of its financial statements that causes an incentive compensation payout to be higher than it should have been, the Company may seek to recover the overpayment from all affected executives irrespective of whether their conduct contributed to the need for the restatement. The Company established this policy prior to the passage of the Dodd-Frank Act, which establishes new requirements for such policies. Upon issuance by the Securities and Exchange Commission of final implementing regulations for the Dodd-Frank Act's requirements, the Company will make any changes to its existing policy as may be required to comply with those regulations.

Limit on Tax-Deductible Compensation

        Section 162(m) of the Internal Revenue Code prohibits 3M from deducting compensation paid in any year to its Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees"), in excess of $1 million, but does not subject performance-based compensation to this limit. Due to his service as the Company's interim Chief Executive Officer for a period of approximately six months in 2005, one of the members of the Committee (Robert S. Morrison) does not participate in the Committee's decisions involving performance-based compensation since he is not considered an "outside director" of the Company for purposes of Section 162(m) and the regulations published thereunder.

        The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Severance or Change in Control Arrangements

        With the exception of Mr. Buckley, who entered into his now-expired employment agreement when he joined the Company in 2005 (leaving a similar position at Brunswick Corporation), 3M does not have severance plans or arrangements with any of its Named Executive Officers. The absence of such arrangements reflects the Company's and the Committee's preference for operating without legally binding severance commitments, and preserves maximum flexibility to deal with individual situations if and when the need arises. An exception was made in the case of Mr. Buckley at the time he was hired by the Company in 2005, and was part of the employment terms and conditions offered by the Company to persuade him to leave his previous employer.

        Similarly, 3M does not have arrangements providing for payments or other compensation in the event of a change in control of the Company, other than the payment, exercise, or delivery of long-term incentive compensation awards issued prior to a change in control. For awards with a grant date prior to February 9, 2010, in the event of a change in control of the Company, both the Long-Term Incentive Plan and its predecessors provided for (1) accelerated vesting of outstanding stock options, restricted stock, and restricted stock units, and (2) the immediate termination and payout of all outstanding performance units and performance shares. This provision was intended to protect the previously-earned long-term incentive compensation of employees (including the Named Executive Officers) against the uncertainty and risk of nonpayment that might occur following a takeover of the Company.

        In 2010 the Board of Directors amended the Long-Term Incentive Compensation Plan to eliminate the prior "single trigger" accelerated vesting provision in the event of a change in control of the Company, and to establish a "double trigger" vesting acceleration provision. This new "double trigger" provision applies to awards with a grant date on or after February 9, 2010. Specifically, the provision means that an employee whose employment is terminated without cause or who resigns for "good reason" within 18 months following a change in control of the Company will have (1) accelerated vesting of any outstanding stock options, restricted stock, and restricted stock units, and (2) an immediate payout of any outstanding performance unit and performance share awards. The Board of Directors also amended the Long-Term Incentive Plan to eliminate a provision that would have required the Company to provide employees (including the Named Executive Officers) with a gross-up payment in the event any excise tax was determined to apply as a result of the payment, vesting, or delivery of long-term incentive compensation awards made thereunder in the event of a change in control. The Company does not intend to include change in control "single trigger" accelerated vesting or excise tax gross-up provisions in future equity awards or agreements.

        The now-expired employment agreement that the Company entered into with Mr. Buckley in 2005 (and also with Mr. Campbell, prior to his retirement) requires the Company to provide him with tax gross-up payments in the event that any payments or other benefits provided to him under his agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of a change in control of the Company. The purpose of such tax gross-up payments would be to give Mr. Buckley sufficient cash with which to pay such excise tax and the additional income and other taxes payable as a result of such payment. The Company does not intend to include such "excise tax gross-up payment" provisions in future employment agreements or arrangements it may establish with its executives. Mr. Thulin has no contractual right to excise tax gross-up payments, for example.

Say on Pay Advisory Approval of Executive Compensation

        As required by Section 14A of the Securities Exchange Act, in 2011 the Company conducted its first advisory vote of stockholders with respect to the compensation of its Named Executive Officers. 3M stockholders present or represented by proxy at the Company's Annual Meeting of stockholders approved the compensation of the Company's Named Executive Officers as disclosed in the 2011 proxy by a margin of more than ten to one. While the approval was advisory in nature, the Committee has taken note of this positive response and views the outcome as confirmation that stockholders generally believe that the pay of the Named Executive Officers is appropriately aligned with their performance and the performance of the Company as well as the interests of 3M's stockholders. As a consequence, the results of this vote have not caused the Committee to make any changes in either the executive compensation program or the compensation of any Named Executive Officer.

COMPENSATION COMMITTEE REPORT

        In accordance with the SEC's disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the "Committee") has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2012 Proxy Statement of 3M Company and 3M Company's Annual Report on Form 10-K for the year ended December 31, 2011.

  Submitted by the Compensation Committee

  Vance D. Coffman, Chair
  Edward M. Liddy
  Robert S. Morrison
  Aulana L. Peters
  Robert J. Ulrich

Assessment of Risk Related to Compensation Programs

        Based on the Company's recent assessment, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. To conduct this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. The Company believes that the Company's overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and "clawback" policy all work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks. In this regard, the Company's strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. The Compensation Committee, with assistance from its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc., reviewed the Company's risk assessment and a separate risk assessment that Mr. Paulin conducted for the Committee on the Company's executive compensation policies and practices. Based on their consideration of these assessments, the Committee concurred with the Company's determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company.

2011 Summary Compensation Table

        The following table shows the compensation earned or received during 2011, 2010, and 2009 by each of 3M's Named Executive Officers (as determined pursuant to the SEC's disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)

George W. Buckley	2011	1,720,000	5,546,295	3,441,520	2,809,534	11,295,403	578,986	25,391,738
Chairman of the	2010	1,720,000	8,022,714	3,772,940	5,590,000	3,970,767	632,673	23,709,094
Board, President and	2009	1,720,000	4,333,655	3,757,572	3,859,112	943,165	322,289	14,935,793
Chief Executive Officer
David W. Meline(6)	2011	577,160	1,980,075	185,762	483,566	248,903	76,114	3,551,580
Senior Vice President and
Chief Financial Officer
Patrick D. Campbell(7)	2011	260,066	2,067,924	1,078,719	188,607	2,301,125	168,378	6,064,819
(Former) Senior Vice President	2010	762,600	2,072,090	1,150,727	1,102,846	1,243,427	118,397	6,450,087
and Chief Financial Officer	2009	762,600	972,032	1,059,032	701,958	905,716	88,510	4,489,848
Inge G. Thulin	2011	751,750	1,528,960	872,599	690,084	1,380,089	136,788	5,360,270
Executive Vice	2010	598,500	1,500,049	1,043,937	850,119	760,144	155,380	4,908,129
President and	2009	594,000	700,021	854,148	558,439	697,638	126,870	3,531,116
Chief Operating Officer
Joaquin Delgado(6)	2011	467,016	2,821,507	694,007	311,498	586,539	87,439	4,968,006
Executive Vice President
Electro and Communications
Business
Frederick J. Palensky(6)	2011	521,675	1,750,498	832,914	415,324	390,221	109,312	4,019,944
Executive Vice President
Research and Development
and Chief Technology Officer

FOOTNOTES TO 2011 SUMMARY COMPENSATION TABLE

        (1)   The amounts in the Stock Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012. The amounts included in this column for the performance share awards made during 2011 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these performance share awards, the maximum value of these awards at the grant date would be as follows: Mr. Buckley — $8,500,132; Mr. Meline — $3,049,836; Mr. Campbell — $2,384,036; Mr. Thulin — $3,053,444; Mr. Delgado — $1,428,002; and Dr. Palensky — $1,242,004. The amounts in this column also include the portion of the annual incentive compensation that exceeded 200 percent of the executive's annual target amount and that was earned by each executive during 2010 under the Company's Executive Annual Incentive Plan but paid in the form of restricted stock units granted during 2011 under the 2008 Long-Term Incentive Plan, as follows: Mr. Buckley — $1,296,229; Mr. Meline — $98,003; Mr. Campbell — $125,837; Mr. Thulin — $2,238; Mr. Delgado — $107,490; and Dr. Palensky — $129,417.

        (2)   The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards

Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012.

        (3)   The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned by each individual during 2011 under the Company's Executive Annual Incentive Plan.

        (4)   The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual's pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012. The interest rate used to measure the value of such pension benefits declined from 5.23 percent in 2010 to 4.15 percent in 2011, accounting for a significant portion of the increase in the value of the pension benefits of the Named Executive Officers. There were no above-market earnings on deferred compensation under the Company's nonqualified deferred compensation programs.

        (5)   See the All Other Compensation table below for details.

        (6)   No amounts are reported for Mr. Meline, Mr. Delgado, or Dr. Palensky for the years 2010 and 2009 since they were not Named Executive Officers of the Company for those years.

        (7)   Mr. Campbell retired from the Company effective May 1, 2011.

2011 All Other Compensation Table

	401(k) Company Match ($)(1)	VIP Excess Company Match ($)(2)	Executive Life Insurance ($)(3)	Financial Planning($)	Personal Aircraft Use ($)(4)	Security Systems/ Services ($)(5)	Personal Auto Use ($)(6)	Total($)
George W. Buckley	11,025	317,925	0	0	119,022	83,188	47,826	578,986
David W. Meline	11,025	39,673	12,186	13,230	0	0	0	76,114
Patrick D. Campbell	11,025	50,306	93,216	13,831	0	0	0	168,378
Inge G. Thulin	8,820	48,847	65,891	13,230	0	0	0	136,788
Joaquin Delgado	8,820	29,677	35,712	13,230	0	0	0	87,439
Frederick J. Palensky	8,820	36,071	49,950	14,471	0	0	0	109,312

FOOTNOTES TO 2011 ALL OTHER COMPENSATION TABLE

        (1)   The amounts shown reflect 3M matching contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this plan may receive 3M matching contributions on their pre-tax contributions to the plan on up to six percent of their eligible pay.

        (2)   The amounts shown reflect 3M matching contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax law for tax-qualified defined contribution plans. The Plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by federal tax laws, and to receive

Company matching contributions similar to the matching contributions provided under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan.

        (3)   The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective whole life or universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (4)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's personal use of corporate aircraft during 2011. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, navigation charges, on-board catering, and crew travel expenses.

        (5)   This amount reflects the expenses incurred by 3M during 2011 for monitoring services and for the labor and materials needed to complete several projects improving the personal security of Mr. Buckley and his family at their residences. Included in this amount are the costs of installing a new camera system and improved lighting.

        (6)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's personal use of Company-provided automobiles and local ground transportation. These costs include lease payments (or the amortized purchase cost) for the vehicles, fuel, insurance premiums, and maintenance.

Grants of Plan-Based Awards

        The following table reflects the various equity and non-equity plan awards granted to the Named Executive Officers during 2011. With the exception of the annual incentive compensation earned by such Named Executive Officers under the Executive Annual Incentive Plan, all of the awards referred to in this table were granted under the 2008 Long-Term Incentive Plan. All of the restricted stock unit awards listed in this table include the right to receive a cash payment of dividend equivalents (the dividends that would have been paid on the same number of shares of 3M common stock during the vesting period) at the vesting date. The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation and, in the case of performance share awards, are based upon the probable outcome of the applicable performance conditions. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012.

 2011 Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
					Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)					Exercise or Base Price of Option Awards ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards($)
Name	Type of Grant(1)	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George W. Buckley	11PS	02/08/2011			10,118	50,590	101,180				4,250,066
	Option	02/08/2011							213,759	89.47	3,441,520
	RSU	03/15/2011						14,483(7)			1,296,229
	AIP	n/a	2,795,000	10,707,500
David W. Meline	11PS	02/08/2011			455	2,275	4,550				191,123
	Option	02/08/2011							11,538	89.47	185,762
	RSU	03/15/2011						1,095(7)			98,003
	11PS	04/01/2011			1,794	8,971	17,942				782,361
	10PS	04/01/2011			1,235	6,173	12,346				551,434
	RSU	04/01/2011						3,835(8)			357,154
	AIP	n/a	481,065	10,707,500
Patrick D. Campbell	11PS	02/08/2011			2,838	14,189	28,378				1,192,018
	Option	02/08/2011							57,191	89.47	920,775
	Option	02/14/2011							23,609	91.90	157,944
	RSU	03/15/2011						1,406(7)			125,837
	RSU	04/01/2011						8,054(9)			750,069
	AIP	n/a	187,631	10,707,500
Inge G. Thulin	11PS	02/08/2011			1,700	8,499	16,998				714,001
	Option	02/08/2011							43,560	89.47	701,316
	RSU	03/15/2011						25(7)			2,238
	Option	04/29/2011							20,288	97.21	145,209
	Option	04/29/2011							3,643	97.21	26,074
	11PS	05/01/2011			1,786	8,931	17,862				812,721
	AIP	n/a	698,356	10,707,500
Joaquin Delgado	11PS	02/08/2011			1,700	8,499	16,998				714,001
	Option	02/08/2011							43,106	89.47	694,007
	RSU	03/15/2011						1,201(7)			107,490
	RSU	09/01/2011						24,507(10)			2,000,016
	AIP	n/a	336,028	10,707,500
Frederick J. Palensky	11PS	02/08/2011			1,478	7,392	14,784				621,002
	Option	02/08/2011							35,510	89.47	571,711
	RSU	03/15/2011						1,446(7)			129,417
	Option	05/03/2011							36,637	96.83	261,203
	RSU	06/01/2011						10,937(11)			1,000,079
	AIP	n/a	375,614	10,707,500

FOOTNOTES TO 2011 GRANTS OF PLAN-BASED AWARDS TABLE

        (1)   Abbreviations for the Type of Grant: 10PS = 2010 Performance Shares; 11PS = 2011 Performance Shares; Option = Stock Options; RSU = Restricted Stock Units; AIP = Annual Incentive.

        (2)   The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the target and maximum amounts that may be earned by each individual during 2011 under the Executive Annual Incentive Plan. This Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year (established for purposes of complying with Section 162(m) of the Internal Revenue Code), which for each of the Named Executive Officers was one-quarter of one percent of the Company's Adjusted Net Income for 2011, and then permits the Compensation Committee to pay each covered executive less than this maximum amount based on such factors as it deems relevant. These factors include, but are not limited to, individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three metrics used to determine payouts under the Company's broad-based annual incentive plan (see "Elements of the Compensation Program — Annual Incentive" in the Compensation Discussion and Analysis of this Proxy Statement). While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan (based on the performance of 3M and its business units) if the Named Executive Officers were covered by such plan, it is not bound by these results and may decide to pay different amounts.

        (3)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2011 Performance Shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual as a result of the 2011 performance shares granted to each individual during 2011 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2011, 2012, and 2013, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Growth, Return on Invested Capital, and the New Product Vitality Index). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — 2011 Annual Grants" portion of the Compensation Discussion and Analysis.

        (4)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2010 Performance Shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by Mr. Meline as a result of the 2010 performance shares granted to him during 2011 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2010, 2011, and 2012, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Growth, Return on Invested Capital, and the New Product Vitality Index). These 2010 Performance Shares were granted to Mr. Meline upon his appointment as Chief Financial Officer. Consistent with the Company's treatment of other newly-appointed senior executives, these performance shares were intended to provide him with a portion of the long-term incentive compensation granted to comparable executives in 2010, prorated to reflect the amount of time in his new position. For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — Other Grants" portion of the Compensation Discussion and Analysis.

        (5)   The amounts shown as the All Other Option Awards reflect the numbers of nonqualified stock options granted to each individual during 2011 under the 2008 Long-Term Incentive Plan. The options granted on February 8, 2011, were part of the Company's annual grant of stock options to the approximately 5,400 employees participating in the plan, and they vest in installments of one-third on each of the first three anniversaries of the grant date. The options granted to Mr. Campbell on February 14, 2011, to Mr. Thulin on April 29, 2011, and to Dr. Palensky on May 3, 2011, represent progressive stock options (commonly referred to as reloads) issued upon their exercise (via a stock swap, using shares of 3M common stock already owned by the optionee) of nonqualified options granted under pre-2005 versions of the Management Stock Ownership Program which provided for the receipt of such reloads when the optionee pays the exercise price in shares of the Company's common stock. 3M offered progressive stock options with respect to nonqualified stock options granted before May 2005 to encourage executives to acquire and accumulate actual shares of 3M common stock by exercising their stock options early rather than holding such options until the end of their term and then immediately selling the shares acquired upon exercise. Stock options granted by the Company since May 2005 have not been eligible for the grant of new progressive stock options upon their exercise. Progressive stock options vest in full six months following the grant date.

        (6)   The exercise price for all stock options granted under the Company's 2008 Long-Term Incentive Plan is set at the fair market value of a share of 3M common stock on the option grant date (as required by the provisions of the plan). As provided in the plan, the fair market value of a share of 3M common stock is computed as the closing price at which 3M common stock traded on the New York Stock Exchange on the applicable date.

        (7)   These amounts reflect the number of restricted stock units granted to each individual during 2011 as payment of a portion of his annual incentive compensation earned for 2010 (the portion that exceeded 200 percent of his target annual incentive for such year was delivered in the form of restricted stock units granted in 2011). These restricted stock units vest in full on January 2, 2014, assuming continued employment until such vesting date or until the individual retires.

        (8)   This amount reflects an additional grant of restricted stock units to Mr. Meline upon his appointment as Chief Financial Officer. Since these restricted stock units were intended to provide him with a portion of the long-term incentive compensation granted to comparable executives in 2009, prorated to reflect the amount of time in his new position, they vested in full on February 9, 2012.

        (9)   This amount reflects an additional grant of restricted stock units to Mr. Campbell to provide an incentive for him to remain available to the Company and his successor for consulting and transition assistance for a reasonable period following his retirement. These restricted stock units vest in full on the second anniversary of the grant date, so long as Mr. Campbell remains reasonably available to provide consulting and transition services to the Company and provides such services when requested by the Chief Executive Officer or the Chief Financial Officer during the period ending on the vesting date.

        (10) This amount reflects an additional grant of restricted stock units to Mr. Delgado as a retention incentive. These restricted stock units vest in full on the fifth anniversary of the grant date, assuming continued employment.

        (11) This amount reflects an additional grant of restricted stock units to Dr. Palensky as a retention incentive. These restricted stock units vest in full on the third anniversary of the grant date, assuming continued employment.

ADDITIONAL INFORMATION REGARDING THE EMPLOYMENT
AGREEMENTS OF THE NAMED EXECUTIVE OFFICERS

        Some of the grants and compensation reflected in the tables included in this Proxy Statement are a direct result of the now-expired employment agreements that the Company entered into with two of the Named Executive Officers. The following summary identifies the material terms of these agreements that impacted the compensation of, and grants to, these individuals during 2011.

George W. Buckley

        3M entered into an employment agreement with George W. Buckley providing for his employment as President and Chief Executive Officer of the Company and for his election as Chairman of the Board of Directors of 3M. The agreement became effective December 6, 2005, and expired on February 23, 2012. The Company and Mr. Buckley have amended the agreement on several occasions, and this summary reflects the agreement as amended.

        The agreement requires that Mr. Buckley receive an annual base salary of $1,600,000, subject to increases as determined by the Compensation Committee of the Board. The agreement also requires that Mr. Buckley be eligible to participate in the Company's Executive Profit Sharing Plan (subsequently replaced by the Executive Annual Incentive Plan), with a target annual bonus which is the greater of $2,600,000 and 150 percent of his annual base salary.

        Pursuant to the agreement, the Company granted to Mr. Buckley nonqualified stock options and restricted stock units. All of these stock options and restricted stock units have now vested in full. Mr. Buckley may not sell or otherwise dispose of the shares of 3M common stock he received upon the vesting of these restricted stock units (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board.

        As amended, the agreement gives Mr. Buckley (while he remains employed by the Company) the right to have the Company purchase one of his residences in Illinois or Minnesota at its then prevailing value (to be determined by an appraiser mutually agreeable to both parties) if he is unable to complete the sale of such residence within 120 days after electing to exercise this right.

        The agreement provides that Mr. Buckley will be eligible for the same perquisites that the Company makes available to its other senior executives. Mr. Buckley, along with members of his family and invited guests, is allowed to use the aircraft owned by the Company for personal travel. The Company will provide Mr. Buckley with an automobile and driver for travel in the Minneapolis-St. Paul area, and with an additional luxury automobile for which the Company will pay all insurance, maintenance, gasoline, and other operating expenses. The Company will provide appropriate security at Mr. Buckley's personal residences.

        The agreement provides that Mr. Buckley will earn a supplemental retirement benefit payable in the form of an annuity over his lifetime (or, if he so chooses, in the form of an annuity payable over his lifetime and the lifetime of a joint annuitant) beginning following his termination of employment. The amount of this benefit will be the amount by which (a) a single life annuity payable for Mr. Buckley's lifetime commencing at age 60 (or, if later, on the date of his termination of employment) equal to 40 percent of his highest average annual cash compensation (base salary plus bonus) during any three consecutive years during his final ten years of employment (but not less than a minimum amount of $4,200,000), exceeds (b) the sum of his actual pension benefits payable at age 60 (or, if later, on the date of his termination of employment) under the plans of the Company and his previous employers. The benefit formula for this supplemental retirement benefit increases by 2 percent (from 40 percent) for each full year following Mr. Buckley's 60th birthday that he remains employed by the Company, up to a maximum of 50 percent. This supplemental retirement benefit has now vested in full. In the event that the payments of this supplemental retirement benefit received by Mr. Buckley prior to his death (or by Mr. Buckley and his joint annuitant prior to their deaths) are less than the actuarially equivalent lump-sum value of such annuity payments determined at the time the payments commence, the Company will pay in a lump sum to his beneficiary (or to Mr. Buckley's estate, if the beneficiary is deceased) the amount by which such actuarially equivalent lump-sum value exceeds the amount of payments received prior to his death (or prior to the deaths of Mr. Buckley and his joint annuitant).

Patrick D. Campbell

        3M entered into an employment agreement with Patrick D. Campbell at the time he was hired to serve as the Senior Vice President and Chief Financial Officer of the Company. The agreement became effective on February 1, 2005, and expired upon Mr. Campbell's retirement on May 1, 2011. The Company and Mr. Campbell amended the agreement during 2008, and this summary reflects the agreement as amended.

        The agreement required the Company to provide Mr. Campbell supplemental retirement benefits payable in the form of a lump sum following the termination of his employment. If he had remained employed by 3M for at least ten years, the amount of this lump sum would have been the actuarially equivalent present value of an annuity payable for his lifetime commencing at age 60 and based on 45 percent of his highest average annual compensation (base salary plus profit sharing or annual incentive) over a four-year period. Since Mr. Campbell was employed by 3M for less than ten years, the amount of the lump sum and the lifetime annuity upon which the lump sum was based were prorated accordingly (proration reduced these amounts by a percentage determined by dividing the number ten less the number of years he was employed by 3M, 9.25, by the number ten). The amount of such benefits was reduced by the amount of his benefits under 3M's other pension plans and the pension plans of his prior employer. Since Mr. Campbell completed more than five years of employment with the Company, these supplemental retirement benefits were fully vested.

        2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George W. Buckley							107,426(13)	8,779,927
							50,590(14)	4,134,721
	183,522	0	87.350	5/9/2016
	165,909	0	84.780	5/8/2017
	170,268	0	77.180	5/13/2018
	192,695	96,349(1)	54.110	2/8/2019
	76,220	152,443(2)	78.720	2/7/2020
	0	213,759(3)	89.470	2/8/2021
					70,477(4)	5,760,085
					1,355(5)	110,744
					33,162(6)	2,710,330
					14,125(7)	1,154,436
David W. Meline							4,942(13)	403,910
							12,346(13)	1,009,039
							2,275(14)	185,396
							8,971(14)	733,200
	20,136	0	71.120	8/31/2018
	11,090	5,546(1)	54.110	2/8/2019
	5,354	10,711(2)	78.720	2/7/2020
	0	11,538(3)	89.470	2/8/2021
					4,159(4)	339,915
					1,694(6)	138,451
					6,173(8)	504,519
					1,095(7)	89,494
					3,835(4)	313,435
Patrick D. Campbell							26,106(13)	2,133,643
							7,095(14)	579,874
	23,609	0	91.900	5/13/2013
	14,438	0	61.850	5/13/2013
	64,873	0	84.400	5/9/2014
	71,185	0	76.800	5/8/2015
	73,000	0	87.350	5/9/2016
	45,393	0	84.780	5/8/2017
	51,468	0	77.180	5/13/2018
	54,309	27,155(1)	54.110	2/8/2019
	23,246	46,495(2)	78.720	2/7/2020
	0	57,191(3)	89.470	2/8/2021
					17,585(4)	1,437,222
					9,087(6)	742,681
					1,371(7)	112,052
					7,855(9)	641,989
Inge G. Thulin							18,800(13)	1,536,524
							8,499(14)	694,623
							8,931(14)	729,931
	14,691	0	64.500	5/14/2012
	3,643	0	97.210	5/14/2012
	6,990	0	86.800	5/13/2013
	20,288	0	97.210	5/13/2013
	56,114	0	84.400	5/9/2014
	67,975	0	76.800	5/8/2015
	52,000	0	87.350	5/9/2016
	45,758	0	84.780	5/8/2017
	50,792	0	77.180	5/13/2018
	39,722	19,862(1)	54.110	2/8/2019
	16,721	33,445(2)	78.720	2/7/2020
	0	43,560(3)	89.470	2/8/2021
					25,481(10)	2,082,562
					12,664(4)	1,035,029
					6,589(6)	538,519
					24(7)	1,962

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joaquin Delgado							18,800(13)	1,536,524
							8,499(14)	694,623
	16,762	0	84.400	5/9/2014
	11,418	0	76.800	5/8/2015
	11,370	0	87.350	5/9/2016
	7,736	0	84.780	5/8/2017
	8,440	0	77.180	5/13/2018
	9,119	4,561(1)	54.110	2/8/2019
	15,796	31,594(2)	78.720	2/7/2020
	0	43,106(3)	89.470	2/8/2021
					2,426(4)	198,277
					8,760(4)	715,955
					5,082(6)	415,352
					1,201(7)	98,158
					24,507(11)	2,002,957
Frederick J. Palensky							16,356(13)	1,336,776
							7,392(14)	604,148
	5,870	0	79.050	5/14/2012
	7,625	0	84.830	5/14/2012
	26,867	0	80.500	5/13/2013
	5,344	0	84.400	5/9/2014
	36,637	0	96.830	5/9/2014
	39,037	0	76.800	5/8/2015
	52,000	0	87.350	5/9/2016
	32,200	0	84.780	5/8/2017
	36,540	0	77.180	5/13/2018
	35,631	17,817(1)	54.110	2/8/2019
	13,736	27,475(2)	78.720	2/7/2020
	0	35,510(3)	89.470	2/8/2021
					11,542(4)	943,328
					4,925(6)	402,520
					1,410(7)	115,239
					10,937(12)	893,881

FOOTNOTES TO 2011 OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END TABLE

        (1)   These stock options vested in full on February 9, 2012.

        (2)   These stock options vested or will vest in installments of one-half on February 9, 2012, and February 9, 2013.

        (3)   These stock options vested or will vest in installments of one-third on each of February 8, 2012, February 8, 2013, and February 8, 2014.

        (4)   These restricted stock units vested in full on February 9, 2012.

        (5)   These restricted stock units vest in full on the earlier of December 31, 2012, or Mr. Buckley's last day of employment with the Company.

        (6)   These restricted stock units vested or will vest in installments of one-half on February 9, 2012, and February 9, 2013.

        (7)   These restricted stock units vest in full on January 2, 2014.

        (8)   These restricted stock units vest in full on September 1, 2013.

        (9)   These restricted stock units vest in full on April 1, 2013.

        (10) These restricted stock units vested in full on March 3, 2012.

        (11) These restricted stock units vest in full on September 1, 2016.

        (12) These restricted stock units vest in full on June 1, 2014.

        (13) The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2012, will not vest until December 31, 2012. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2013. In accordance with the SEC's regulations, the number of shares and the payout value for the performance shares granted in 2010 reflect the maximum potential payout under the formula for this grant since the Company's performance during the first two years of the three-year performance period has exceeded the target levels for this grant.

        (14) The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2013, will not vest until December 31, 2013. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2014. In accordance with the SEC's regulations, the number of shares and the payout value for the performance shares granted in 2011 reflect the target payout under the formula for this grant since the Company's performance during the first year of the three-year performance period has exceeded the threshold levels for this grant.

        2011 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George W. Buckley	166,750(1)	2,809,961	46,536(6)	4,147,611
David W. Meline	—	—	5,112(7)	426,872
Patrick D. Campbell	105,917(2)	2,827,307	11,705(8)	1,048,069
Inge G. Thulin	59,761(3)	1,415,947	8,356(9)	747,652
Joaquin Delgado	30,890(4)	959,720	5,629(10)	511,110
Frederick J. Palensky	73,484(5)	945,450	7,417(11)	663,611

FOOTNOTES TO 2011 OPTION EXERCISES
AND STOCK VESTED TABLE

        (1)   The stock options exercised by Mr. Buckley were granted on December 6, 2005, and had an exercise price of $78.15. Mr. Buckley did not retain any additional shares of 3M common stock as a result of these option exercises.

        (2)   The stock options exercised by Mr. Campbell were granted between February 1, 2002, and July 31, 2007, and had exercise prices between $55.975 and $89.650. Of this total number of options exercised, Mr. Campbell retained a total of 5,953 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (3)   The stock options exercised by Mr. Thulin were granted between May 8, 2001, and July 27, 2010, and had exercise prices between $58.625 and $86.800. Of this total number of options exercised, Mr. Thulin retained a total of 9,045 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (4)   The stock options exercised by Mr. Delgado were granted between May 14, 2002, and May 13, 2003, and had exercise prices between $61.850 and $64.500. Mr. Delgado did not retain any additional shares of 3M common stock as a result of these option exercises.

        (5)   The stock options exercised by Dr. Palensky were granted between May 11, 2004, and May 14, 2007, and had exercise prices between $79.050 and $84.830. Of this total number of options exercised, Dr. Palensky retained a total of 2,910 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (6)   These shares were acquired by Mr. Buckley upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan and performance shares granted to him under the Performance Unit Plan. Of this total number of shares, 595 were attributable to restricted stock units granted on February 9, 2009, 1,355 were attributable to restricted stock units granted on September 1, 2009 in performance of the Company's obligation to pay Mr. Buckley life insurance premiums under his now-expired employment agreement, 16,581 were attributable to restricted stock units granted on February 9, 2010, 358 were attributable to restricted stock units granted on March 15, 2011, and 27,647 were attributable to performance shares granted on February 10, 2008.

        (7)   These shares were acquired by Mr. Meline upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan and performance shares granted to him under the Performance Unit Plan. Of this total number of shares, 3,126 were attributable to restricted stock units granted on September 2, 2008, 847 were attributable to restricted stock units granted on February 9, 2010, and 1,139 were attributable to performance shares granted on September 2, 2008.

        (8)   These shares were acquired by Mr. Campbell upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan and performance shares granted to him under the Performance Unit Plan. Of this total number of shares, 4,543 were attributable to restricted stock units granted on February 9, 2010, 35 were attributable to restricted stock units granted on March 15, 2011, 199 were attributable to restricted stock units granted on April 1, 2011, and 6,928 were attributable to performance shares granted on February 10, 2008.

        (9)   These shares were acquired by Mr. Thulin upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan and performance shares granted to him under the Performance Unit Plan. Of this total number of shares, 3,294 were attributable to restricted stock units granted on February 9, 2010, 1 share was attributable to a restricted stock unit granted on March 15, 2011, and 5,061 were attributable to performance shares granted on February 10, 2008.

        (10) These shares were acquired by Mr. Delgado upon the vesting of restricted stock units granted to him under the 2005 Management Stock Ownership Program or the 2008 Long-Term Incentive Plan, and performance shares granted to him under the Performance Unit Plan. Of this total number of shares, 2,110 were attributable to restricted stock units granted on June 1, 2006, 2,540 were attributable to restricted stock units granted on February 9, 2010, and 979 were attributable to performance shares granted on February 10, 2008.

        (11) These shares were acquired by Dr. Palensky upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan and performance shares granted to him under the Performance Unit Plan. Of this total number of shares, 2,463 were attributable to restricted stock units granted on February 9, 2010, 36 were attributable to restricted stock units granted on March 15, 2011, and 4,918 were attributable to performance shares granted on February 10, 2008.

         PENSION BENEFITS

        The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company's defined benefit pension plans (including any supplemental arrangements pursuant to their employment agreements) determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012.

2011 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
George W. Buckley	Employee Retirement Income Plan	6	302,760	0
	Nonqualified Pension Plan	6	5,981,232	0
	Supplemental Retirement Plan	6	21,165,563	0
David W. Meline	Employee Retirement Income Plan	3	126,793	0
	Nonqualified Pension Plan	3	340,454	0
Patrick D. Campbell	Employee Retirement Income Plan	9	390,168	11,143
	Nonqualified Pension Plan	9	2,004,405	2,004,405
	Supplemental Retirement Plan	9	5,443,017	5,443,017
Inge G. Thulin	Employee Retirement Income Plan	32	1,363,065	0
	Nonqualified Pension Plan	32	4,859,101	0
Joaquin Delgado	Employee Retirement Income Plan	24	744,337	0
	Nonqualified Pension Plan	24	1,165,900	0
Frederick J. Palensky	Employee Retirement Income Plan	34	1,636,640	0
	Nonqualified Pension Plan	34	4,252,342	0

        The Employee Retirement Income Plan ("ERIP") is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. Of the Named Executive Officers, Mr. Thulin, Mr. Delgado, and Dr. Palensky participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Buckley, Mr. Meline, and Mr. Campbell participate under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary and annual incentive compensation.

        Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after

1942) and if the employee's age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942) the employee would receive a Social Security bridge payment until age 62. Mr. Thulin is eligible to retire with reduced early retirement benefits under the Portfolio I Plan, with the reduction being equal to 5 percent of the pension otherwise payable for each year that he retires prior to age 61. Dr. Palensky is eligible to retire with unreduced early retirement benefits.

        Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years of service under the Plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.

        As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee's earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equal the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and both Mr. Buckley and Mr. Meline elected to receive their benefits in the form of a life annuity.

        Mr. Buckley (prior to the expiration of his employment agreement on February 23, 2012) and Mr. Campbell (prior to the expiration of his employment agreement on May 1, 2011) also earned supplemental retirement benefits pursuant to their employment agreements with the Company. These supplemental benefits, which were negotiated at the time they agreed to leave their previous employers and join 3M, were designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation. These supplemental benefits are described in detail in the section titled "Additional Information Regarding the Employment Agreements of the Named Executive Officers" following the Grants of Plan-Based Awards Table.

  NONQUALIFIED DEFERRED COMPENSATION

        The following table reflects the participation during 2011 by the Named Executive Officers in three nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Excess Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary and the portion of their annual incentive compensation paid in cash. The Performance Awards Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the payout of their performance share or performance unit awards under the 2008 Long-Term Incentive Plan. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of base salary and annual incentive compensation. With the exception of deferrals of performance shares under the Performance Awards Deferred Compensation Plan, earnings are credited to the amounts deferred under all three plans based on the returns paid on the investment funds available to participants in 3M's qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant). Earnings are credited to the deferrals of performance shares under the Performance Awards Deferred Compensation Plan based on the return on shares of 3M common stock, including reinvested dividends.

2011 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
George W. Buckley
VIP Excess Plan	495,200	317,925	(23,115)	0	2,466,343
Performance	2,421,336	0	39,341	0	10,655,531
Awards Deferred
Compensation
Plan
David W. Meline
VIP Excess Plan	96,162	39,673	1,554	0	316,537
Deferred	483,140	0	9,447	0	1,259,017
Compensation
Excess Plan
Patrick D. Campbell
VIP Excess Plan	78,904	50,306	24,620	0	884,853
Inge G. Thulin
VIP Excess Plan	81,412	48,847	6,594	0	277,041
Joaquin Delgado
VIP Excess Plan	58,355	29,677	(1,297)	0	172,073
Frederick J. Palensky
VIP Excess Plan	70,787	36,071	6,678	0	266,864
Performance	0	0	63,956	0	2,188,027
Awards Deferred
Compensation
Plan

FOOTNOTES TO 2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

        (1)   With the exception of the amount contributed by Mr. Buckley to the Performance Awards Deferred Compensation Plan, and of the amounts contributed during 2011 by Mr. Meline, Mr. Delgado, and Dr. Palensky from the payouts of their annual incentive compensation earned during 2010, all amounts contributed by these individuals during 2011 have been included in the Summary Compensation Table as Salary or Non-Equity Incentive Plan Compensation earned in 2010 or 2011. The grant date fair value of the 2008 performance shares award that was deferred by Mr. Buckley upon its payout in 2011 was included in the Summary Compensation Table as a Stock Award in 2008. Since Mr. Meline, Mr. Delgado, and Dr. Palensky were not Named Executive Officers for 2009 or 2010, the Summary Compensation Table does not reflect any of their compensation from which these contributions were made during 2011.

        (2)   All amounts contributed by the Company on behalf of these individuals during 2011 are included in the "All Other Compensation" column of the Summary Compensation Table.

        (3)   None of these amounts are included in the Summary Compensation Table as compensation earned in 2011.

        (4)   Of the amounts reported in this column, $8,131,572 of Mr. Buckley's balance at the end of 2011, $195,008 of Mr. Campbell's balance at the end of 2011, and $135,066 of Mr. Thulin's balance at the end of 2011 were reported previously as compensation in the Company's Summary Compensation Table for prior years.

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company entered into a now-expired employment agreement with Mr. Buckley (and also with Mr. Campbell, prior to his retirement in May 2011) that would have required it to make payments to him in the event of the termination of his employment or change in control of the Company. In addition, many of the Company's executive compensation, benefit, and deferred compensation plans provide the Named Executive Officers with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The amounts payable to each of the Named Executive Officers in each situation is reflected in the following table, assuming that each individual's employment had terminated and/or a change in control of the Company had occurred on December 30, 2011. As of December 30, 2011, Mr. Buckley, Mr. Thulin, and Dr. Palensky were eligible to retire under the Company's pension plans. Mr. Campbell retired under such pension plans effective May 1, 2011.

2011 Potential Payments upon Termination or Change in Control Table
Name	Triggering Event	Cash Severance ($)(1)		Outstanding Performance Share Awards ($)(2)	Unvested RSUs ($)(3)	Unvested Options ($)(4)	Supplemental Pension ($)(5)		Life Insurance Proceeds ($)(6)	Total ($)
George W. Buckley	Resignation without Good Reason/Termination for Cause	0		0	0	0	27,449,555	(8)	0	27,449,555
	Resignation for Good Reason/Non-Cause Termination	9,059,247	(7)	0	0	0	27,449,555	(8)	0	36,508,802
	Change in Control	0		0	6,443,610	2,661,159	5,981,232		0	15,086,001
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	9,059,247	(7)	5,292,831	10,308,376	3,120,012	27,449,555	(8)	0	55,230,021
	Death	0		8,524,684	10,308,376	3,120,012	27,449,555		0	49,402,627
	Disability	0		0	10,308,376	3,120,012	27,449,555	(8)	0	40,877,943
	Retirement	0		12,914,648	10,308,376	3,120,012	27,449,555	(8)	0	53,792,591
David W. Meline	Resignation without Good Reason/Termination for Cause	0		0	0	0	467,247	(9)	0	467,247
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	467,247	(9)	0	467,247
	Change in Control	0		0	686,046	153,181	340,454		0	1,179,681
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		915,236	1,418,510	185,421	467,247	(9)	0	2,986,414
	Death	0		1,625,610	1,418,510	185,421	370,524		2,306,502	5,906,567
	Disability	0		0	1,418,510	185,421	467,247	(9)	0	2,071,178
Patrick D. Campbell	Retirement	0		2,713,517	3,046,207	889,971	7,837,590	(10)	3,164,324	17,651,609
Inge G. Thulin	Resignation without Good Reason/Termination for Cause	0		0	0	0	6,222,166	(11)	0	6,222,166
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	6,222,166	(11)	0	6,222,166
	Change in Control	0		0	3,198,438	548,588	4,859,101		0	8,606,127
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		1,101,520	3,738,919	649,257	6,222,166	(11)	0	11,711,862
	Death	0		2,192,816	3,738,919	649,257	3,569,366	(12)	2,090,655	12,241,013
	Disability	0		0	3,738,919	649,257	6,222,166	(11)	0	10,610,342
	Retirement	0		2,961,078	3,738,919	649,257	6,222,166	(11)	0	13,571,420
Joaquin Delgado	Resignation without Good Reason/Termination for Cause	0		0	0	0	1,910,237	(13)	0	1,910,237
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	1,910,237	(13)	0	1,910,237
	Change in Control	0		0	976,216	125,975	1,165,900		0	2,268,091
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		919,017	3,492,683	221,073	1,910,237	(13)	0	6,543,010
	Death	0		1,462,885	3,492,683	221,073	737,414	(14)	1,475,362	7,389,417
	Disability	0		0	3,492,683	221,073	1,910,237	(13)	0	5,623,993
Frederick J. Palensky	Resignation without Good Reason/Termination for Cause	0		0	0	0	5,888,982	(15)	0	5,888,982
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	5,888,982	(15)	0	5,888,982
	Change in Control	0		0	1,017,014	492,106	4,252,342		0	5,761,462
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		799,525	2,428,654	574,806	5,888,982	(15)	0	9,691,967
	Death	0		1,272,536	2,428,654	574,806	3,339,660	(16)	1,758,161	9,373,817
	Disability	0		0	2,428,654	574,806	5,888,982	(15)	0	8,892,442
	Retirement	0		1,940,924	2,428,654	574,806	5,888,982	(15)	0	10,833,366

FOOTNOTES TO 2011 POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL TABLE

        (1)   The amounts in this column reflect the amount of cash severance the Company would have been obligated to pay Mr. Buckley pursuant to his now-expired employment agreement, plus the value of the continued welfare benefits it would have been obligated to provide, as described below.

        (2)   The amounts in this column reflect the target value of performance share awards under the 2008 Long-Term Incentive Plan for which the three-year performance period has not been completed (adjusted to reflect the closing market price of 3M common stock on December 30, 2011), and which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the Plan.

        (3)   The amounts in this column reflect the value of unvested 3M restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program or the 2008 Long-Term Incentive Plan, as applicable. Share values are based on the closing market price of 3M common stock on December 30, 2011 ($81.73).

        (4)   The amounts in this column reflect the spread value on December 30, 2011, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program or the 2008 Long-Term Incentive Plan, as applicable. Spread values are based on the closing market price of 3M common stock on December 30, 2011 ($81.73).

        (5)   The amounts in this column reflect the present value of accumulated benefits under 3M's Employee Retirement Income Plan, 3M's Nonqualified Pension Plan, and/or the executive's supplemental retirement arrangement based on his employment agreement that would be paid to, or on behalf of, each individual upon the occurrence of the respective triggering events. For additional information regarding the terms of the Nonqualified Pension Plan or those individual supplemental retirement arrangements, see the explanation following the 2011 Pension Benefits Table and the summaries of these employment agreements in the section entitled "Additional Information Regarding the Employment Agreements of the Named Executive Officers," following the 2011 Grants of Plan-Based Awards Table. Except as noted, all of these amounts would be paid in the form of a single lump-sum cash payment.

        (6)   The amounts in this column reflect the life insurance proceeds that would be payable to each individual's beneficiary or beneficiaries pursuant to the universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (7)   Of this total, $9,030,000 would be paid in cash in the form of 24 equal monthly installments of $376,250 each. The remainder of this amount reflects the amounts the Company would need to pay or incur in order to provide continued medical ($21,861), dental ($2,766), life insurance ($4,080), and accidental death and disability insurance ($540) benefits for a 24-month period following the termination of Mr. Buckley's employment, as required by his employment agreement.

        (8)   This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Buckley (or over the lifetimes of Mr. Buckley and his designated beneficiary).

        (9)   This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Meline (or over the lifetimes of Mr. Meline and his designated beneficiary).

        (10) Of this total, $390,168 is being paid in the form of monthly annuity payments over the lifetime of Mr. Campbell.

        (11) Of this total, $1,363,065 would be paid in the form of monthly annuity payments over the lifetime of Mr. Thulin (or over the lifetimes of Mr. Thulin and his designated beneficiary).

        (12) Of this total, $683,548 would be paid in the form of monthly annuity payments over the lifetime of Mr. Thulin's surviving spouse.

        (13) Of this total, $744,337 would be paid in the form of monthly annuity payments over the lifetime of Mr. Delgado (or over the lifetimes of Mr. Delgado and his designated beneficiary).

        (14) Of this total, $220,764 would be paid in the form of monthly annuity payments over the lifetime of Mr. Delgado's surviving spouse.

        (15) Of this total, $1,636,640 would be paid in the form of monthly annuity payments over the lifetime of Dr. Palensky (or over the lifetimes of Dr. Palensky and his designated beneficiary).

        (16) Of this total, $868,211 would be paid in the form of monthly annuity payments over the lifetime of Dr. Palensky's surviving spouse.

Generally Available Compensation and Benefit Plans

        Each of 3M's Named Executive Officers is eligible to participate in and receive compensation or benefits under several plans of the Company that provide for certain payments or rights in the event of the death of the individual or a change in control of the Company. All of the Company's deferred compensation programs, the Deferred Compensation Excess Plan, the Performance Awards Deferred Compensation Plan, and the VIP Excess Plan, provide that the plans will terminate and pay out the account balances of all participants immediately following a change in control of the Company. The Nonqualified Pension Plan provides that, in the event of a change in control of the Company, the Plan will terminate and pay out the remaining accrued benefits of all participants in either an immediate lump-sum cash payment or through the purchase of annuity contracts designed to pay the pension benefits that would otherwise have been paid following the retirement of each participant. The Management Stock Ownership Program and the 2008 Long-Term Incentive Plan provide that all outstanding stock options, restricted stock, and restricted stock units with a grant date prior to February 9, 2010, will immediately vest in full upon a change in control of the Company. All of these plans define a change in control of the Company as an event that satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

        The amounts shown above for each of the Named Executive Officers do not include payments and benefits generally provided on a non-discriminatory basis to all similarly situated salaried employees of the Company upon the termination of their employment with the Company, including: (a) accrued salary; (b) annual incentive earned with respect to completed performance periods; (c) unused vacation benefits; (d) retiree welfare benefits provided to substantially all of the Company's U.S. employees, including retiree medical and dental benefits; (e) distributions of account balances under the Company's qualified 401(k) plan; and (f) distribution of account balances in 3M's nonqualified deferred compensation plans, as described in the 2011 Nonqualified Deferred Compensation Table.

George W. Buckley

        Mr. Buckley's now-expired employment agreement with the Company provided that in the event the Company had terminated his employment without Cause or if he had terminated his employment with Good Reason, he would have received: (a) cash severance equal to two times the sum of his annual base salary and target annual bonus payable in the form of 24 equal monthly installments (or in the form of an immediate lump sum, subject to a six-month delay if required under Section 409A of the Internal Revenue Code, if the termination occurred within two years following a Change of Control of the Company); (b) a pro rata portion of the annual bonus that he would otherwise have earned for the year in which his employment so terminated; and (c) continued welfare benefits for the period that cash severance benefits would have been payable. No severance benefits (other than accrued salary, bonus, and benefits) were payable in the event of the termination of Mr. Buckley's employment by the Company for Cause or by Mr. Buckley without Good Reason. In the event of the termination of Mr. Buckley's employment due to his death or disability, no severance benefits were payable (other than accrued salary, bonus, and benefits, including the supplemental retirement benefits provided under the agreement) other than a pro rata portion of the annual bonus he would otherwise have earned for the year in which his employment so terminated. If any payment or other benefit provided to Mr. Buckley pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Buckley would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, pro rata annual bonus, or supplemental retirement benefits, Mr. Buckley is required to sign and deliver to the Company a standard release of claims. In his employment agreement with the Company and as confirmed in the release of claims, Mr. Buckley agrees that for a period of two years following the termination of his employment he will: (1) neither employ nor seek to employ any employee of the Company or encourage them to leave the Company, and (2) neither acquire an ownership interest in or perform certain services for a competitor of the Company.

        For purposes of Mr. Buckley's now-expired employment agreement, Cause means any of the following: (i) his commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Buckley in the performance of his duties; (iv) willful and intentional failure by Mr. Buckley to materially comply with a specific, written direction of the Board of Directors that is consistent with normal business practice and not inconsistent with his responsibilities under such employment agreement; (v) a material violation of the Company's conflict of interest policy; (vi) a material violation of any Company policy that would be grounds for the immediate dismissal of any senior executive of the Company; or (vii) an order or determination of any court, administrative agency, or other entity that has the effect of prohibiting Mr. Buckley from performing his responsibilities under such employment agreement. For purposes of Mr. Buckley's now-expired employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company's material breach of his employment agreement; (ii) the Company's failure to assign his employment agreement to a successor of the Company or such successor's failure to explicitly assume and agree to be bound by such agreement; (iii) a requirement that Mr. Buckley be principally based at any office or location more than 30 miles from the Company's current headquarters in St. Paul, Minnesota; or (iv) upon or following a Change of Control of the Company, the failure to nominate and elect Mr. Buckley to serve as the Chief Executive Officer, Chairman of the Board, or most senior executive officer of the Company or its top-tier parent entity. For purposes of Mr. Buckley's now-expired employment agreement, a Change of Control of the Company means any of the following: (i) any person becomes the owner of 20 percent or more of the voting securities of the Company; (ii) the members of the Board of Directors of the Company as of December 6, 2005, and their approved successors fail to constitute at least 50 percent of the members of such Board of Directors; (iii) a merger, consolidation, or reorganization involving the Company if the beneficial owners of the Company's voting securities immediately before such transaction are not expected to own more than 50 percent of the voting power of such voting securities in the corporation resulting from such transaction; (iv) a plan or agreement for the sale or other disposition of substantially all of the assets of the Company (other than to an entity more than 50 percent owned by the Company or an entity more than 50 percent owned by the beneficial owners of the voting securities of the Company immediately before the sale or other disposition); or (v) approval of a plan of liquidation by the stockholders of the Company; provided, however, that for purposes of determining whether shares of 3M common stock or other remuneration are to be delivered to Mr. Buckley upon a Change of Control with respect to the restricted stock units or performance units granted to him pursuant to his employment agreement and for purposes of determining whether the cash severance described above shall be paid in a lump sum instead of installments on account of a termination of his employment without Cause or for Good Reason upon or prior to the second anniversary of a Change of Control, there shall not be a Change of Control unless the event that would otherwise constitute a Change of Control satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

        As described above, Mr. Buckley's employment agreement requires the Company to provide him with tax gross-up payments in the event that any payments or other benefits provided to him under his agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of a change in control of the Company. The purpose of such tax gross-up payments would be to give Mr. Buckley sufficient cash with which to pay such excise tax and the additional income and other taxes payable as a result of such payment. The Company does not intend to include such "excise tax gross-up payment" provisions in future employment agreements or arrangements it may establish with its executives. Mr. Thulin has no contractual right to excise tax gross-up payments, for example.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers (except that Robert S. Morrison served as interim Chairman of the Board and Chief Executive Officer from June 30, 2005, to December 6, 2005), or had any relationship otherwise requiring disclosure.

 AUDIT COMMITTEE REPORT

        The role of the Audit Committee includes assisting the Board of Directors in its oversight of the Company's financial reporting process. In performing this oversight function, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management, which has primary responsibility for the financial statements;

  •
  Discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

  •
  Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence, and has discussed with PwC its independence.

        Based upon the review and discussions described above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Herbert L. Henkel, Chair
Linda G. Alvarado
Michael L. Eskew
W. James Farrell

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm ("Independent Accounting Firm"). The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

        Before engagement of the Independent Accounting Firm for the next year's audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

        1.     Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, attest services, and consultation regarding financial accounting and/or reporting standards.

        2.     Audit related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the Independent Accounting Firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

        The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements for the years ended December 31, 2010 and 2011, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods (amounts in millions).

Audit and Non-Audit Fees ($ in millions)

	2010	2011
Audit Fees:(1)	$11.9	$12.6
Audit Related Fees:(2)	0.8	0.9
Tax Fees:(3)	1.0	0.7
All Other Fees:(4)	0.6	0.4

Total	$14.3	$14.6

        (1)   Audit fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

        (2)   Audit related fees consisted principally of agreed-upon procedures, financial due diligence, audits of employee benefit plans, internal control and system reviews, and other attest services.

        (3)   Tax fees consisted principally of tax compliance services.

        (4)   All other fees consisted principally of services related to enterprise resource planning systems.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M's Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal by November 21, 2012. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company) to: Gregg M. Larson, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000. Such proposals must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's Proxy Statement must comply with the requirements set forth in the Company's Bylaws, a copy of which is available at www.3M.com under Investor Relations — Corporate Governance. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder no earlier than the close of business on January 8, 2013, and no later than the close of business on February 7, 2013. The notice must contain the information required by our Bylaws.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year's Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON

Deputy General Counsel and Secretary

APPENDIX A
2012 AMENDED AND RESTATED GENERAL EMPLOYEES STOCK PURCHASE PLAN

SECTION 1 DEFINITIONS

For the purpose of this Plan:

        1.01.    Plan.    The term "Plan" shall mean the 2012 Amended and Restated General Employees Stock Purchase Plan, the terms and provisions of which are set forth herein.

        1.02.    Company.    The term "Company" shall mean 3M Company, a Delaware corporation.

        1.03.    Stock.    The term "Stock" shall mean the common stock of the Company, with a par value of $0.01 per share.

        1.04.    Participant.    The term "Participant" shall mean an employee who has authorized payroll deductions in the manner set forth in the Plan.

        1.05.    Current Compensation.    The term "Current Compensation" shall mean the actual gross earnings of each Participant for each pay period applicable to such Participant before any deductions have been made.

        1.06.    Regular Employee.    The term "Regular Employee" shall mean an individual recognized as such in the employment records and information systems of the Company or a Designated Company. Such term shall not include individuals recognized in the employment records and information systems of the Company or any Affiliate or Subsidiary as temporary employees, nor shall it include independent contractors or leased employees of the Company or any Affiliate or Subsidiary.

        1.07.    Effective Date.    The term "Effective Date" shall mean the date upon which this Plan becomes effective, determined in accordance with Section 12.01.

        1.08.    Code.    The term "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

        1.09.    Affiliate.    The term "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

        1.10.    Subsidiary.    The term "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in section 424(f) of the Code.

        1.11    Designated Company.    The term "Designated Company" shall mean such Affiliates or Subsidiaries as may be designated by the Board of Directors or the Committee from time to time as participating in the Plan.

        1.12.    Board of Directors.    The term "Board of Directors" shall mean the Board of Directors of 3M Company.

        1.13.    Committee.    The term "Committee" shall mean the Compensation Committee of the Board of Directors.

SECTION 2 ELIGIBLE EMPLOYEES

        Any Regular Employee of the Company or a Designated Company shall be eligible to participate in the Plan in the month following the month in which he or she has both (i) attained the age of 18, and (ii) completed two months of service with the Company or a Designated Company.

SECTION 3 ELECTION TO PARTICIPATE

        3.01.  An eligible employee may participate in the Plan only by voluntary payroll deductions from Current Compensation.

        3.02.  An eligible employee who elects to participate in this Plan shall complete the enrollment process established by the Plan's recordkeeper, which authorizes regular payroll deductions from the employee's Current Compensation beginning no later than the first pay period commencing in the month following their enrollment and continuing until the employee withdraws from the Plan or his or her option is terminated for any reason.

SECTION 4 GRANTING OF OPTION

        4.01.  Subject to the provisions of this Section 4, an option for as many shares of Stock as may be purchased with each Participant's account balance as of the last business day of each calendar month shall be granted to such Participant on the first trading day on the New York Stock Exchange of such month.

        4.02.  No Participant may be granted an option for more than 500 shares of Stock during any monthly offering period. In the event of a reclassification or stock split of the Stock, the foregoing number of shares shall be appropriately adjusted.

        4.03.  No Participant may be granted options which would permit his or her right to purchase Stock under the Plan to accrue at a rate which would exceed $25,000 of fair market value (determined at the time the option is granted) for each calendar year in which such options are outstanding at any time.

        4.04.  No Participant may be granted an option to purchase Stock under the Plan if such Participant, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power of all classes of stock of the Company.

SECTION 5 OPTION PRICE

        The option price for each share of Stock shall be eighty-five percent (85%) of the fair market value of such shares on the New York Stock Exchange on the date the option is granted, rounded up to the next higher even cent. The fair market value shall be the average of the high and low sales price for such shares on the New York Stock Exchange.

SECTION 6 PAYROLL DEDUCTIONS

        6.01.  A Participant may elect payroll deductions in whole percentages from three to ten percent of Current Compensation, subject to the limits set forth in Sections 4.02, 4.03 and 4.04 herein. No deductions shall commence prior to the granting of the option.

        6.02.  A Participant may at any time increase or reduce the amount of his or her payroll deduction within the limitations of Section 6.01 by updating his or her enrollment election with the Plan's recordkeeper. The change shall become effective as soon as it is administratively practical to update the payroll deduction record after receipt of the updated enrollment election by the Plan's recordkeeper.

        6.03.  Payroll deductions will be credited to each Participant's account hereunder on the last payroll day of each month as defined by the Participant's employer.

SECTION 7 PLAN ACCOUNT

        All funds withheld from a Participant's Current Compensation in accordance with his or her authorization shall be credited to the Participant's account hereunder. A Participant may not make any separate cash payment into his or her account hereunder.

SECTION 8 EXERCISE OF OPTIONS

        8.01.  On the last business day of each month during which a Participant has an account balance with enough funds to purchase at least one full share of Stock, the Participant's option shall automatically be exercised at the option price for such option. Any funds in a Participant's account that are not sufficient to purchase at least one full share of Stock on the last business day of a month shall remain in such account and be available to purchase shares of Stock in the succeeding month.

        8.02.  If on the exercise date the fair market value of a share of Stock on the New York Stock Exchange is lower than the Participant's option price, the option will be exercised at the fair market value of such shares on the New York Stock Exchange on the exercise date.

        8.03.  As soon as practicable after the exercise of a Participant's option, the shares purchased upon the exercise of such option will be credited to the Participant's account established with the Plan's recordkeeper.

SECTION 9 TERMINATION OF PARTICIPATION

        9.01.  A Participant who is participating through voluntary payroll deductions may at any time, by following the enrollment election update instructions of the Plan's recordkeeper, cease making any further payroll deductions. In such event, any balance remaining in the Participant's account shall be used to purchase additional shares of Stock in accordance with the provisions of Section 8.01.

        9.02.  Participation under the Plan shall automatically cease upon the date of a Participant's death or termination of employment for any reason, and the amount credited to the Participant's account (if any) shall be used to purchase additional shares of Stock in accordance with the provisions of Section 8.01; provided however, that if there are not enough funds in the Participant's account to purchase at least one full share of Stock, the amount credited to such account shall be refunded to the Participant.

        9.03.  Approved leave of absence shall not be deemed a termination of employment for purposes of Section 9.

SECTION 10 TRANSFERABILITY

        10.01.  The options granted under this Plan may not be assigned, transferred, pledged, or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, other disposition of the option, or levy of attachment or similar process upon the option shall be null and void and without effect. The option may be exercised only by the Participant.

        10.02.  The funds accumulated in a Participant's account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of the funds accumulated in such account shall be null and void and without effect.

SECTION 11 ISSUANCE AND SALE OF SHARES

        11.01.  Effective for shares purchased on or after January 1, 2005, a Participant may not sell or otherwise transfer the shares of Stock purchased upon the exercise of an option granted under this Plan during the one-year period following the date on which the option was exercised; provided, however, that this prohibition will not apply and such shares may be transferred or sold following the death of the Participant; and provided further, that such shares may be sold (subject to the provisions of Section 11.02) following the retirement or termination of employment of the Participant.

        11.02.  Effective for shares purchased on or after January 1, 2005, a Participant subject to U.S. income taxes may not sell or otherwise transfer the shares of Stock purchased upon the exercise of an option granted under this Plan, except for sales through the designated broker selected by the Company, during the one-year period following the first anniversary of the date on which the option was exercised; provided, however, that this prohibition will not apply and such shares may be transferred or sold following the death of the Participant.

        11.03  Any attempt by a Participant to sell or transfer shares of Stock at a time or in a manner that is inconsistent with the provisions of Sections 11.01 or 11.02 will be considered null and void and of no effect.

        11.04.  After the restrictions on sale or transfer of shares of Stock described in Sections 11.01 and 11.02 have expired or become inapplicable, a Participant may sell or transfer the shares of Stock purchased upon the exercise of options granted under this Plan.

        11.05.  The Company shall not be required to issue or deliver any certificate for Stock purchased upon the exercise of options granted hereunder (i) prior to the admission of such Stock to listing on any stock exchange on which Stock may at that time be listed or required to be listed, or (ii) prior to registration under the Securities Act of 1933, or registration under any state law or foreign laws, if such registration is required. The Company will use its best efforts to accomplish such listing or registration not later than a reasonable time following each exercise of such options, and delivery of Stock by the Company may be deferred until listing or registration is accomplished.

        11.06.  A Participant shall have no interest in the Stock covered by the options until the shares purchased in accordance with Section 8 are credited to the Participant's account.

SECTION 12 EFFECTIVE DATE AND AMENDMENT OR TERMINATION OF PLAN

        12.01.  The Plan became effective on July 1, 1997, following its approval by the stockholders of the Company. The Plan was amended and restated in 2012, subject to approval by the stockholders of the Company.

        12.02.  The Plan shall automatically terminate five years from the Effective Date unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of one year each.

        12.03.  The Board of Directors may at any time terminate or amend the Plan except that no amendment shall be made without prior approval of the stockholders which would (i) authorize the issuance of more than 60,000,000 unissued shares of Stock (after adjustment for stock splits), (ii) permit the issuance of Stock before payment thereof in full, (iii) increase the rate of payroll deductions above ten percent of Current Compensation, (iv) reduce the price per share at which the Stock may be sold, or (v) authorize the sale of more than an aggregate of 60,000,000 shares of Stock (after adjustment for stock splits).

        12.04.  Upon termination of the Plan, each Participant's option shall be exercised for the number of whole and fractional shares which can be purchased with the funds credited to the Participant's account on the date of termination.

SECTION 13 ADMINISTRATION

        The Plan shall be administered under the direction of the Committee. In administering the Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Plan to conform with the law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, it is necessary for the Committee to reserve the right to make variations in the provisions of the Plan, to make separate offerings under the Plan to Regular Employees of one or more Subsidiaries, to designate Subsidiaries and Affiliates as participating in the Non-423 Component (as defined in Section 21 below), and to determine any questions which may arise regarding interpretation and application of the Plan's provisions. The Committee may adopt one or more supplements or sub-plans under the Plan to implement these variations in the provisions of the Plan. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive.

SECTION 14 DELEGATION OF AUTHORITY

        To the extent permitted by Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under the Plan subject to such conditions or limitations as the Committee may establish. This shall include the authority to designate Affiliates and Subsidiaries as participating in the Plan, the authority to make separate offerings under the Plan, and the authority to designate Affiliates and Subsidiaries as participating in the Non-423 Component.

SECTION 15 STOCK DIVIDEND, STOCK SPLIT, REDUCTION IN SHARES, MERGER, OR CONSOLIDATION

        If a record date for a stock dividend, split, or reduction in the number of shares of Stock should occur during the option period, appropriate adjustments in numbers of shares and option prices shall be made to give effect thereto on an equitable basis.

        If the Company is merged into or consolidated with one or more corporations during the option period, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation, as the case may be.

SECTION 16 STOCK TO BE SOLD

        The aggregate number of shares of Stock which may be optioned and sold under the Plan shall not exceed 60,000,000 shares, all or any portion of which may be treasury shares, shares reacquired from time to time, or authorized but unissued shares. In the event of a reclassification or stock split of the Stock, the foregoing number of shares shall be appropriately adjusted.

SECTION 17 FUNDS IN PLAN ACCOUNT

        The funds deducted and retained from the Participants shall be accounted for in U.S. dollars and shall be remitted to the Company as directed by the Company. The funds in each Participant's account, after receipt by the Company, shall be under the direction of the Company and applied to the payment for Stock at the time the Participant's options are exercised.

        No interest will be accumulated or paid by the Company on funds held in the accounts of Participants.

SECTION 18 NOTICES

        Notices to the Committee shall be addressed as follows:

    Compensation Committee
    c/o 3M Secretary
    P. O. Box 33428
    St. Paul, MN 55133

SECTION 19 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

        Unless otherwise specifically determined by the Committee, the receipt by Participants of options under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of the Company or any Affiliate or Subsidiary, or under the severance pay law of any country. Further, the Company or any Affiliate or Subsidiary may adopt other compensation programs, plans, or arrangements as it deems appropriate or necessary.

SECTION 20 FUTURE RIGHTS

        No Participant shall have any rights under the Plan to be retained in the employ of the Company or any Affiliate or Subsidiary.

SECTION 21 CHARACTERIZATION OF PLAN

        The Plan includes two components: a Code section 423 component (the "423 Component") and a non-Code section 423 component (the "Non-423 Component"). It is the intention of the Company to have the 423 Component qualify as an "employee stock purchase plan" under section 423 of the Code (although the Company makes no undertaking or representation to maintain such qualification). The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of section 423 of the Code.

        In addition, the Plan authorizes the granting of options under the Non-423 Component that does not qualify as an "employee stock purchase plan" under section 423 of the Code. Such options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities law compliance or other objectives for Regular Employees of the respective Designated Companies. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

        For purposes of the 423 Component, only Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component. The Committee may provide that any Designated Company shall only be eligible to participate in the Non-423 Component.

SECTION 22 CODE SECTION 409A

        Options granted under the 423 Component are exempt from the application of section 409A of the Code. Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Options granted to U.S. taxpayers under the Non-423 Component shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under section 409A of the Code, including the requirement that the shares of Stock subject to an option be delivered within the short-term deferral period. In the case of a Participant who would otherwise be subject to section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

SECTION 23 TAX WITHHOLDING

        Prior to the purchase or sale of any shares of Stock obtained as a result of an option granted under the Plan, the Participant must pay, or make arrangements satisfactory to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by applicable law. The Company or any Subsidiary or Affiliate shall have the right to deduct applicable taxes from a Participant's account hereunder, from the proceeds of the sale of any shares obtained upon the exercise of an option granted hereunder, to withhold an appropriate number of shares of Stock for the payment of taxes required by law, or to take such other action as may be necessary in the opinion of the Company or such Subsidiary or Affiliate to satisfy all obligations for the withholding of such taxes.

SECTION 24 GOVERNING LAW

        The provisions of the Plan shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware.

APPENDIX B

(Including amendments
through February 2012)

3M 2008 LONG-TERM INCENTIVE PLAN

1.     Purposes.

        The purposes of this plan are to help 3M attract, retain and motivate outstanding employees to increase shareholder value by contributing to the long-term growth and success of its business; to more closely align the financial interests of these employees with those of 3M's other shareholders by linking a significant portion of their compensation to the performance of the Company and its stock price; to encourage employees to acquire an equity stake in the Company; to help 3M attract and retain well-qualified individuals to serve as nonemployee members of its Board of Directors; and to promote the alignment of interests of these nonemployee directors with those of 3M's other shareholders by providing all or a portion of their compensation for serving as directors in the form of 3M common stock.

        This plan is intended to replace and succeed the 2005 Management Stock Ownership Program, the 3M Performance Unit Plan, and the 1992 Directors Stock Ownership Program.

2.     Definitions.

(a)
"Affiliate" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest, as determined by the Committee.

(b)
"Award" means any Incentive Stock Option, Nonqualified Stock Option, Progressive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share or other Stock Award granted to a Participant under this Plan.

(c)
"Code" means the Internal Revenue Code of 1986, as amended.

(d)
"Committee" means the Compensation Committee of 3M's Board of Directors.

(e)
"Common Stock" means the common stock of 3M Company with a par value of $0.01 per share.

(f)
"Company" means 3M Company, a Delaware corporation.

(g)
"Disqualifying Termination" means a termination of a Participant's employment with the Company or an Affiliate due to (i) a material violation of any policy of the Company or such Affiliate, including, without limitation, any of the Company's Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or such Affiliate.

(h)
"Dividend Equivalents" means, on any dividend record date, that amount of cash or shares equal in value to the dividend payable on shares of Common Stock as declared by 3M's Board of Directors with respect to such dividend record date.

(i)
"Fair Market Value" means the closing price for a share of Common Stock as reported on the New York Stock Exchange Composite Transactions.

(j)
"Full Value Award" means any Award denominated or paid in shares of Common Stock other than an Option or Stock Appreciation Right.

(k)
"Grant Date" means the effective date of an Award granted to a Participant under this Plan.

(l)
"Incentive Stock Option" means an Option granted under this Plan which satisfies the requirements of section 422 of the Code and is so designated in the written or electronic documents evidencing such Option.

(m)
"Nonqualified Stock Option" means an Option granted under this Plan which is not an Incentive Stock Option.

(n)
"Option" means a Participant's right to purchase a specified number of shares of Common Stock at a specified price for a specified period of time.

(o)
"Participant" means an employee of the Company or an Affiliate whose participation in the Plan has been approved by the Committee, or a nonemployee member of 3M's Board of Directors.

(p)
"Performance Criteria" means such internal performance criteria for the Company or any business segment thereof as determined by the Committee with respect to each Performance Unit or Performance Share and may include any one or more of several criteria, such as, but not limited to, return on capital employed, return on assets or net assets, net sales, sales growth, sales or sales growth from new products, market share, cash flow or cash flow conversion, earnings per share, return on equity, stock price, gross margin or income, operating margin or income, total shareholder return, stockholders' equity, retained earnings, economic value added, economic profit (after-tax operating income, excluding non-recurring items, less the cost of capital), earnings before interest and taxes, EBITDA, operating income, improvements in certain asset or financial measures (including working capital, the ratio of sales to net working capital and the ratio of debt to equity or to EBITDA), reductions in certain asset or cost areas (including reductions in inventories or accounts receivable or reductions in laboratory, engineering, sales or administrative costs) or in debt, net income or variations of income criteria in varying time periods, adjusted net income, employee diversity, employee engagement or satisfaction, customer satisfaction, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria. The criteria may measure performance on the basis of either the amount of a particular item during the Performance Period or on increases or decreases in the amount of such item during the Performance Period. Such criteria shall include a target for payment of the Performance Unit or Performance Share at full face value and upper and lower limits for the measurement of payment to Participants.

(q)
"Performance Period" means a period of three years, unless determined otherwise by the Committee in its discretion, during which period or any portion thereof the Performance Criteria shall be measured for purposes of calculating the payment with respect to each Performance Unit or Performance Share.

(r)
"Performance Share" means the right of a Participant to receive a payment in the form of shares of Common Stock based upon the performance of the Company during a Performance Period as measured by the Performance Criteria approved by the Committee.

(s)
"Performance Unit" means the right of a Participant to receive a payment in cash or shares of Common Stock based upon the performance of the Company during a Performance Period as measured by the Performance Criteria approved by the Committee.

(t)
"Plan" means this 3M 2008 Long-Term Incentive Plan.

(u)
"Predecessor Plan" means the 1997 Management Stock Ownership Program, the 2002 Management Stock Ownership Program, and the 2005 Management Stock Ownership Program.

(v)
"Progressive Stock Option" means a Nonqualified Stock Option granted to a Participant under this Plan upon the exercise of a nonqualified stock option granted under the 1997 or the 2002 Management Stock Ownership Programs where such Participant makes payment for all or part of the purchase price and withholding taxes in shares of Common Stock.

(w)
"Restricted Period" means that period of time determined by the Committee during which a Participant shall not be permitted to sell or transfer shares of Restricted Stock granted under this Plan, and during which a Participant's interest in Restricted Stock Units or Restricted Stock granted under this Plan remains subject to forfeiture. Unless otherwise determined by the Committee, any time-based Restricted Period shall be at least three years.

(x)
"Restricted Stock" means shares of Common Stock granted to a Participant under the Plan subject to certain restrictions during the Restricted Period established by the Committee.

(y)
"Restricted Stock Unit" means the right of a Participant to receive an amount of cash or Common Stock based on the Fair Market Value of a specified number of shares of Common Stock following a Restricted Stock Period, subject to such terms and conditions as the Committee may establish.

(z)
"Retires" or "Retirement" means the termination of a Participant's employment with the Company or an Affiliate after attaining age 55 with at least five years of employment service.

(aa)
"Stock Appreciation Right" means a Participant's right to receive an amount of cash or shares of Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such number of shares of Common Stock on the Grant Date.

(bb)
"Stock Award" means any award of Common Stock under the Plan and may include Restricted Stock awards or other awards of Common Stock as determined appropriate by the Committee.

3.     Eligibility.

        The Committee will have the exclusive power and authority (except as it may delegate such power and authority as permitted herein) to select the executives and other employees of the Company and its Affiliates who may participate in this Plan by receiving Awards made hereunder. All nonemployee members of the 3M Board of Directors shall also be eligible to participate in and receive Awards made hereunder.

4.     Shares Available for Awards.

        Unless otherwise authorized by the Company's stockholders, the total number of shares of Common Stock that may be issued or delivered pursuant to Awards granted under this Plan will be 100,000,000. Of this total, no more than 100,000,000 may be issued or delivered upon the exercise of Incentive Stock Options. The necessary shares shall be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs.

        The following rules shall apply for the purpose of determining the number of shares of Common Stock remaining available for issuance under the Plan:

        (a)   If an Award is denominated in a fixed number of shares of Common Stock on the Grant Date, the number of shares covered by such Award (as in the case of an Option or Restricted Stock grant) or to which such Award relates (as in the case of a Stock Appreciation Right) will be counted on the Grant Date against the total number of shares available for issuance or delivery under the Plan. If an Award is not denominated in a fixed number of shares of Common Stock on the Grant Date (but is potentially payable in such shares or the final number of shares is not determined until the completion of a Performance Period), only the number of shares of Common Stock actually issued or delivered as a result of such Award, if any, shall be counted against the total number of shares available for issuance or delivery under the Plan.

        (b)   Notwithstanding the provisions of Section 4(a) above, each Full Value Award will be counted against the total number of shares available for issuance or delivery under the Plan according to the following table:

Grant Date of Full Value Award	Number of Shares Counted Against the Total Shares Available for Each Share Covered by the Full Value Award
May 13, 2008 — May 10, 2010	3.38
May 11, 2010 — May 7, 2012	2.87
On or after May 8, 2012	3.50

        (c)   When an Award granted under this Plan and denominated in shares of Common Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of such shares, or is settled in cash or consideration other than shares of Common Stock, then the shares of Common Stock previously counted against the total number of shares available for issuance or delivery under the Plan on account of such Award (or portion thereof) will again be made available for issuance hereunder. When an award granted under a Predecessor Plan and denominated in shares of Common Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of such shares, or is settled in cash or consideration other than shares of Common Stock, then the shares of Common Stock previously counted against the total number of shares available for issuance or delivery under such Predecessor Plan on account of such Award (or portion thereof) will be added to the total number of shares available for issuance or delivery under this Plan. Notwithstanding the rest of this Section 4(c), the following shares of Common Stock will not be added to the total number of shares available or be made available again for issuance under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right; (ii) shares delivered to or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an award; and (iii) shares repurchased on the open market with the proceeds from the payment of the exercise price of an option.

        (d)   Any shares of Common Stock related to Awards granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or any Affiliate combines, shall not be counted against the total number of shares available for issuance or delivery under the Plan.

5.     Terms of Awards.

        The Committee shall determine the type or types of Awards to be granted to each Participant, which shall be evidenced by such written or electronic documents as the Committee shall authorize; provided, however, that nonemployee members of the 3M Board of Directors shall not be eligible to receive Incentive Stock Options, Progressive Stock Options, Performance Units or Performance Shares. The following types of Awards may be granted under this Plan:

        (a)   Incentive Stock Options — Incentive Stock Options granted hereunder shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Incentive Stock Options granted hereunder shall become exercisable at such time as shall be established by the Committee and reflected in the documents evidencing such Options, and unless sooner terminated shall expire on the tenth anniversary of the Grant Date.

        (b)   Nonqualified Stock Options — Nonqualified Stock Options granted hereunder shall have an exercise price equal to no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Nonqualified Stock Options granted hereunder shall become exercisable and shall expire at such time or times as shall be established by the Committee and reflected in the documents evidencing such Options; provided, however, that no Nonqualified Stock Option shall expire later than ten years after the Grant Date (except that the Committee may extend the exercise period for Nonqualified Stock Options granted to Participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such Participants under the laws of such country).

        (c)   Progressive Stock Options — Whenever a Participant exercises a nonqualified stock option granted under the 1997 or 2002 Management Stock Ownership Program and makes payment of all or part of the purchase price and withholding taxes, if any, in Common Stock, the Committee may in its discretion grant such Participant a Progressive Stock Option. The number of shares subject to such Progressive Stock Option shall be equal to the number of shares of Common Stock utilized by the Participant to effect payment of the exercise price and withholding taxes, if any, for such nonqualified stock option. Each Progressive Stock Option granted hereunder shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of exercise of the nonqualified stock option, which shall be the Grant Date of such Progressive Stock Option. Each Progressive Stock Option granted hereunder shall be exercisable six months after the Grant Date, and shall expire at the same time the nonqualified stock option exercised by the Participant would have expired.

        (d)   Stock Appreciation Rights — The term of a Stock Appreciation Right shall be fixed by the Committee and set forth in the documents evidencing such right, but no Stock Appreciation Right shall be exercisable more than ten years after the Grant Date. Each Stock Appreciation Right shall become exercisable at the time or times determined by the Committee and set forth in the documents evidencing such right. Each Stock Appreciation Right granted hereunder shall have a grant price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.

        (e)   Restricted Stock — At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional terms and conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any terms or conditions for the lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. During the Restricted Period the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and receive dividend payments, except that the following restrictions shall apply: (i) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other terms and conditions prescribed by the Committee, if any; and (ii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a regular full-time employee of the Company or an Affiliate until the expiration or termination of the Restricted Period and the satisfaction of the other terms and conditions prescribed by the Committee, if any. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may determine, in its discretion, including, without limitation, book-entry registration or issuance of one or more stock certificates bearing an appropriate legend recognizing the terms, conditions and restrictions applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Company without further action by the Participant.

        (f)    Restricted Stock Units — At the time a grant of Restricted Stock Units is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional terms and conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of such Restricted Stock Units. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any terms or conditions for the lapse of restrictions with respect to all or any portion of the Restricted Stock Units. During the Restricted Period the Participant will not have the rights and privileges of a stockholder as to such Restricted Stock Units, including the right to vote and receive dividend payments with respect to the shares of Common Stock corresponding to such Restricted Stock Units; provided, however, that at the sole discretion of the Committee, Dividend Equivalents may be either currently paid in cash or shares or withheld by the Company for the Participant's account and either maintained in cash to be paid upon the expiration of the Restricted Period or reinvested in additional Restricted Stock Units. Each grant of Restricted Stock Units shall be subject to the following restrictions: (i) the Participant shall not be entitled to the payment of cash or the delivery of the shares of Common Stock corresponding to such Restricted Stock Units until the expiration or termination of the Restricted Period and the satisfaction of any other terms and conditions prescribed by the Committee, if any; (ii) none of the Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of at any time; and (iii) all of the Restricted Stock Units and any deferred Dividend Equivalents shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company upon the termination of the Participant's employment with the Company or an Affiliate prior to the end of the Restricted Period for any reason other than Retirement, total disability or death; provided, however, that if the Committee so decides and the documents evidencing an Award of Restricted Stock Units so provide, the preceding exception allowing such Restricted Stock Units to vest following the Participant's Retirement shall not apply so that such Restricted Stock Units and any deferred Dividend Equivalents will be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company upon the Retirement of such Participant prior to the end of the Restricted Period.

        (g)   Other Stock Awards — The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants or Restricted Stock Units, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Plan or any other employee benefit or compensation plan of the Company, including the plan of any acquired entity. If the Committee shall stipulate terms and conditions with respect to such Stock Awards, the terms and conditions will be set forth in the documents evidencing the Award. If the terms and conditions with respect to any Stock Award shall require the surrender or forfeiture of other grants or rights under this Plan or any other employee benefit or compensation plan of the Company, then the Participant shall not have any rights under such Stock Award until the grants or rights exchanged have been fully and effectively surrendered or forfeited.

        (h)   Performance Units and Performance Shares — At the time it approves each grant of Performance Units or Performance Shares, the Committee shall determine the number of Performance Units or Performance Shares granted to each Participant, the proration, if any, of such Performance Units or Performance Shares if the Participant retires prior to the completion of the relevant Performance Period, the commencement and expiration of the relevant Performance Period, and the Performance Criteria by which the payment value of the Performance Units or Performance Shares will be determined. Payment of each Performance Unit and Performance Share shall occur no later than the March 15 of the year immediately following the completion of the respective Performance Period, unless a Participant shall have made an effective election to defer the receipt of such payment pursuant to the terms of an applicable deferred compensation plan and all applicable laws. The amount payable with respect to each Performance Unit and Performance Share shall be contingent upon the attainment of the Performance Criteria selected by the Committee during the respective Performance Period, and upon the continued employment of the Participant throughout such Performance Period (or upon the Participant's Retirement prior to the end of such Performance Period).

6.     Payment of Awards.

        Payment of Awards may be in the form of cash, shares of Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. The Committee may permit or require the deferral of any Award payment, subject to such terms, rules and conditions as the Committee may establish, which may include provisions for the payment or crediting of interest or

Dividend Equivalents; provided, however, that the Committee shall not have any authority to permit or require the deferral of any Award payment to the extent that the exercise of such authority would cause any excise tax to become due under section 409A of the Code.

        No shares of Common Stock shall be issued to any Participant upon the exercise of an Option granted under this Plan until full payment of the exercise price has been made to the Company and the Participant has remitted to the Company the required withholding taxes, if any. Payment of the exercise price and withholding taxes, if any, may be made in whole or in part in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the day the Participant exercises the Option or, as regards a withholding tax, on the date when the tax obligation becomes due. A Participant need not surrender shares of already owned Common Stock as payment, and the Company may, upon the giving of satisfactory evidence of ownership of such shares by the Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the exercise price and any required withholding taxes. Such form of evidence shall be determined by the Committee in its discretion.

        In no event will the Company be required to deliver any fractional share of Common Stock in connection with any Award. In the event that a Participant shall be entitled to receive a fraction of a share of Common Stock in connection with an Award granted under the Plan, the Company shall pay in cash, in lieu thereof, the Fair Market Value of such fractional share.

7.     Termination of Awards.

        If a Participant's employment with the Company or an Affiliate is terminated for any reason other than (i) a Disqualifying Termination, (ii) Retirement, (iii) a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, (iv) a physical or mental disability as recognized under a benefit plan maintained by the Participant's employer, or (v) death, and prior to the date of termination the Participant has not fully exercised an Option or Stock Appreciation Right granted under this Plan, such Participant may exercise the Option or Stock Appreciation Right within ninety (90) days following the date of termination (but not beyond the expiration date of such Option or Right) for the number of shares which the Participant could have purchased or received a payment on the date of termination. At the conclusion of such ninety-day period (with respect to the Participant's Options and Stock Appreciation Rights, and at the time of termination with respect to any other Awards), participation hereunder shall cease and all of the Participant's Awards granted under this Plan shall be automatically forfeited unless the documents evidencing such Awards provide otherwise.

        If a Participant Retires, terminates employment with the Company or an Affiliate and in connection with such termination the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Participant's employer, without having fully exercised an Option or Stock Appreciation Right, the Participant shall be entitled, within the remaining term of the Option or Stock Appreciation Right (but not beyond the expiration date of such Option or Right), to exercise such Option or Stock Appreciation Right (provided, however, that in the event of a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, the additional time to exercise Options and Stock Appreciation Rights shall apply only to those Options and Stock Appreciation Rights which have vested prior to the date of termination of employment). If a Participant who has thus Retired dies, without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant's death) may be exercised within two years after the date of his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

        If a Participant, prior to Retirement, dies without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant's death) may be exercised within two years following his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

        Notwithstanding the rest of this Section 7, if a Participant's employment with the Company or an Affiliate is terminated before he or she has fully exercised an Option or Stock Appreciation Right under circumstances which the Committee believes to warrant special consideration and the Committee has determined that the Participant's rights should not be forfeited at the time or times specified above, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of termination) may be exercised within two years following his or her termination of employment (but not beyond the expiration date of such Option or Right).

        If a Participant dies, either prior to or following Retirement, or becomes "disabled" within the meaning of section 409A(a)(2)(C) of the Code, and has not yet received the stock certificate for the shares of Common Stock represented by a grant of Restricted Stock, Restricted Stock Units or other Stock Award, then all restrictions imposed during the Restricted Period and any other terms and conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be upon the Participant's demonstration to the satisfaction of the Committee that such Participant is considered "disabled" for purposes of section 409A(a)(2)(C) of the Code.

        If a Participant Retires or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Participant's employer prior to the payment date for an Award of Performance Shares or Performance Units, such Retirement or change in status shall not affect any rights of the Participant with respect to such Performance Shares or Performance Units; provided, however, that the Committee may provide for the proration of the Performance Shares or Performance Units granted to a Participant who Retires prior to the completion of the Performance Period for such Performance Shares or Performance Units.

        If a Participant dies without having received payment of any Performance Shares or Performance Units granted under this Plan, payment of such Shares or Units shall be made no later than March 15 of the year following the year in which the Participant died to such Participant's surviving beneficiary or beneficiaries or, if there shall be no such surviving beneficiaries, to such Participant's estate in the following manner:

  (i)
  If the Participant dies after the expiration of a Performance Period for such Performance Shares or Performance Units, the payment shall be at the same rate as that paid to other Participants who survive until the payment date; and

  (ii)
  If the Participant dies before the expiration of a Performance Period for such Performance Shares or Performance Units, the amount of payment shall be at the lesser of:

    •
    the face or target value of each outstanding Performance Share or Performance Unit for which payment has not been made; or

    •
    any other amount approved, in its discretion, by the Committee.

        If a Participant's employment with the Company or an Affiliate is terminated due to a Disqualifying Termination, participation hereunder shall cease and all of the Participant's Awards granted under this Plan shall be automatically forfeited.

        Participation hereunder shall cease and all rights under the Plan with respect to Restricted Stock or other Stock Awards granted to a Participant who has been participating in this Plan as a nonemployee member of the 3M Board of Directors are automatically forfeited by the Participant upon the date of termination of his or her membership on the 3M Board of Directors for any reason other than: (i) retirement, (ii) physical or mental disability as determined by the Committee, or (iii) death.

8.     Limits on Awards.

        No Participant shall be granted Options and Stock Appreciation Rights under this Plan with respect to more than 1,000,000 shares of Common Stock in any calendar year. No Participant shall receive cash, vested shares of Common Stock or other property as a result of Awards granted under this Plan, other than Options and Stock Appreciation Rights, having a value exceeding $30,000,000 in any calendar year.

9.     Plan Administration.

        This Plan will be administered by the Committee, which shall have full power and authority to select the Participants, interpret the Plan, continue, accelerate or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Its power and authority shall include, but not be limited to, making any amendments to or modifications of the Plan which may be required or necessary to make such Plan comply with the provisions of any laws or regulations of any country or unit thereof in which the Company or any Affiliate operates. To do so, the Committee may establish different terms and conditions for Awards made to Participants who live in or are subject to taxation in one or more countries other than the United States in order to accommodate the tax or other relevant laws of such countries. The Committee may adopt one or more supplements or sub-plans under the Plan to implement these different terms and conditions. Except for adjustments made in accordance with Section 11, no Option or Stock Appreciation Right granted under this Plan may be repriced to reduce the exercise or grant price of any outstanding Option or Stock Appreciation Right, nor may an outstanding Option or Stock Appreciation Right granted under this Plan be cancelled in exchange for cash, another Award, or an Option or Stock Appreciation Right with an exercise or grant price that is less than the exercise or grant price of the cancelled Option or Stock Appreciation Right, without the prior approval of the Company's stockholders.

10.  Delegation of Authority.

        To the extent permitted by Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under this Plan subject to such conditions or limitations as the Committee may establish; provided, however, that no officer shall have or obtain the authority to grant Awards to (i) himself or herself, (ii) nonemployee members of the 3M Board of Directors, or (iii) any person subject to section 16 of the Securities Exchange Act of 1934.

11.  Adjustments.

        In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionately: (a) the number of shares of Common Stock (i) available for issuance or delivery under this Plan in accordance with Section 4, (ii) for which Awards may be granted to a single Participant in accordance with Section 8, and (iii) subject to outstanding Awards granted under this Plan; (b) the exercise prices of outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments in the number or kind of shares and the exercise prices, Fair Market Value and other price determinations of the affected Awards as the Committee shall, in its sole discretion, determine are equitable, shall be made and shall be effective and binding for all purposes of such outstanding Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to assume outstanding employee awards or issue replacement Awards to affected employees, whether or not in a transaction to which section 424(a) of the Code applies, and to make such adjustments in the terms of such awards as it shall deem appropriate in order to maintain reasonable comparability or equitable treatment between the assumed awards and the Awards granted under this Plan as so adjusted.

12.  Withholding.

        Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements satisfactory to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law. The Company or any Affiliate shall have the right to deduct applicable taxes from any Award payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, or to take such other action as may be necessary in the opinion of the Company or such Affiliate to satisfy all obligations for the withholding of such taxes.

13.  Transferability.

        Except as permitted in this Section 13, no Award granted under this Plan may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 7), pledged, or hypothecated (whether by operation of law or otherwise). Awards granted under this Plan shall not be subject to execution, attachment, or similar process. The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this Plan to (i) the spouse, former spouse, children or grandchildren of such Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 7 (by will or the laws of descent and distribution). The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options. Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events causing termination of Awards in accordance with Section 7 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.

14.  Validity.

        In the event any provision of this Plan should be determined to be illegal or invalid for any reason, it shall not affect the remaining provisions of the Plan which shall remain in effect as if the illegal or invalid provision had never been included herein.

15.  Governing Law.

        The provisions of this Plan shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware.

16.  Effective Date, Term, Amendment and Termination of the Plan.

        This Plan will become effective on the date it is approved by the requisite vote of the stockholders of 3M Company, and shall expire (unless it is terminated before then) on the tenth anniversary of such effective date. Such expiration shall not adversely affect Awards granted under this Plan prior to such expiration date. The Board of Directors may at any time amend or terminate this Plan, except that no amendment or termination shall adversely affect Awards granted under this Plan prior to the effective date of such amendment or termination; provided, however, that no amendment shall be made without the prior approval of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote on such amendment which would (i) increase the aggregate number of shares of Common Stock available for issuance or delivery under this Plan in accordance with Section 4 (except for adjustments made in accordance with Section 11), (ii) permit the granting of Awards with purchase prices lower than those specified in Section 5, or (iii) be a material amendment for which stockholder approval is required by applicable law, regulation or stock exchange rule.

17.  Change in Control.

        For purposes of this Section 17, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

        (a)   "Person" shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

        (b)   "Affiliates and Associates" shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

        (c)   "Act" means the Securities Exchange Act of 1934.

        (d)   "Continuing Directors" shall have the meaning assigned to such term in Article Thirteenth of the Restated Certificate of Incorporation of 3M Company.

        (e)   "Cause" means (i) a material violation of any policy of the Company or the Affiliate employing the Participant, including, without limitation, any of the Company's Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or the Affiliate employing the Participant.

        (f)    "Good Reason" means (i) a material diminution in the Participant's position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a material diminution in the Participant's base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which the Participant is required to perform services for the Company or the Affiliate employing such Participant.

        Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights with a Grant Date prior to February 9, 2010 shall (i) become immediately exercisable in full for the remainder of their respective terms upon the occurrence of a Change in Control of the Company, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date. Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date prior to February 9, 2010, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control.

        Notwithstanding any other provision of this Plan to the contrary, if a Participant's employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then all of such Participant's outstanding Options and Stock Appreciation Rights with a Grant Date of February 9, 2010 or later shall become immediately exercisable in full for the remainder of their respective terms and shall remain exercisable in full for a minimum of six months following the date of such termination or resignation; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date. Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted

Stock, Restricted Stock Units or other Stock Awards with a Grant Date of February 9, 2010 or later, shall automatically lapse, expire and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the termination without Cause of the Participant's employment with the Company or an Affiliate or the Participant's resignation for Good Reason within eighteen months following a Change in Control of the Company.

        Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and remain exercisable in full for a minimum period of six months following a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Options and Rights for at least such six-month period; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date. Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Restricted Stock, Restricted Stock Units and other Stock Awards.

        Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control of the Company each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to the respective Participants the value of all outstanding Performance Shares and Performance Units granted under this Plan with a Grant Date prior to February 9, 2010, as determined in accordance with the following rules:

  (w)
  With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the Change in Control and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

    •
    the value of such Performance Shares or Performance Units computed as if the Company's performance during the remainder of the Performance Period following the Change in Control equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the Change in Control;

    •
    the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the Change in Control occurs; or

    •
    any other amount approved, in its discretion, by the Committee.

  (x)
  With respect to those Performance Shares or Performance Units for which the Performance Period has been completed at the time of a Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

        Notwithstanding any other provision of this Plan to the contrary, if a Participant's employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then with respect to such Participant each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to such Participant the value of all outstanding Performance

Shares and Performance Units granted under this Plan with a Grant Date of February 9, 2010 or later, as determined in accordance with the following rules:

  (y)
  With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Participant's termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the termination or resignation and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

    •
    the value of such Performance Shares or Performance Units computed as if the Company's performance during the remainder of the Performance Period following the termination or resignation equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the termination or resignation;

    •
    the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the termination or resignation occurs; or

    •
    any other amount approved, in its discretion, by the Committee.

  (z)
  With respect to those Performance Shares or Performance Units for which the Performance Period has been completed by the time of the Participant's termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

        For purposes of this Section 17, a Change in Control of the Company shall be deemed to have occurred only if a "change in the ownership" or a "change in effective control" and/or a "change in the ownership of a substantial portion of the assets" of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under section 409A of the Code.

        The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 17, or in connection with any income tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to the payments made pursuant to this Section 17, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being frivolous or otherwise improper under applicable court rules. The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant's receipt of payments pursuant to this Section 17. Payment of these legal and accounting fees and expenses, as well as these tax and financial planning fees and expenses, shall be made as soon as administratively feasible, but no later than two and one-half months following the end of the Participant's taxable year in which these fees and expenses have been incurred.

18.  Miscellaneous.

        (a)   Nothing in this Plan or the fact that a person has received or become eligible to receive Awards hereunder shall be deemed to give such person any right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline or terminate the employment of such person at any time for any reason whatsoever. No person shall have any claim or right to receive Awards under this Plan, except as provided in accordance with the provisions of this Plan and as approved by the Committee. Unless otherwise specifically determined by the Committee, neither the Awards themselves nor the payments received with respect to such Awards granted under this Plan will be deemed a part of any Participant's compensation for purposes of determining such Participant's payments or benefits under any benefit plan or severance program of the Company or any Affiliate or under the severance pay law of any country.

        (b)   This Plan will be unfunded. The Company does not intend to create any trust or separate fund in connection with the Plan. The Company shall not have any obligation to set aside funds or segregate assets to ensure the payment of any Award. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award under this Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (c)   Prior to the payment or settlement of any Award, the Participant must pay or make arrangements satisfactory to the Company and its Affiliates for the payment of any and all tax withholding that in the opinion of the Company and its Affiliates is required by law. The Company and its Affiliates shall have the right to deduct from any Award or any payment due on account of any Award granted under this Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such Award or payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, and to take such other action as may be necessary in the opinion of the Company and its Affiliates to satisfy all obligations for the withholding and payment of such taxes.

        (d)   The provisions of this Plan and the documents evidencing Awards granted under this Plan shall be construed and interpreted according to the laws of the State of Delaware.

        (e)   In case any provision of this Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, and the remainder of the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

        (f)    To the extent permitted by the Committee, each Participant shall have the right at any time to designate any person, persons or entity as the beneficiary or beneficiaries to whom payment of the Participant's outstanding Awards shall be made in the event of the Participant's death. Any designation filed under the Plan may be revoked or changed by written instrument so signed and filed prior to the Participant's death. If a Participant designates more than one beneficiary to receive such Participant's outstanding Awards and any beneficiary shall predecease the Participant, the Company shall pay the deceased beneficiary's share to the surviving beneficiary or beneficiaries proportionately, as the portion designated by the Participant for each bears to the total portion designated for all surviving beneficiaries.

        (g)   This Plan is intended to comply and shall be administered in a manner that is intended to comply with the requirements of Section 409A of the Code (including the Treasury Department guidance and regulations issued thereunder), and shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award document, payment, transaction or any other action or arrangement contemplated by the provisions of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award document, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award documents will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

        (h)   Although the Company and its Affiliates may endeavor to structure an Award or payment hereunder so that it (i) qualifies for favorable U.S. or foreign tax treatment, or (ii) avoids adverse tax treatment, neither the Company nor any Affiliate makes any representation to that effect and expressly disavows any commitment or obligation to maintain favorable or avoid unfavorable tax treatment for any Participant.

Attendance Card

3M

Annual Meeting
of Stockholders

May 8, 2012
RiverCentre
175 West Kellogg Blvd.
St. Paul, Minnesota 55102

This is your ticket to the 2012 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 9:00 a.m. with refreshments. The meeting starts at 10:00 a.m. **PLEASE NOTE THAT THE 3M STORE, LUNCH, GIFT BAGS, AND PRODUCT DISPLAYS ARE NO LONGER PART OF THE MEETING.**

The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.

Since parking space is limited, you are urged to consider carpooling or public transportation.

Attendance Card

3M

Annual Meeting
of Stockholders

May 8, 2012
RiverCentre
175 West Kellogg Blvd.
St. Paul, Minnesota 55102

This is your ticket to the 2012 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 9:00 a.m. with refreshments. The meeting starts at 10:00 a.m. **PLEASE NOTE THAT THE 3M STORE, LUNCH, GIFT BAGS, AND PRODUCT DISPLAYS ARE NO LONGER PART OF THE MEETING.**

The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.

Since parking space is limited, you are urged to consider carpooling or public transportation.

This Proxy Statement is printed with soy ink on recycled paper

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Daylight Time on May 7, 2012*. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 7, 2012*. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 7, 2012*. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. *Up until 10:59 p.m. Central Daylight Time on May 3, 2012, for participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan. 3M CENTER BLDG. 220-9E-02 ST. PAUL, MN 55144-1000 M40412-P18959 3M COMPANY The Board of Directors recommends you vote FOR the following proposals 1, 2, 3, 4, and 5: Vote on Directors 1. To elect ten members to the Board of Directors, each for a term of one year. Abstain For Against Nominees: ! ! ! 1a. Linda G. Alvarado For Abstain Against ! ! ! ! ! ! 1b. Vance D. Coffman 1i. Inge G. Thulin ! ! ! ! ! ! 1j. Robert J. Ulrich 1c. Michael L. Eskew ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm. 1d. W. James Farrell ! ! ! ! ! ! 3. Advisory approval of executive compensation. 1e. Herbert L. Henkel 4. To approve the 2012 Amended and Restated General Employees Stock Purchase Plan. ! ! ! ! ! ! 1f. Edward M. Liddy ! ! ! ! ! ! 1g. Robert S. Morrison 5. To approve the amended 2008 Long-Term Incentive Plan. The Board of Directors recommends you vote AGAINST the following proposals 6, 7, and 8: ! ! ! 1h. Aulana L. Peters ! ! ! ! For address changes and/or comments, please check this box and write them on the back where indicated. 6. Stockholder proposal on lobbying. 7. Stockholder proposal to prohibit political spending from corporate treasury funds. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! 8. Stockholder proposal on independent board chairman. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 8, 2012, 10:00 a.m. Central Daylight Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M40413-P18959 3M COMPANY The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 8, 2012. The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) George W. Buckley, David W. Meline, Gregg M. Larson, and Inge G. Thulin or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2012 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN: In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants in the VIP may instruct State Street (as VIP trustee) how to vote a proportionate number of the allocated shares for which no instructions are received by following the same instructions. If no instructions are provided or if this card is not received on or before May 3, 2012, shares held in the respective accounts in the Savings Plan will be voted by the trustee as directed by any one of the named proxies designated above. If no instructions are provided or if this card is not received on or before May 3, 2012, shares held in the respective accounts in the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in the VIP accounts. Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and must be signed and dated on the other side)